Exhibit 10.1
CONFIDENTIAL
FINAL
COLLABORATION AGREEMENT
by and between
UCYCLYD PHARMA, INC.
and
HYPERION THERAPEUTICS, INC.
dated
August 23, 2007

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 1 DEFINITIONS	1
ARTICLE 2 PROMOTION AND DEVELOPMENT ACTIVITIES DURING THE DEVELOPMENT TERM	11
2.1 Promotion of Marketed Products During the Development Term	11
2.1.1 Promotion Rights and License	11
2.1.2 Promotion Plan	12
2.1.3 Promotion Activities	13
2.1.4 Supply and Distribution of the Marketed Products	15
2.1.5 Expansion of Promotion Territory	18
2.1.6 Exclusion or Prohibition Affecting Sales of Marketed Product	19
2.2 Research and Development during the Development Term	19
2.2.1 R&D Rights with Respect to Development Products	19
2.2.2 R&D Rights Outside of the Development Field	20
2.2.3 R&D Rights Outside of the United States	20
2.2.4 Development Plan	20
2.2.5 Research and Development Diligence	21
2.2.6 Transition of Development and Regulatory Program to Hyperion	22
2.2.7 Development Costs	22
2.2.8 Information Exchange	23
2.2.9 Approval of **** Prior to Closing	23
2.2.10 Termination Based on Failure to File NDA	24
2.2.11 Supply of Development Products during Development Term	26
2.2.12 Visit of Facilities	27
2.3 Use of Contractors	27
2.3.1 Right to Engage Subcontractors	27
2.3.2 Subcontracting Agreements	28
2.3.3 Replacement of Subcontractors	28
ARTICLE 3 RIGHTS TO PURCHASE ASSETS	29
3.1 Purchase Rights	29
3.2 Purchase Price	29
3.3 Closing	30

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(continued)

3.3.1 Account for Purchase Payment	30
3.3.2 Closing	30
3.3.3 Delay of Closing Date	31
3.3.4 HSR Act Clearance	31
3.4 Transition at Closing	32
3.4.1 Regulatory Filings and Clinical Data	32
3.4.2 Inventories	32
3.4.3 Technology Transfer	32
3.4.4 Post-Closing Application of Corporate Integrity Agreement	32
3.4.5 Accounts Receivables	33
ARTICLE 4 RIGHTS AND OBLIGATIONS OF THE PARTIES AFTER CLOSING	33
4.1 Rights to Commercialize Product	33
4.1.1 Exclusive Commercialization Rights	33
4.1.2 Commercial Diligence	34
4.1.3 Commercialization Efforts Reporting	34
4.1.4 Pricing, Pricing Approvals and Product Distribution	34
4.1.5 Sales and Inventory	34
4.1.6 Labeling and Promotional Materials	34
4.2 Rights to Develop Products	34
4.2.1 Continued Rights under the Development and Regulatory Program	34
4.2.2 Rights to Develop Products for Other Indications Worldwide	34
ARTICLE 5 REGULATORY AND COMPLIANCE MATTERS	35
5.1 General Compliance	35
5.2 Compliance Program	37
5.3 Screening Requirements	38
5.4 Regulatory Filings and Approvals	39
5.4.1 Marketed Products	39
5.4.2 Development and Regulatory Program	39
5.5 Labeling and Promotional Materials	41

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(continued)

5.6 Adverse Events and Safety Reporting	43
5.7 Communication with Governmental Authorities or Regulatory Agencies	43
5.8 Complaints; Medical Inquiries; Product Information Requests	44
5.9 Regulatory Information	44
5.10 Recalls or Other Corrective Action	45
5.11 Compliance Deficiencies	46
ARTICLE 6 GOVERNANCE	48
6.1 Cooperation	48
6.2 Joint Steering Committee	49
6.2.1 Establishment of the Joint Steering Committee	49
6.2.2 Responsibilities of the Joint Steering Committee	49
6.2.3 Meetings of the Joint Steering Committee	50
6.3 Responsibilities of the Chairperson	51
6.4 Reports to the Joint Steering Committees	51
6.4.1 By Hyperion	51
6.4.2 By Ucyclyd	52
6.5 Minutes	52
6.6 Expenses	52
6.7 Voting	52
6.8 Replacement of Personnel	52
6.9 Delegation	53
ARTICLE 7 PAYMENT TERMS AND OBLIGATIONS	53
7.1 Upfront Payments	53
7.2 Regulatory Milestone Payments	53
7.3 Promotion Commission	53
7.4 Other Ongoing Payments	53
7.5 Assumed Payment Obligations	53
7.6 No Reduction for Generic Equivalents	53
7.7 Promotional, Development, Regulatory and Other Costs and Expenses	53
7.8 Payment Procedure	54

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(continued)

7.9 Currency Conversion	55
7.10 Taxes	55
7.11 Continuing Payment Obligations	55
7.12 Late Payments	55
7.13 No Additional Payment	56
7.14 Financial Audit and Record-Keeping Requirements	56
7.15 Set-Off Rights	56
ARTICLE 8 INTELLECTUAL PROPERTY	56
8.1 Ownership Rights of Intellectual Property	56
8.1.1 Pre-Closing	56
8.1.2 On and Following Closing	58
8.2 Licenses	59
8.2.1 Product Technology and Developed Technology	59
8.3 Licensed Marks, Hyperion Marks, Domain Names and 1-888 Phone Number	61
8.3.1 During the Term	61
8.3.2 On and Following the Term	62
8.3.3 New Trademark Filings	62
8.3.4 Use of Hyperion Marks and Licensed Marks	62
8.3.5 Domain Names and 1-888 Phone Number	63
8.4 No Liens	63
8.5 Co-Exclusive Rights	63
ARTICLE 9 PATENTS AND LICENSED MARKS	64
9.1 Patent Prosecution and Maintenance	64
9.1.1 Hyperion’s Rights Pre-Closing	64
9.1.2 Ucyclyd’s Rights	64
9.2 Enforcement	66
9.2.1 Pre-Closing	66
9.2.2 Post-Closing	66
9.2.3 Settlements	67

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(continued)

9.3 Prosecution and Maintenance of Licensed Marks and Domain Names	67
9.4 Enforcement of Licensed Marks	67
9.5 USPTO Inter Partes Proceedings for Licensed Marks	68
9.6 No Contest	68
9.6.1 For Patents	68
9.6.2 For Licensed Marks and Hyperion Marks	69
ARTICLE 10 REPRESENTATIONS AND WARRANTIES	70
10.1 Mutual Representations and Warranties	70
10.2 Additional Representations of Ucyclyd	70
10.3 Additional Representations and Warranties of Hyperion	72
10.4 Obligation to Update Representations and Warranties	72
10.5 Limitation of Warranties	73
ARTICLE 11 ADDITIONAL COVENANTS	74
11.1 Non-Competition	74
11.1.1 By Hyperion	74
11.1.2 By Ucyclyd	74
11.2 Brusilow License Agreement	74
11.3 No Solicitation	74
11.4 Delivery of Financial Statements	75
11.5 Hyperion’s Financial Resources	75
11.6 Material Adverse Changes	77
11.7 Confidentiality of Hyperion’s Financial Information	77
ARTICLE 12 TERM AND TERMINATION	77
12.1 Term	77
12.2 Termination Rights	77
12.3 Effect of Termination or Expiration	79
12.4 No Prejudice to Rights	79
12.5 Survival	79
ARTICLE 13 CONFIDENTIALITY AND NONDISCLOSURE	79
13.1 Confidential Information	79

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(continued)

13.2 Confidentiality Obligation	80
13.3 Exceptions	80
13.4 Authorized Disclosure	80
13.5 Survival	81
ARTICLE 14 INDEMNIFICATION, INSURANCE AND LIMITATION ON LIABILITY	81
14.1 Third Party Claims	81
14.2 Indemnification	81
14.2.1 Indemnification by Ucyclyd	81
14.2.2 Indemnification by Hyperion	83
14.3 Procedures for Indemnification	85
14.3.1 General	85
14.3.2 Defense Assumed	85
14.3.3 Defense Declined	85
14.3.4 Settlement of Claims	85
14.3.5 Contributory Negligence; Right of Contribution	86
14.4 Insurance	86
14.4.1 Ucyclyd’s Insurance Obligations	86
14.4.2 Hyperion’s Insurance Obligations	86
14.5 Insurance Proceeds	87
14.6 Limitation on Liability	87
ARTICLE 15 DISPUTE RESOLUTION	87
15.1 Governing Law	87
15.2 Dispute Resolution Procedure	88
15.3 Waiver of Jury Trial	89
15.4 Continued Performance	89
ARTICLE 16 MISCELLANEOUS	90
16.1 Relationship of the Parties	90
16.2 Force Majeure	90
16.3 Counterparts	91

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL
FINAL

(continued)

16.4 Notices	91
16.5 Further Actions	92
16.6 Performance by Affiliates	92
16.7 Amendment	93
16.8 Severability	93
16.9 Publicity	93
16.10 Third Party Beneficiaries	94
16.11 Headings	94
16.12 Construction	94
16.13 No Waiver of Rights	95
16.14 Assignment	96
16.15 Entire Agreement	99

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-vii-

SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1	Index of Defined Terms

Schedule 1.30	Distribution Agreements

Schedule 1.31	Domain Names

Schedule 1.48	Hyperion Marks

Schedule 1.57	Licensed Marks

Schedule 1.60	Manufacturing Agreements

Schedule 2.1.2(a)	Requirements for Promotion Plans

Schedule 2.2.4	Development Plan

Schedule 2.2.6(a)	Close Out Activities

Schedule 2.2.6(b)	R&D Agreements

Schedule 2.2.6(c)	Pending R&D Agreements

Schedule 5.2(b)	Audit and Record Keeping Requirements

Schedule 6.2.1	Executive Steering Committee

Schedule 7	Payment Obligations

Schedule 10.2	Ucyclyd Disclosure Schedule

Schedule 11.3	Ucyclyd Employees

Schedule 11.5	Hyperion’s Financial Resources

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-viii-

EXHIBITS

Exhibit 1-A	Brusilow Original Agreement

Exhibit 1-B	Brusilow Amendment

Exhibit 2	Corporate Integrity Agreement

Exhibit 3	R&D Sublicense Agreement

Exhibit 4	Bill of Sale

Exhibit 5	Technology Assignment Agreement

Exhibit 6	Assignment and Assumption Agreement

Exhibit 7	Licensed Marks Assignment

Exhibit 8	Summar Agreement

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-ix-

     This COLLABORATION AGREEMENT is entered into this 23rd day of August 2007 (“Effective Date”), by and between UCYCLYD PHARMA, INC., a Maryland corporation, with its principal place of business at 8125 North Hayden Road, Scottsdale, AZ 85258-2463 (hereinafter referred to as “Ucyclyd”) and HYPERION THERAPEUTICS, INC., a Delaware corporation, with its principal place of business at 847 Sansome Street, 3rd Floor, San Francisco, CA 94111 (hereinafter referred to as “Hyperion”). Ucyclyd and Hyperion are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, Ucyclyd promotes, markets, and sells the pharmaceutical products commonly known in the United States as Buphenyl® and Ammonul®;
     WHEREAS, Ucyclyd is engaged in the research and development of: (a) the product currently referred to as GT4P for use in the treatments of urea cycle disorder and hepatic encephalopathies; and (b) Ammonul for use in the treatment of hepatic encephalopathies;
     WHEREAS, Ucyclyd considered several proposals from prospective bidders and, based on the experience, understanding and unique capabilities of Hyperion and the financial commitments from Hyperion and its investors, Ucyclyd selected Hyperion to promote Buphenyl® and Ammonul® in the United States and to continue with the ongoing research and development of GT4P for the treatments of urea cycle disorder and hepatic encephalopathies and Ammonul for hepatic encephalopathies, and Hyperion desires to obtain such rights from Ucyclyd; and
     WHEREAS, Ucyclyd desires to grant rights to Hyperion, exercisable in the future, to purchase certain worldwide rights to develop and commercialize Buphenyl®, Ammonul® and GT4P, and Hyperion desires to obtain such rights from Ucyclyd.
     NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, both Parties to the Agreement agree as follows:
ARTICLE 1
DEFINITIONS
     Capitalized terms used in the Agreement shall have the meanings ascribed to them in the body of the Agreement and in the attached Schedules, Exhibits, Attachments, Addenda and other documents attached hereto or as defined below. Schedule 1 (Index of Defined Terms) contains an index of terms that are defined in the body of the Agreement or in the attached Schedules, Exhibits, Attachments, Addenda and other documents attached hereto or thereto.
     1.1 “Affiliate” means, with respect to a Party, any person, corporation, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with such Party. For purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.
     1.2 “Agreement” means this Collaboration Agreement by and between the Parties, including all Schedules, Exhibits, Attachments, Addenda and other documents attached hereto or thereto or otherwise incorporated by reference, including the Purchase Transaction Documents when such Purchase Transaction Documents become effective in accordance with the Agreement or their respective terms.
     1.3 “Ammonul” means the pharmaceutical product marketed by Ucyclyd in the Promotion Territory pursuant to NDA 20-645 and any supplements thereto.
     1.4 “Ammonul HE” means any products containing sodium phenylacetate and sodium benzoate (including any salts, analogs, metabolites, prodrugs and other physical forms or derivatives of sodium phenylacetate or sodium benzoate) and all Improvements thereto.
     1.5 “Assets” means: (a): (i) the NDAs and INDs, as applicable, for the Products, (ii) any NDAs resulting from Regulatory Approval of a Development Product in the Development Field under the Agreement, and (iii) any Regulatory Approvals for the Products in the Development Field or the On-Market Field (as the case may be) outside the United States, in each case together with all material documentation as reasonably determined by Ucyclyd and to the extent not already transferred to Hyperion pursuant to Section 5.4.2 (Development and Regulatory Program);
     (b) all Inventory;
     (c) the Developed Technology (including all of Ucyclyd’s and its Affiliates’ rights and interests in and to the Developed Patents);
     (d) the Product Technology (including all of Ucyclyd’s and its Affiliates’ rights and interests in and to the Product Patents);
     (e) the Assigned Agreements; and
     (f) any and all other assets identified in the Bill of Sale.
     1.6 “Assigned Agreements” means, to the extent any of the following are in effect as of the Closing and are assignable to Hyperion: (a) all Distribution Agreements; (b) all Manufacturing Agreements except for any such agreements to which **** (defined herein) is a party; and (c) the Brusilow License Agreement and the Summar Agreement.
     1.7 “Brusilow Amendment” that certain Settlement Agreement and First Amendment dated August 21, 2007, a copy of which is attached hereto as Exhibit 1-B (Brusilow License Agreement)
     1.8 “Brusilow Intellectual Property” means the Licensed Know-How and the Patent Rights as those terms are defined in the Brusilow License Agreement.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.9 “Brusilow License Agreement” means, collectively, the Brusilow Original Agreement and the Brusilow Amendment.
     1.10 “Brusilow Original Agreement” means that certain License Agreement, dated April 16, 1999, among Dr. Saul Brusilow, Brusilow Enterprises LLC, and Ucyclyd (as successor in interest to Medicis Pharmaceutical Corporation (“Medicis”)), a copy of which is attached hereto as Exhibit 1-A (Brusilow License Agreement).
     1.11 “Buphenyl” means Buphenyl Powder and Buphenyl Tablets.
     1.12 “Buphenyl Powder” means the pharmaceutical product marketed by Ucyclyd in the Promotion Territory pursuant to NDA 20-573 and any supplements thereto.
     1.13 “Buphenyl Tablets” means the pharmaceutical products marketed by Ucyclyd in the Promotion Territory pursuant to NDA 20-572 and any supplements thereto.
     1.14 “Business Day” means a day on which banks are open for business in the State of Arizona.
     1.15 “Change in Control” means: (a) any merger, consolidation, business combination or sale of shares of stock other than in a direct issuance of shares of stock by Hyperion for fair value, that, if completed, will result in the stockholders of Hyperion prior to such transaction not having voting control of the surviving entity immediately after the transaction such that they, acting in concert with one another, could not elect a majority of the board of directors of the surviving entity; or (b) the sale, transfer, exchange or other disposition of all or substantially all of Hyperion’s assets or business relating to this Agreement (whether alone or in connection with a sale, transfer, exchange or other disposition of other assets or businesses of Hyperion). Notwithstanding the foregoing, Change in Control shall not include a financing transaction, either in the form of a private equity financing or public offering.
     1.16 “Closing Date” means the date on which the Closing occurs in accordance with Section 3.3 (Closing) of the Agreement.
     1.17 “cGMP” means: (a) all principles and guidelines of Current Good Manufacturing Practices (including any applicable guidance documents that have been issued (or may be issued in the future) by the FDA), as defined from time to time under the Act, as codified in 21 C.F.R. Parts 210, 211, et seq. and being currently utilized within the pharmaceutical industry to manufacture the applicable type of Product(s); and (b) the ICH guide Q7a “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients” as applied to investigational drugs (Section 19) and being currently utilized within the pharmaceutical industry to manufacture the applicable type of Product(s).
     1.18 “Commercialization”, “Commercialize” or “Commercialized” means all activities that are undertaken for a particular Product that relate to the commercial marketing and sale of such Product including pre-commercialization, advertising, education, planning, marketing, promotion, distribution, market and product support studies and Phase IV Trials.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.19 “Commercially Reasonable Efforts” means efforts and resources normally used by a company in the specialty pharmaceutical industry for a product owned by such company or to which it has rights, which is of similar market potential at a similar stage in its research and development or Commercialization, as the case may be, proprietary positioning or product life and taking into account its relative importance to that particular company. Without limiting the generality of the foregoing, with respect to the research and development of GT4P, Commercially Reasonable Efforts means, at a minimum, the level of effort required under the Brusilow License Agreement.
     1.20 “Developed Know-How” means: (a) any and all technical, scientific, regulatory, clinical, medical, marketing, sales, financial and business information and data, know-how, formulations, trade secrets, techniques, processes, ideas, concepts, designs, original works of authorship, enhancements, derivative works, adaptations, discoveries and unpatented inventions developed, conceived, reduced to practice, originated, prepared, learned, generated, obtained or made by or on behalf of a Party or its Affiliates on and after the Effective Date and relating to the Products or arising out of the Agreement, including all Development Plans, Development Reports, preclinical and clinical data, analytical and quality control data, stability data, studies and procedures, marketing studies, Promotional Materials, customer lists, distribution sources and any records described in Schedule 5.2(b) (Audit and Record-Keeping Requirements); (b) any and all Improvements relating to any of the foregoing; and (c) any and all intellectual property rights in or to any of the foregoing. Developed Know-How does not include any of Manufacturing Know-How, Product Know-How and Licensed Know-How. For the avoidance of doubt, Improvements to any of the Products, Product Technology or the Brusilow Intellectual Property, in either case made by or on behalf of either Party on and after the Effective Date, shall be considered Developed Know-How. For clarity, intellectual property that Hyperion demonstrates was independently developed or acquired by or on behalf of Hyperion shall not be included in Developed Know-How.
     1.21 “Developed Patents” means any and all Patents arising out of the Developed Know-How.
     1.22 “Developed Technology” means Developed Know-How and Developed Patents.
     1.23 “Development and Regulatory Program” means the development activities (such as chemistry, manufacturing, and controls (“CMC”), pharmacology and toxicology work and clinical trials in preparation for Commercialization) with respect to any Development Product in order to obtain or maintain Regulatory Approvals in the Development Territory for use in the applicable Development Field.
     1.24 “Development Field” means: (a) with respect to GT4P, the treatment of UCD, HE and other forms of Hyperammonemia (individually or collectively) in humans; and (b) with respect to Ammonul HE, the treatment of HE in humans.
     1.25 “Development Plan” means the plan prepared by Hyperion pursuant to Section 2.2.4 (Development Plan) as amended from time to time during the Development Term in accordance with Section 2.2.4 (Development Plan).

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.26 “Development Product INDs” means: (a) with respect to Ammonul HE, IND 73-415; (b) with respect to GT4P for the treatment of UCD in humans, IND 73-480; and (c) any IND submitted to the FDA with respect to GT4P. For the avoidance of doubt, as of the Effective Date, except as set forth in subsection (b), no other IND has been submitted by Ucyclyd or approved by the FDA with respect to GT4P.
     1.27 “Development Products” means, collectively: (a) GT4P; and (b) Ammonul HE.
     1.28 “Development Term” means the period commencing on the Effective Date and unless earlier terminated in accordance with the Agreement, ending on the Closing Date.
     1.29 “Development Territory” means the United States of America and all of its territories and possessions and subject to Section 2.2.3 (R&D Rights Outside of the Development Territory), those countries outside the United States approved by the JSC.
     1.30 “Distribution Agreements” means the agreements identified on Schedule 1.30 (Distribution Agreements).
     1.31 “Domain Names” means the domain names set forth on Schedule 1.31 (Domain Names).
     1.32 “Excluded Person” means an Ineligible Person or a Person on an Exclusion List.
     1.33 “Exclusion List(s)” mean the then-current: (a) HHS/OIG List of Excluded Individuals/Entities (available through the Internet at http://www.oig.hhs.gov); (b) General Services Administration’s List of Parties Excluded from Federal Programs (available through the Internet at http://www.epls.gov); and (c) FDA Debarment List (available through the Internet at http://www.fda.gov/ora/compliance_ref/debar/).
     1.34 “Exclusivity Agreement” means that certain letter agreement by and between Ucyclyd and Hyperion dated March 14, 2007 and effective as of March 20, 2007, and as amended pursuant to that certain letter amendment dated June 8, 2007.
     1.35 “Executive Sponsors” means: (a) with respect to Hyperion, Hyperion’s Chief Executive Officer (or a designee); and (b) with respect to Ucyclyd, Executive Vice President of Product Development of Medicis (or a designee).
     1.36 “Existing Confidentiality Agreement” means the confidentiality agreement between Hyperion and Ucyclyd dated January 5, 2007.
     1.37 “FAC” means the internal review committee of Ucyclyd and its Affiliates for the review of promotional, training, marketing, sales and other related materials, including any successor thereto.
     1.38 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.39 “Financial Commitments” means the financial resources and commitments reflected in Section 11.5 (Hyperion’s Financial Resources) and Schedule 11.5 (Hyperion’s Financial Resources) and the documents referenced therein.
     1.40 “GAAP” means generally accepted accounting principles in effect in the United States at the applicable time. GAAP shall be applied by the Parties in a consistent manner.
     1.41 “Generic Equivalent” means, regardless of whether a product is considered generic, branded, private-labeled or otherwise, a product that: (a) contains the same active ingredient(s) as a Product; (b) is identical in strength, dosage form, and route of administration to such Product; and (c) is a Therapeutic Equivalent to such Product.
     1.42 “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of: (a) any government of any country; or (b) a federal, state, province, county, city or other political subdivision thereof.
     1.43 “GT4P” means any products containing glyceryl tri-(4phenylbutyrate) (including any analogs, metabolites, prodrugs, salts, isomers, enantiomers and other physical forms and derivatives thereof) and all Improvements thereto.
     1.44 “GT4P Approval Date” means the date of the written notification from the FDA approving the NDA for GT4P for the treatment of UCD or HE.
     1.45 “HE” means hepatic encephalopathy or hepatic encephalopathies.
     1.46 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. § 18a), and the rules and regulations promulgated thereunder.
     1.47 “Hyperammonemia” means any clinically significant change in blood ammonia concentration, which includes, in any case, each of UCD and HE.
     1.48 “Hyperion Marks” means the trademarks as set forth on Schedule 1.48 (Hyperion Marks), as may be amended by Hyperion from time to time.
     1.49 “Hyperion Personnel” means: (a) any individual that has an ownership interest of five percent (5%) or more of Hyperion; (b) all officers, directors, and employees of Hyperion; and (c) those employees of Hyperion’s contractors, subcontractors, representatives and agents who perform research, development, marketing, sales, pricing, promotion or government contracts on behalf of Hyperion, but excluding any preclinical researchers or clinical investigators. Notwithstanding the foregoing, with respect to an individual under subsection (a) that (i) acquires such ownership interest through public trading and (ii) who is considered Hyperion Personnel solely under subsection (a), Hyperion shall use **** to obtain such individual’s compliance with those obligations under this Agreement that are applicable to Hyperion Personnel and if Hyperion has used **** but has failed to obtain compliance with those obligations under the Agreement, Hyperion will **** of such obligations.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.50 “Improvements” means any and all improvements, modifications, replacements or refinements, whether or not patentable, that may be conceived, made, generated, developed or reduced to practice by or on behalf of a Party or its Affiliates including modifications in size, package forms, dosage form or strength, methods for applying, methods for delivering or changes in excipients or actives.
     1.51 “IND” means an investigational new drug application submitted by a sponsor to the FDA, or to the extent applicable outside the United States, any other similar application submitted to the appropriate Regulatory Agency in a country or group of countries other than the United States, and any supplements or amendments to any of the foregoing.
     1.52 “Ineligible Person” means a Person who: (a) is currently excluded, debarred, suspended, or otherwise ineligible to participate in the Federal health care programs or in Federal procurement or non-procurement programs; (b) has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible; or (c) is listed on an Exclusion List.
     1.53 “Inventory” or “Inventories” means the raw materials for, components of, works in progress of, firm orders for, inventory in transit of and inventory of the Products, including both clinical and commercial supply, that meet all relevant specifications and were manufactured in accordance with all Legal Requirements.
     1.54 Joint Steering Committee” or “JSC” means the body organized and acting pursuant to Section 6.2 (Joint Steering Committee) of the Agreement.
     1.55 “Legal Requirements” means: (a) any applicable present and future national, state, local, foreign or similar laws whether under statute, rule, regulation, ordinance or otherwise; (b) applicable requirements under permits, orders, decrees, judgments or directives, and requirements of applicable Regulatory Agencies including cGMPs, the federal anti-kickback statute located at 42 U.S.C. § 1320, the PDM Act, and the Federal Food, Drug and Cosmetic Act; and (c) all regulations and other requirements of the applicable Regulatory Agencies.
     1.56 “Licensed Know-How” has the meaning set forth in the Brusilow License Agreement.
     1.57 “Licensed Marks” means: (a) the trademarks set forth on Schedule 1.57 (Licensed Marks) and as may be updated from time to time by Ucyclyd upon written notice to Hyperion prior to the expiration of the Term; and (b) any new trademarks approved for use with the Products during the Term, but excluding Hyperion Marks.
     1.58 “Lien” means any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), pledge, hypothecation, charge, community property interest, equitable interest, security interest, preemptive right, right of first refusal or similar restriction or right, option, judgment or title defect.
     1.59 “Losses” means any and all liabilities, costs, damages, fines, fees, penalties, judgments, losses and expenses (including interest, court costs and reasonable fees of attorneys, accountants and other experts).

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.60 “Manufacturing Agreement(s)” means the agreements identified on Schedule 1.60 (Manufacturing Agreements).
     1.61 “Manufacturing Know-How” means any and all technical, scientific, regulatory, clinical, medical, marketing, sales, financial and business information and data, know-how, formulations, trade secrets, techniques, processes, ideas, concepts, designs, original works of authorship, enhancements, derivative works, adaptations, discoveries and unpatented inventions developed, conceived, reduced to practice, originated, prepared, learned, generated, obtained or made by or on behalf of a Party or its Affiliates necessary for the manufacture or supply of either or both of GT4P and Ammonul HE, including (a) any and all documentation, Drug Master Files (individually a “DMF” and collectively “DMFs”), protocols, manufacturing processes, starting materials, purification technologies and specifications for either or both of such Development Product and that are owned by Ucyclyd prior to the Effective Date or are developed, conceived, reduced to practice, originated, prepared, learned, generated, obtained or made by or on behalf of a Party or its Affiliates on and after the Effective Date and relating to the Products or arising out of the Agreement; (b) any and all Improvements relating to any of the foregoing and necessary or reasonably useful for the manufacture or supply of either or both of GT4P and Ammonul HE; and (c) any and all intellectual property rights in or to any of the foregoing. Notwithstanding the foregoing, Manufacturing Know-How does not include any method of treatment, packaging, drug delivery, composition, formulation or dosage unit of a Development Product, but does include any processes for manufacturing or supplying the method of treatment, packaging, drug delivery, composition, formulation or dosage unit of a Development Product. For clarity, intellectual property that Hyperion demonstrates was independently developed or acquired by or on behalf of Hyperion after the Closing shall not be included as Manufacturing Know-How.
     1.62 “Manufacturing Patents” means any and all Patents arising out of the Manufacturing Know-How. Manufacturing Patents do not include any of Developed Patents, Product Patents and Patent Rights.
     1.63 “Manufacturing Technology” means Manufacturing Patents and Manufacturing Know-How.
     1.64 “Marketed Product(s)” means Buphenyl and Ammonul in finished packaged form.
     1.65 “NDA” means any approved new drug application for the applicable Products and all supplements submitted pursuant to the requirements of the FDA.
     1.66 “On-Market Field” means: (a) the treatment of UCD; and (b) in the event that **** applies, with respect to Ammonul HE, the treatment of HE.
     1.67 “Patent Rights” has the meaning set forth in the Brusilow License Agreement.
     1.68 “Patents” means all: (a) U.S. issued patents (including re-examinations, reissues, renewals, and all extensions and term restorations), inventors’ certificates and foreign counterparts thereof; (b) pending applications for U.S. patents, including provisional applications, continuations, continuations-in-part, continued prosecution, divisional and

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

substitute applications; and (c) non-U.S. counterparts or equivalents of the foregoing in subsections (a) and (b).
     1.69 “PDM Act” means the Prescription Drug Marketing Act of 1987, as amended from time to time, and any regulations promulgated thereunder.
     1.70 “Person” means any natural person, corporation, partnership, trust, joint venture, Governmental Authority or other entity or organization.
     1.71 “Price Approval” means, with respect to any country in which the price at which the applicable Products are to be sold must be approved by a Regulatory Agency for reimbursement or payment purposes, the receipt of approval by the applicable Regulatory Agency with respect to such price.
     1.72 “Product Know-How” means: (a) any and all technical, scientific, regulatory, clinical, medical, marketing, sales, financial and business information and data, know-how, formulations, trade secrets, techniques, processes, ideas, concepts, designs, original works of authorship, enhancements, derivative works, adaptations, discoveries and unpatented inventions developed, conceived, reduced to practice, originated, prepared, learned, generated, obtained or made by or on behalf of Ucyclyd and that: (i) are owned by Ucyclyd as of the Effective Date, or (ii) in licensed by Ucyclyd as of the Effective Date to the extent licensable or assignable to Hyperion but specifically excluding that which is separately licensed to Hyperion under this Agreement (e.g., Brusilow Intellectual Property); and (b) any and all intellectual property rights in or to any of the foregoing. Product Know-How does not include any of Licensed Know-How, Manufacturing Know-How and Developed Know-How.
     1.73 “Product Patents” means any and all Patents arising out of the Product Know-How. Product Patents do not include any of Developed Patents, Manufacturing Patents and Patent Rights.
     1.74 “Product Technology” means Product Patents and Product Know-How. Product Technology does not include Manufacturing Technology or Developed Technology.
     1.75 “Products” means, collectively, the Marketed Products and the Development Products.
     1.76 “Promote,” “Promoting” or “Promotion” means the act of marketing and promoting the Marketed Products in the Promotion Territory.
     1.77 “Promotion Territory” means: (a) the United States of America but excluding its territories and possessions such as the Commonwealth of Puerto Rico; or (b) in the event that **** applies, with respect to Ammonul HE, worldwide.
     1.78 “Promotional Materials” means any training materials, brochures, Website Content, materials displayed on electronic media (including internet, websites, DVD or audio) or other promotional items or materials that refer to a Product.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.79 “Purchase Transaction” means: (a) the purchase of all of Ucyclyd’s right, title and interest in and to the Assets; (b) complying with, and consummating the transactions and other obligations set forth in, Section 3.3 (Closing); and (c) obtaining the rights and assuming the obligations set forth in Section 3.4 (Transition at Closing).
     1.80 “Regulatory Agency” means, with respect to the United States, the FDA, and, in the case of a country other than the United States, such other appropriate regulatory agency or authority with similar responsibilities.
     1.81 “Regulatory Approval” means the approval, license, registration or authorization of any federal, state or local Regulatory Agency, department, bureau or other governmental entity, necessary to lawfully manufacture, import, distribute, promote, sell and administer to humans the applicable Products for the indications permitted by the Agreement in a country or region, but shall not include Price Approval in any country.
     1.82 “Regulatory Costs” means all costs and expenses associated with any and all regulatory matters relating to the Products or the Development and Regulatory Program including: (a) filings made in connection with the Products with any Governmental Authority or Regulatory Agency and the fees associated therewith including any filing fees and fees pursuant to the Prescription Drug User Fee Act of 1992, as amended; and (b) any costs and expenses of consultants and legal advisors.
     1.83 “Sales Forecast” means a rolling forecast by Hyperion of the Incremental Units (as defined in Schedule 7 (Payment Obligations)) demand for sales of the Marketed Products for the upcoming ****-period.
     1.84 “Summar Agreement” means the Agreement by and between Ucyclyd (as successor in interest to Medicis) and Dr. Marshall L. Summar, dated April 1, 2002.
     1.85 “Tax” or “Taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term “Tax” means any one of the foregoing Taxes.
     1.86 “Therapeutic Equivalent” has the meaning given to it by the FDA in the current edition of the “Approved Drug Products with Therapeutic Equivalence Evaluations” (the “Orange Book”) as may be amended from time to time.
     1.87 “Third Party” means any Person that is not a Party or an Affiliate of a Party.
     1.88 “UCD” means urea cycle disorder as defined on Marketed Products label.
     1.89 “Ucyclyd’s Actual Knowledge” means the actual knowledge of a particular fact or other matter being possessed as of the pertinent date by the President and Vice President,

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Treasurer, of Ucyclyd and with respect to Section 10.2(i) and Section 10.2(j)(i) only, the President and Vice President, Treasurer, of Ucyclyd and ****, for Medicis and its Affiliates.
     1.90 “Website Content” means the content available at the Uniform Resource Locator associated with each Domain Name and any Promotional Materials available at any Uniform Resource Locator associated with each domain name owned by Hyperion, but excluding any Licensed Marks.
ARTICLE 2
PROMOTION AND DEVELOPMENT ACTIVITIES
DURING THE DEVELOPMENT TERM
     2.1 Promotion of Marketed Products During the Development Term.
          2.1.1 Promotion Rights and License.
               (a) Subject to the terms and conditions of the Agreement, Ucyclyd hereby grants to Hyperion an exclusive (even as to Ucyclyd except as provided in subsections (b) and (d) below and Section 8.2.1 (Product Technology and Developed Technology)), non-transferable (except as permitted by Section 16.14 (Assignment)), non-sublicenseable license to Promote during the Development Term for use in the On-Market Field; provided that Hyperion shall have the right to exercise its rights and fulfill its obligations under this Section 2.1 (Promotion of Marketed Products During the Development Term) using contract sales and support personnel in accordance with Section 2.1.3(b) (Sales Forces) below.
               (b) Hyperion acknowledges and agrees that, in addition to the other rights of Ucyclyd under this Agreement, Ucyclyd shall have the right to Promote during the Development Term for use in the On-Market Field in accordance with the Promotion Plan (as defined in Section 2.1.2 below), and that the license granted to Hyperion under subsection (a) above is subject to such retained rights of Ucyclyd.
               (c) During the Development Term, each Party shall exercise Commercially Reasonable Efforts to undertake all matters within the scope of that Party’s responsibility as set forth in the Promotion Plan. In considering matters with respect to the Promotion Plan, whether in its capacity as a member of the JSC or otherwise, representatives of the Parties shall act in good faith and deal fairly and equitably with each other, and further shall render decisions and take actions that in each case represent their best judgment as to how to best maximize the commercial potential and the underlying asset value of the Marketed Products in the Promotion Territory.
               (d) In the event Hyperion fails to use Commercially Reasonable Efforts to Promote for **** or to comply with the terms of this Article 2 (Promotion and Development Activities During the Development Term) during the Development Term, Ucyclyd shall have the right to provide Hyperion with written notice asserting the specific basis for such alleged failure. Hyperion shall, within **** following receipt of such notice, either remedy the situation as stated in the notice to Ucyclyd’s reasonable satisfaction, or dispute such

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

alleged failure, which dispute shall be resolved pursuant to Article 15 (Dispute Resolution) below. If: (i) Hyperion does not dispute such assertion within such **** period and fails to remedy such alleged failure within such **** period; or (ii) Hyperion disputes such assertion but such dispute is resolved in Ucyclyd’s favor and Hyperion subsequently fails to remedy such alleged failure within **** of such resolution, then Ucyclyd shall have the right, at Ucyclyd’s sole option, to: (x) convert the license under subsection (a) above to a non-exclusive license; or (y) terminate the license granted to Hyperion and grant such rights to one or more Third Parties. In either case as described in subsection (x) or (y) above, Ucyclyd shall have the right to Promote without restriction and Hyperion’s rights with respect to the purchase of the Assets and the other transactions contemplated by Article 3 (Rights to Purchase Assets) shall not be affected by Ucyclyd’s exercise of such right; provided that, on and following the Closing, Hyperion assumes any and all of the obligations of Ucyclyd under any promotion agreements with Third Parties with respect to the Marketed Products in the Promotion Territory. If Hyperion disputes such alleged failure and such dispute is submitted to the dispute resolution process pursuant to Article 15 (Dispute Resolution), then Ucyclyd shall have the right to withhold the Promotion Commission (as defined in Schedule 7 (Payment Obligations)) payable to Hyperion pursuant to Section 7.3 (Promotion Commission) below during such dispute resolution period; provided that Ucyclyd shall deposit all such Commission into an interest-bearing escrow account for the benefit of Hyperion. If Hyperion is determined to have fulfilled its obligations as described under this Section 2.1.1 (Promotion Rights and License) in such dispute resolution proceeding, Ucyclyd shall promptly transfer the entire amount in such account to Hyperion (including interest accrued thereon). If Hyperion is determined not to have fulfilled its obligations as described under this Section 2.1.1 (Promotion Rights and License) in such dispute resolution proceeding, the entire amount in such account (including interest accrued thereon) shall be released to Ucyclyd for Ucyclyd to use as Ucyclyd deems in its sole discretion.
     2.1.2 Promotion Plan.
               (a) The Parties shall, through the JSC, propose, develop and oversee the implementation of an annual plan for Promotion during the Development Term for use in the On-Market Field and proposed in accordance with the terms and conditions of this Section 2.1.2 (Promotion Plan) (the “Promotion Plan”). Hyperion shall have the primary responsibility for the development of the Promotion Plan and shall submit such Promotion Plan for approval by the JSC. Notwithstanding the foregoing, during the Development Term, each Promotion Plan shall be subject to final review and acceptance by Ucyclyd. During the Development Term, Hyperion shall not make any material change in the Promotion Plan without the prior written approval of the JSC and Ucyclyd. Each Promotion Plan, at a minimum, shall:
                    (i) identify the primary means of Promotion by Hyperion during the period of the Development Term to which the Promotion Plan relates;
                    (ii) specify the obligations of each Party with respect to each applicable activity within the Promotion Plan;

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (iii) specify the measures that Hyperion will take to ensure the activities of Hyperion and its respective representatives comply with the terms and conditions of the Agreement including the provisions under Section 5.2 (Compliance Program); and
                    (iv) include the items specified on Schedule 2.1.2(a) (Requirements for Promotion Plans) and such other items as may be agreed on by the JSC.
               (b) The Promotion Plan for the remainder of calendar year 2007 (“Initial Promotion Plan”) shall be reviewed and approved by the JSC at the first meeting of the JSC and the Initial Promotion Plan approved by the JSC shall be subject to final review and acceptance by Ucyclyd, which such final review and acceptance shall not be unreasonably withheld, delayed or conditioned.
               (c) During the Development Term, Hyperion shall submit a Promotion Plan for each subsequent calendar year to the JSC on or before **** of the then-current calendar year for approval by the JSC promptly, but no later than **** of such then-current calendar year. Each such Promotion Plan shall be consistent with the applicable provisions of this Section 2.1.2 (Promotion Plan).
          2.1.3 Promotion Activities.
               (a) General. Following approval of the Hyperion Compliance Program as described in Section 5.2 (Compliance Program) and following approval of the Initial Promotion Plan by the JSC and Ucyclyd as described in Section 2.1.2(b) (Promotion Plan) and during the Development Term, Hyperion shall Promote for use only in the On-Market Field in accordance with the following:
                    (i) Within **** following the approval of the: (A) Hyperion Compliance Program as described in Section 5.2 (Compliance Program) and (B) Initial Promotion Plan as described in Section 2.1.2(b) (Promotion Plan), all Hyperion Personnel shall have concluded training in accordance with Section 2.1.3(c) (Training) and Hyperion shall commence Promotion in accordance with the Promotion Plan.
                    (ii) Hyperion shall: (A) support the Promotion through qualified supervisory staff; (B) not use any Person to Promote except for Hyperion Personnel who have undertaken training in accordance with Section 2.1.3(c) (Training); and (C) shall conduct its Promotion activities using at least the number of Territory Business Managers described in Section 2.1.3(b) (Sales Forces).
                    (iii) Hyperion shall only use a Person to Promote if such Person has agreed to perform in accordance with the Hyperion Compliance Program and all applicable Legal Requirements.
                    (iv) Hyperion shall Promote for use in the On-Market Field in accordance with: (i) the terms of the Agreement; (ii) the then-current Promotion Plan for the Marketed Products; (iii) all applicable Legal Requirements; and (iv) the Hyperion Compliance Program.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (v) For the avoidance of doubt, Hyperion shall not commence Promotion until the Hyperion Compliance Program has been approved pursuant to Section 5.2 (Compliance Program) and the Initial Promotion Plan has been approved pursuant to Section 2.1.2(b) (Promotion Plan).
               (b) Sales Forces.
                    (i) During the Development Term, Hyperion shall maintain a sales force (including sales management) and supervisory staffs for the Marketed Products in the Promotion Territory sufficient to perform its obligations under the Agreement. Without limiting the generality of the foregoing, no later than **** following the later of: (A) approval of the Promotion Plan as set forth in Section 2.1.2(b) (Promotion Plan); and (B) approval of the Hyperion Compliance Program as set forth in Section 5.2 (Compliance Program), and in addition to Hyperion’s other obligations under the Promotion Plan and the Agreement, Hyperion shall: (X) hire and train a minimum of **** sales representatives or **** full-time equivalent employees (collectively, “Territory Business Managers” or “TBMs”) to increase the education, awareness and sales of the Marketed Products; (Y) hire a Director of Reimbursement, Managed Care and Distribution to oversee managed health care and distribution and work to optimize reimbursement and distribution of the Marketed Products; and (Z) hire a Vice President of Sales and a Product Manager focused on the market related to the treatment of UCD.
                    (ii) All Hyperion personnel and TBMs hired pursuant to Section 2.1.3(b)(i) (Sales Forces) above shall have documented experience for the promotion of pharmaceutical products. All Hyperion supervisory staff hired pursuant to Section 2.1.3(b)(i) (Sales Forces) above shall have documented experience for the supervision of promotion of pharmaceutical products.
                    (iii) Upon written notice to the other Party, each Party shall have the right to use the services of a contract sales force (i.e., a Third Party whose primary business is devoted to promoting Third Party products) to assist such Party in satisfying its respective Promotion obligations under the Agreement; provided that each such Third Party agrees to comply with the Hyperion Compliance Program and the terms and conditions of Section 5.2 (Compliance Program).
               (c) Training.
                    (i) Hyperion shall train all Hyperion Personnel to comply with: (A) the requirements of Section 2.1.2 (Promotion Plan); and (B) the Hyperion Compliance Program, including the proper methods of Promoting in accordance with Federal health care program and FDA requirements as well as all other Legal Requirements. Such training shall include: (X) at least **** of initial training as required by Ucyclyd; (Y) additional compliance training as required by the Hyperion Compliance Program; and (Z) such additional training as designated by a representative of Ucyclyd’s compliance officer (“Chief Compliance Officer of Medicis”). In addition to approval of the Hyperion Compliance Program as set forth in Section 5.2 (Compliance Program), any and all training materials related to the Products to be used by Hyperion must be approved by FAC prior to any such use and any and all training

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

materials related to general compliance to be used by Hyperion must be approved by the Chief Compliance Officer of Medicis prior to any such use.
                    (ii) Each individual who is required to receive training shall certify, in writing, or in electronic form, if applicable, that he or she has received the required training. The certification shall specify the type of training received and the date received. The Hyperion Compliance Officer (or designee) (defined in Section 5.1 (General Compliance)) shall retain the certifications, along with all course materials, and shall make all of the foregoing available to Ucyclyd upon request.
                    (iii) Persons providing the training shall be knowledgeable about the subject area, including the applicable Federal health care program and FDA requirements as well as all other Legal Requirements.
                    (iv) Hyperion shall review, and shall permit Ucyclyd to review, the training annually and, where appropriate, update the training to reflect: (A) changes in Federal health care program and FDA requirements as well as all other Legal Requirements; (B) any issues discovered during internal audits or any review by Regulatory Agencies; and (C) any other relevant information.
                    (v) Hyperion shall pay all of its own costs and expenses associated with training and re-training Hyperion Personnel including the training of any new hires in accordance with the Promotion Plan, all Legal Requirements and the Hyperion Compliance Program.
               (d) Use of Marks in Connection with the Marketed Products during Development Term. During Development Term, Ucyclyd shall not have the obligation to place on, or affix to, the Marketed Products (including any labeling, packaging or package inserts) the Hyperion Marks. Hyperion shall have the right to display Hyperion Marks on all Promotional Materials subject to the terms set forth in Sections 5.5 (Labeling and Promotional Materials) and 8.3.4 (Use of Hyperion Marks and Licensed Marks).
          2.1.4 Supply and Distribution of the Marketed Products.
               (a) Orders and Terms of Sale. During the Development Term, Ucyclyd shall have the sole responsibility to: (i) receive, accept and fill orders for the Marketed Products; (ii) process invoicing, order processing and collection of accounts receivable for Marketed Product sales based on demand and in accordance with GAAP; and (iii) record Marketed Products sales in Ucyclyd’s books of account in a manner consistent with its standard practices, and in any event in accordance with GAAP. During the Development Term, Ucyclyd may decide in its sole discretion on any changes to the commercial terms and conditions with respect to the sale and distribution of Marketed Products, including matters such as the price at which the Marketed Products will be sold and whether any discounts, rebates or other deductions should be made, paid or allowed. Ucyclyd shall inform Hyperion in advance of material changes to the commercial terms and conditions with respect to the sale and distribution of Marketed Products, including the price at which the Marketed Products will be sold, and, upon Hyperion’s request, which shall be no later than **** prior to the change becoming effective, provide

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Hyperion an opportunity to discuss such changes; provided that following the FDA’s acceptance of Hyperion’s filing of the NDA for a Development Product, without Hyperion’s prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned, Ucyclyd shall not (i) increase the price of the Marketed Product corresponding to such Development Product or (ii) make changes to Ucyclyd’s practices with respect to discounts, rebates or other deductions that are not consistent with Ucyclyd’s past practices.
               (b) Forecasting.
                    (i) Within **** after the later of: (A) approval of the Promotion Plan as set forth in Section 2.1.2(b) (Promotion Plan); and (B) approval of the Hyperion Compliance Program as set forth in Section 5.2 (Compliance Program), Hyperion shall provide Ucyclyd with the initial Sales Forecast for the **** period commencing upon the date of such Sales Forecast (the “Initial Sales Forecast”). Thereafter, during the Development Term, on or before the first Business Day of each month, Hyperion shall provide to Ucyclyd a monthly updated rolling Sales Forecast for the subsequent **** period.
                    (ii) With respect to the Initial Sales Forecast and each such rolling Sales Forecast, Ucyclyd shall be entitled to rely upon the first **** as firm (the “Firm Forecast”). Hyperion shall be responsible for the accuracy of each such Firm Forecast and shall reimburse Ucyclyd for the cost of any and all of the Marketed Product that was made by or on behalf of Ucyclyd based on such Sales Forecast and was not sold on or before the expiration of the shelf life of such Marketed Product determined in accordance with the then-current Ucyclyd returns and disposal policy, which such policy shall be provided to Hyperion, promptly following Hyperion’s request.
               (c) Misdirected Orders. During the Development Term, if, for any reason, Hyperion receives orders for Marketed Products, Hyperion shall forward such orders to Ucyclyd (or if directed by Ucyclyd to Ucyclyd’s wholesalers) as soon as practicable.
               (d) Product Returns. During the Development Term, if any quantities of the Marketed Products are returned to Hyperion, Hyperion shall notify Ucyclyd immediately and ship them to the facility designated by Ucyclyd. Hyperion, at its option, may advise the customer who made the return that the Marketed Products have been returned to Ucyclyd, but shall take no other steps in respect of any return without the prior written consent of Ucyclyd.
               (e) Supply of the Marketed Products. During the Development Term:
                    (i) Ucyclyd shall use Commercially Reasonable Efforts to manufacture or have manufactured and supply Marketed Products in a consistent fashion and in sufficient quantities to meet the forecasted amounts of Marketed Products in accordance with the then-current Promotion Plan and the Sales Forecast. The Parties shall keep each other timely apprised of the status and any potential delay with respect to the supply of the Marketed Products. Notwithstanding the foregoing, Hyperion acknowledges that Ucyclyd is in the process

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of transferring the manufacture of Ammonul from one Third Party manufacturer to another due to the closure of the manufacturing facilities of the existing Third Party manufacturer, and there are certain risks of continuous supply or the ability to meet Sales Forecasts. Ucyclyd shall provide Hyperion with a draft of such new Third Party manufacturing agreement reasonably in advance of its execution for Hyperion to review and comment. Hyperion shall provide comments to such draft within **** following delivery of such draft and Ucyclyd shall consider in good faith but shall not be required to include Hyperion’s comments to such draft. Ucyclyd shall obtain rights under all Third Party manufacturing agreements entered into after the Effective Date to assign such agreements to Hyperion without the consent of such manufacturers, and such agreements shall be deemed a Manufacturing Agreement to be transferred to Hyperion upon Closing. Hyperion agrees not to hold Ucyclyd liable with respect to any inability or shortage solely to the extent attributable to any change of manufacturer, and Ucyclyd agrees not to hold Hyperion liable with respect to any failure to perform its obligations under the Agreement as a result of such inability or shortage of supply.
                    (ii) Ucyclyd shall promptly advise Hyperion, in writing, if supply will not be available to satisfy any Sales Forecast or if any significant distribution disruptions occur at any time, the estimated duration of the disruption and any resulting shortfall, and Ucyclyd’s undertakings aimed at remedying such shortfall in a timely manner. Promptly after Hyperion’s receipt of such notification, Ucyclyd shall discuss with Hyperion, through the JSC or otherwise, a plan and timeline to remedy such shortfall and adjusting any Sales Forecast, in which case Ucyclyd shall use Commercially Reasonable Efforts to remedy any such shortfall in accordance with such plan.
                    (iii) At any time after the Effective Date, Hyperion shall have the right to qualify an alternative manufacturer that shall be reasonably acceptable to Ucyclyd. Hyperion may provide a list of such manufacturers to Ucyclyd within **** following the Effective Date and Ucyclyd shall notify Hyperion within **** following Ucyclyd’s receipt of such list whether such manufacturers are acceptable to Ucyclyd. With respect to any qualification hereunder: (A) Hyperion shall be responsible solely for qualifying such alternate manufacturer; (B) Hyperion shall pay all related costs, including all fees associated with obtaining any approvals in accordance with any Legal Requirements; (C) Ucyclyd shall establish with such manufacturer, at Hyperion’s sole cost and expense, the applicable DMFs containing the relevant Manufacturing Technology and, if required for purposes of qualifying and manufacturing the Marketed Products, the Product Technology and such manufacturer shall have a limited, non-transferable (except as permitted by Section 16.14 (Assignment)) right of reference to such DMFs solely for purposes of manufacturing and supplying the affected Marketed Product to Hyperion; and (D) Hyperion shall not otherwise attempt to develop a separate DMF with such alternate manufacturer.
                    (iv) Only in the event that Ucyclyd is unable to meet the requirements of a Firm Forecast for a Marketed Product for a period of **** for reasons other than due to a Force Majeure event, Hyperion shall have the right to have the affected Marketed Product manufactured by a Third Party alternate manufacturer who shall be qualified in accordance with the requirements set forth in subsection (iii) above. As soon as Ucyclyd has adequately remedied the deficiencies giving rise to the exercise of the right by Hyperion

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hereunder, Ucyclyd shall have the right to resume manufacturing and supply of the affected Marketed Products and Hyperion shall cease manufacturing or having manufactured the Marketed Products.  In the event Hyperion exercises its right to supply the affected Marketed Product under this subsection (iv), the Parties agree to cooperate with respect to any required filings under applicable Legal Requirements related to any such change in manufacturing and supply.
          2.1.5 Expansion of Promotion Territory.
               (a) From time to time during the Development Term, the Parties may consider the expansion of the Promotion Territory into other countries or territories. Any request for such expansion will be submitted to the JSC for review and prior written approval. Hyperion shall submit a written proposal for expansion into the applicable country or territory, which proposal will address, at a minimum: (i) the Promotion activities expected of each Party in such country or territory including how Promotion will be handled in such country or territory (e.g., by employees of a Party, a contract sales force, etc.); (ii) the Regulatory Approvals required in such country or territory and any other barriers to entry in such country or territory; (iii) the anticipated costs and expenses or other investment by each Party with respect to Promotion and supply efforts in such country or territory; (iv) the impact, if any, on the calculation of the Commission; (v) the other criteria for the Promotion Plan; (vi) how expansion into such country or territory will increase the opportunities for both Parties and not adversely impact Promotion activities in the then-current Promotion Territory; and (vii) the consideration to be paid to either Party with respect to the expanded country or territory.
               (b) The JSC shall submit a final proposal to Ucyclyd for final approval in Ucyclyd’s sole discretion. If approved by Ucyclyd, the proposal shall become part of the then-current Promotion Plan and the Promotion Territory shall be deemed expanded to include such country or territory without any requirement for a written amendment to the Agreement.
               (c) Notwithstanding the foregoing, Hyperion acknowledges and agrees that the foregoing shall not require Ucyclyd to terminate, not renew or not enter into, any agreements providing rights to Third Parties relating to the distribution, promotion, marketing or sale of the Marketed Products outside of the then-current Promotion Territory. Ucyclyd shall not share any information related to information by Hyperion or the JSC provided pursuant to this Section 2.1.5 (Expansion of Promotion Territory) with a Third Party without the prior written consent of Hyperion. With respect to any agreements providing rights to Third Parties relating to the distribution, promotion, marketing or sale of the Marketed Products outside of the then-current Promotion Territory to be entered into following the Effective Date (not including any renewals of agreements in effect as of the Effective Date), Ucyclyd shall provide Hyperion with drafts of any such agreements prior to its execution for Hyperion to review and comment, and Ucyclyd shall consider such comments in good faith; provided, however, the incorporation of Hyperion’s comments into such draft shall be in Ucyclyd’s sole discretion. Such agreements shall be deemed Distribution Agreements to be transferred (if assignable) to Hyperion upon Closing.
               (d) Hyperion acknowledges and agrees that Ucyclyd does not make (and shall not make) any representations or warranties of any kind with respect to Promotion or

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other activities outside of the United States and that to the extent Ucyclyd approves expansion of the Promotion Territory, Hyperion’s activities outside the United States shall be at Hyperion’s sole cost, expense and risk. Except as expressly agreed in writing by the Parties, if Ucyclyd approves expansion of the Promotion Territory to include territories or countries outside the United States (“New Territories”), Ucyclyd and its Affiliates shall: (A) have no liability whatsoever to Hyperion with respect to activities, Regulatory Approvals or Price Approvals in the New Territory; (B) shall not be obligated to defend, indemnify, or hold harmless any Hyperion Indemnitee with respect to any of the foregoing; and (C) not Promote the Marketed Products in such New Territories.
          2.1.6 Exclusion or Prohibition Affecting Sales of Marketed Product. In the event that: (a) a Marketed Product is excluded from reimbursement from a Federal health care program of the United States or a Governmental Authority prohibits the sale of a Marketed Product within its labeling, in each case caused by the failure of Ucyclyd or one of its Affiliates to comply with **** applicable Legal Requirement (and not as a result of an act or omission by Hyperion, its Affiliates or their respective employees, contractors, agents, representatives or sublicensees); and (b) Hyperion: (i) had previously achieved its Sales Forecast for at least **** prior to such prohibition; or (ii) demonstrates to Ucyclyd’s reasonable satisfaction that any decrease in unit sales of the Marketed Products is directly attributable to such exclusion or prohibition; then for the duration of such exclusion or prohibition and until the earlier of: (x) the reinstatement of the Marketed Product in the applicable Federal health care program, or the termination of the prohibition, as the case may be; and (y) the expiration or termination of the Development Term, Ucyclyd will pay Hyperion an amount equal to ****. Such Commission will be paid in accordance with the payment terms set forth in Section 4 (Promotion Commission) of Schedule 7 (Payment Obligations). In the event that the duration of the exclusion or prohibition is less than a full Commission Period, any payment due by Ucyclyd to Hyperion will be prorated for such partial Commission Period. Hyperion acknowledges and agrees that payment of the Commission as set forth in this Section shall be Hyperion’s sole and exclusive remedy and the sole and exclusive liability of Ucyclyd and its Affiliates to Hyperion for any failure of Ucyclyd or one of its Affiliates to comply with the CIA or applicable Legal Requirements with respect to Marketed Products. In the event that Ucyclyd grants rights to Hyperion as set forth in Section 2.1.5 (Expansion of Promotion Territory), the calculation of payments hereunder shall apply only to the United States but excluding its territories and possessions such as the Commonwealth of Puerto Rico.
     2.2 Research and Development during the Development Term.
          2.2.1 R&D Rights with Respect to Development Products. Subject to the terms and conditions of the Agreement, during the Development Term, Hyperion shall have responsibility for, and shall use Commercially Reasonable Efforts to perform and conduct, the Development and Regulatory Program with the goal of obtaining Regulatory Approvals in the Development Territory for use of the Development Products in the Development Field in accordance with the Development Plan. Without limiting the generality of the foregoing, Hyperion acknowledges and agrees that the primary focus of its efforts under the Development and Regulatory Program shall be to obtain Regulatory Approval first in the United States for **** in ****. Notwithstanding the foregoing, Ucyclyd acknowledges that the current

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Development Plan contemplates that GT4P in UCD and HE and Ammonul HE for the treatment of HE shall be developed concurrently and that FDA approval of **** for the treatment of **** may occur prior to **** in ****. Accordingly, as long as Hyperion has complied with its obligations under Section 2.2 (Research and Development during the Development Term) with respect to obtaining Regulatory Approval for **** in **** in the United States and has performed development for **** in accordance with the Development Plan, then such Regulatory Approval of **** shall not be considered a breach of the prioritization of efforts specified in this Section 2.2.1 (R&D Rights with Respect to Development Products).
          2.2.2 R&D Rights Outside of the Development Field.
               (a) Subject to Section 2.2.1 (R&D Rights with Respect to the Development Products), during the Development Term, Hyperion may develop the Development Products for uses outside of the Development Field only with the prior written consent of Ucyclyd, which consent Ucyclyd shall have the right to withhold in its sole discretion; provided, however, that investigator sponsored activities or investigator sponsored use of the Development Products outside of the Development Field will be reviewed and approved by the JSC.
               (b) Hyperion acknowledges that, under the Distribution Agreements, Ucyclyd has granted Third Parties certain rights with respect to development of the Products for uses outside of the Development Field. During the Development Term, Ucyclyd agrees not to grant: (i) such Third Parties any rights for additional uses outside the Territory; and (ii) any other Third Party any right to research or develop any Product for uses outside the Development Field without the prior written consent of Hyperion.
          2.2.3 R&D Rights Outside of the United States.
               (a) Hyperion acknowledges that, under the Distribution Agreements, Ucyclyd has granted Third Parties certain rights with respect to research and development of the Products outside of the United States (the “Pre-existing Rights”). During the Development Term, Hyperion shall have the right to conduct research and development activities outside of the United States in support of Hyperion’s efforts to obtain Regulatory Approval in the United States, except in those jurisdictions where such research and development efforts would conflict with the rights granted to Third Parties pursuant to the Pre-existing Rights.
               (b) Subject to any Pre-existing Rights, during the Development Term, Hyperion shall have the right to propose to the JSC research and development activities outside of the United States in connection with obtaining Regulatory Approval for the Development Products outside of the United States. Ucyclyd shall advise Hyperion whether the conduct of any such activities would conflict with any rights granted to Third Parties that are in addition to the Pre-existing Rights. To the extent such proposed activities do not conflict with any Third Party rights, Hyperion shall have the right to perform such proposed activities. In the event that Hyperion conducts any research and development activities outside of the United States as permitted in this Section, Hyperion shall coordinate all such activities with Ucyclyd through the JSC during the Development Term.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          2.2.4 Development Plan.
               (a) Hyperion shall establish a Development Plan for the conduct of the Development and Regulatory Program. The Development Plan shall include: (i) a description of the activities to be conducted by each Party from the Effective Date during the Development Term; (ii) a Development Plan budget for such period; and (iii) an estimated timeline for the performance of activities thereunder. The draft Development Plan is attached hereto as Schedule 2.2.4 (Development Plan) and such draft Development Plan shall be reviewed and approved at the first meeting of the JSC; provided, however, until such meeting, Hyperion may conduct activities in accordance with the draft Development Plan.
               (b) On an annual basis, the JSC shall review the Development Plan and recommend any amendment, and any changes to the Development Plan shall be subject to the approval of the JSC. The JSC may, from time to time include additional activities to the Development Plan, in response to any request or input from the FDA or otherwise (the “Additional Activities”), and if so, the JSC also shall adjust the timelines in the Development Plan that are affected by such inclusion to allow the appropriate time for the completion of such Additional Activities (the “Additional Period”).
          2.2.5 Research and Development Diligence.
               (a) Hyperion shall use Commercially Reasonable Efforts to pursue, perform, develop and fund the Development and Regulatory Program in compliance with: (i) the terms and conditions of the Agreement; (ii) the Development Plan; (iii) all applicable good laboratory practices and applicable cGMP requirements; (iv) all applicable Legal Requirements of each country where the Development and Regulatory Program is conducted; and (v) the terms and conditions under the Brusilow License Agreement with regard to the research and development of GT4P. With respect to the research and development of GT4P, in the event of a conflict between the terms and conditions of the Agreement and those under the Brusilow License Agreement, then the terms and conditions of the Brusilow License Agreement shall govern; provided, however, that the foregoing shall not be construed to expand the rights granted to Hyperion under the Agreement.
               (b) Hyperion shall, on a quarterly basis, submit to the JSC, two (2) written reports describing Hyperion’s progress with respect to the research and development for each Development Product since the date of the previous written reports (each, a “Development Report”). The first report will describe such progress with respect to **** for **** (as applicable) and the second report will describe such progress with respect to **** for the treatment of **** (as applicable). Hyperion shall consider in good faith any comments that Ucyclyd may have with respect to any such Development Report. Ucyclyd shall have the right to disclose any reports with respect to GT4P for UCD, HE and any Other Indications, or any parts thereof, to the licensors or their representatives, agents or consultants under the Brusilow License Agreement (collectively, the “Brusilow Licensors”).
               (c) The Development Plan sets forth the expected time frames for the completion of the Development and Regulatory Program. The Parties recognize, however, that despite their efforts to anticipate both the likely scope of such clinical development activities and

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their likely cost, there may be delays, cost overruns and increased costs due to factors beyond the reasonable control of Hyperion; provided that Hyperion uses reasonable precautionary measure or reasonable alternative measures to address such scenario, such as additional development activities not included in the Development and Regulatory Program. The Parties agree that such delay shall not automatically be deemed Hyperion’s breach of its diligence obligations under this Section 2.2.5 (Research and Development Diligence).
          2.2.6 Transition of Development and Regulatory Program to Hyperion.
               (a) On and following the Effective Date, Hyperion shall be solely responsible for the Development and Regulatory Program except that Ucyclyd shall use Commercially Reasonable Efforts to complete the activities described in Schedule 2.2.6(a) (Close-Out Activities) (“Close-Out Activities”). Hyperion acknowledges and agrees that the work product or deliverables resulting from such Close-Out Activities shall be provided on an AS-IS/WHEREAS basis without any representations or warranties of any kind, express or implied.
               (b) Promptly following the Effective Date, Ucyclyd and Hyperion will cooperate to transition to Hyperion the work being performed or to be performed under those agreements set forth on Schedule 2.2.6(b) (R&D Agreements) (“R&D Agreements”). Such transition shall include pursuing a novation of the R&D Agreements with Hyperion assuming the obligations under the R&D Agreements except to the extent of any obligations (together with all potential and actual claims and liabilities from any party under such R&D Agreements resulting therefrom) that Ucyclyd or its Affiliates were required to perform, but failed to perform, prior to the effective date of such novation. To the extent that Ucyclyd is unable to secure a novation under an R&D Agreement but Ucyclyd otherwise has the right to assign the applicable R&D Agreement to Hyperion, Ucyclyd shall assign such R&D Agreement to Hyperion with Hyperion assuming the obligations under the R&D Agreements except to the extent of any obligations (together with all potential and actual claims and liabilities from any party under such R&D Agreements resulting therefrom) that Ucyclyd or its Affiliates were required to perform, but failed to perform, prior to the effective date of such assignment. To the extent that the applicable Third Party does not consent to an assignment and Hyperion desires to continue such work, the Parties shall cooperate to pursue alternatives pursuant to which the work will be continued, it being the intent of the Parties that Hyperion (and not Ucyclyd) shall be responsible for continuing all such work.
               (c) Hyperion acknowledges and agrees that, as of the Effective Date, Ucyclyd has not completed negotiation of the agreements set forth on Schedule 2.2.6(c) (Pending R&D Agreements). Hyperion desires that Ucyclyd introduce Hyperion to the applicable Third Parties under such agreements and reasonably cooperate with Hyperion to transition negotiation of such agreement to Hyperion.
               (d) In the event that the Agreement is terminated prior to Closing for any reason other than as a result of a material breach of the Agreement by Ucyclyd, Hyperion hereby assigns, and Ucyclyd hereby assumes, all of the rights, duties and obligations of Hyperion that existed under the agreements referenced in this Section 2.2.6 (Transition of Development

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and Regulatory Program to Hyperion) except to the extent of any obligations that Hyperion was required to perform under the R&D Agreements, but failed to perform.
          2.2.7 Development Costs. Hyperion shall pay any and all costs and expenses related to the performance of the Development and Regulatory Program and obtaining the Regulatory Approvals in the Development Territory, including any cost overruns and increased costs arising in connection with completing those development activities included in the Development and Regulatory Program or incurred in connection with any Additional Activities. Hyperion shall not be required to pay those costs and expenses incurred by Ucyclyd in preparing or maintaining any DMFs for the Products or any costs or expenses for which Ucyclyd is responsible under the express terms and conditions of the Clinical Supply Agreement.
          2.2.8 Information Exchange.
               (a) Pursuant to the Exclusivity Agreement and the Existing Confidentiality Agreement between the Parties, Ucyclyd has disclosed to Hyperion, prior to the Effective Date, information pertaining to the Development and Regulatory Program that is necessary or reasonably useful for Hyperion to evaluate such Development and Regulatory Program. Hyperion has reviewed all such information thoroughly and has knowingly assumed the responsibility for the Development and Regulatory Program as required under the Agreement and the Brusilow License Agreement.
               (b) Upon Ucyclyd’s request, Hyperion shall discuss with representatives of Ucyclyd and Brusilow Licensors Hyperion’s progress toward first commercial sale of GT4P. During the Development Term, without the prior written consent of Ucyclyd, Hyperion shall not disclose the Development Report to ****, or discuss with **** any matter relating to the Development of GT4P under this Agreement. During the Development Term, (i) each Party shall have the right to use the Product Technology, Developed Technology or Manufacturing Technology to the extent necessary for such Party to perform its obligations under this Agreement, including the Development Plan, and (ii) neither Party shall have the right to use such Product Technology, Developed Technology or Manufacturing Technology for any other purpose nor to disclose such Product Technology, Developed Technology or Manufacturing Technology to any Third Party, except with the prior written consent of the other Party or as expressly permitted under this Agreement.
          2.2.9 Approval of **** Prior to Closing. In the event that an NDA for **** for the treatment of **** in humans is approved by the FDA during the Development Term on and following such approval:
               (a) subject to the terms and conditions of the Agreement and provided that Hyperion is otherwise in compliance with the terms and conditions of the Agreement at the time of such approval, Ucyclyd hereby grants to Hyperion an exclusive (even as to Ucyclyd except as provided in subsections (b) and (d) of Section 2.1.1 (Promotion Rights and License)), non-transferable, sublicenseable, royalty-bearing, worldwide (subject to any previously granted rights set forth in the agreements listed on Schedule 10.2 (Ucyclyd

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Disclosure Schedule)) license to promote, market, sell, offer for sale, use, import, make or have made, and distribute **** for the applicable On-Market Field;
               (b) until the earlier of: (i) the Closing, and (ii) the expiration or termination of the Term, with respect to ****, Hyperion shall have the sole responsibility to:
                         (A) receive, accept and fill orders;
                         (B) process invoicing, order processing and collection of accounts receivable for sales based on demand and in accordance with GAAP; and
                         (C) record sales and calculate Net Sales in Hyperion’s books of account in a manner consistent with its standard practices, and in any event in accordance with GAAP.
               (c) subject to Section 8.2.2 (Manufacturing Technology; Drug Master Files), Hyperion shall be responsible for procuring commercial supplies of ****;
               (d) Ucyclyd shall transfer all raw materials or components thereof within specification, work in process and usable Inventory of **** existing or ordered as of the date of approval to Hyperion or a location designated by Hyperion within **** following the approval and Hyperion shall pay to Ucyclyd an amount equal to Ucyclyd’s actual costs for the foregoing following delivery or receipt of title, as the case may be; provided, however, to the extent that any orders are cancellable by Ucyclyd without penalty or liability to Ucyclyd and Hyperion requests such cancellation, Ucyclyd shall cancel the applicable order.
               (e) sales of **** sold prior to the approval date of **** will remain the responsibility of Ucyclyd;
               (f) Hyperion shall determine the overall pricing strategy for ****;
               (g) during each calendar quarter, Hyperion shall pay to Ucyclyd an amount equal to ****;
               (h) Hyperion shall reimburse Ucyclyd for any applicable payment due under the Summar Agreement (defined on Schedule 7 (Payment Obligations)) in accordance with Schedule 7 (Payment Obligations); and
               (i) the Parties agree to cooperate with respect to the transition of the obligations described in this Section 2.2.9 (Approval of **** Prior to Closing) and to negotiate in good faith a transition services agreement to effectuate such transition, which agreement will include reasonable compensation to Ucyclyd for providing the transition services described therein.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          2.2.10 Termination Based on Failure to File NDA.
               (a) During the Development Term, Ucyclyd, at its sole option, shall have the right to terminate the Development and Regulatory Program and the Term of the Agreement at any time after **** following the Transition Date if Hyperion has failed to obtain acceptance from the FDA of the filing for the NDA for **** for the treatment of ****, unless Hyperion is excused from such performance pursuant to subsection (b) below. “Transition Date” shall mean the date upon which Ucyclyd fulfills its obligations to deliver copies of NDAs, INDs, regulatory correspondence and periodic and other reports filed with regulatory agencies (including serious adverse events (“SAEs”), alert reports and any adverse event reports and the underlying data) and clinical data in connection with the Development Products.
               (b) If, despite Hyperion’s exercise of Commercially Reasonable Efforts, there is no longer a reasonable scientific or medical basis on which to file an NDA for **** for the treatment of ****, Hyperion shall deliver to Ucyclyd written notice specifying in detail the basis(es) for such claims. If Ucyclyd agrees with Hyperion’s conclusion in such claims, then the Parties will present such claims to **** pursuant to subsection (c) below. If Ucyclyd does not agree with such conclusion, then such claims shall be submitted to an independent Third Party acceptable to both Parties for independent review, with each Party bearing half the costs of such review. If the independent Third Party supports Hyperion’s conclusion in such claims, then the Parties will present such claims to **** pursuant to subsection (c) below. In the event such independent Third Party does not support Hyperion’s conclusion in such claims, then Hyperion may elect within **** following the date of the decision of the independent Third Party: (i) to resume the **** portion of the Development and Regulatory Program, or (ii) not to resume the **** portion of the Development and Regulatory Program, in which case, Ucyclyd shall have the right to terminate immediately this Agreement.
               (c) In the event that the Parties present claims to **** as set forth in subsection (b) above, the Parties shall cooperate to present such claims to ****. In the event **** do not dispute such claims and such claims relate only to **** (i.e., the Development and Regulatory Program can continue with respect to **** for the treatment of ****), then Hyperion shall be required to continue its obligations under this Agreement with respect to the research and development of ****. In the event **** dispute such claims, the matter will be submitted for resolution in accordance with the dispute resolution procedures set forth in ****. Any such dispute shall be the responsibility of Hyperion and Hyperion shall defend, indemnify and hold the Ucyclyd Indemnitees harmless with respect to such dispute pursuant to Section 14.2.2 (Indemnification by Hyperion) and Ucyclyd will provide reasonable cooperation in connection therewith, at Hyperion’s sole cost and expense.
               (d) In the event: (i) Hyperion, Ucyclyd and **** have agreed in writing or any dispute resolution among the Parties and **** has confirmed that there is no longer a reasonable scientific or medical basis on which to file NDAs for **** for **** pursuant to subsection (b) above; or (ii) **** have not notified Ucyclyd of any dispute within

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**** following presentation of the claims to **** pursuant to subsection (c) above, whichever of subsections (i) and (ii) occurs earlier, then Hyperion shall have the right to consummate the Purchase Transaction in accordance with Section 3.1(c) (Purchase Rights).
               (e) During the Development Term, if Hyperion was excused from filing an NDA for **** for the treatment of ****, but not excused from filing an NDA for **** for the treatment of **** pursuant to subsection (a) above and Hyperion does not receive Regulatory Approval of an NDA for **** for **** in the United States within **** following the Transition Date, then Ucyclyd, at its sole option, shall have the right to terminate the Term of this Agreement thereafter upon **** written notice to Hyperion.
               (f) Ucyclyd’s right to terminate under subsections (a) or (e) above shall be tolled by: (i) any applicable Additional Period pursuant to Section 2.2.4(b) (Development Plan); (ii) any period of delay that is outside Hyperion’s reasonable control (e.g., delay due to limitation in the supply of the applicable Development Product(s), patient enrollment, safety or efficacy concerns or regulatory requirements); provided that Hyperion has used reasonable efforts to minimize such delay and notified Ucyclyd in writing of the delay and the basis therefor promptly after the event giving rise to the delay; and (iii) the period of time commencing on the date Ucyclyd receives from Hyperion the notice under subsection (b) and continuing until the resolution of all disputes under this Section 2.2.10 (Termination Based on Failure to File NDA). The Parties further agree that the time periods in subsections (a) and (e) are based on certain assumptions specified in the Development Plan. The Parties will discuss in good faith adjustments to subsections (a) and (e) to the extent such time periods are materially affected as a result of the cumulative impact of any changes in such assumptions.
          2.2.11 Supply of Development Products during Development Term.
               (a) During the Development Term, Hyperion shall be responsible for procuring clinical supplies of GT4P using Ucyclyd’s existing supplier ****. Hyperion shall be responsible for establishing its own direct supply arrangement with **** with respect to such clinical supplies. Ucyclyd shall maintain and not otherwise materially amend the DMF in a manner that would reasonably be expected to affect the supply or cost of supply to Hyperion from **** without prior consultation with Hyperion and considering in good faith Hyperion’s comments during such consultation. Promptly after the Effective Date, Ucyclyd shall provide to Hyperion Ucyclyd’s usable Inventory of GT4P existing as of the Effective Date. Hyperion shall pay Ucyclyd’s actual cost for the amount of usable Inventory of GT4P transferred where “usable Inventory” is determined according to the Development Plan.
               (b) During the Development Term, Ucyclyd shall be responsible for procuring clinical supplies of Ammonul HE for Hyperion in a manner consistent with Hyperion’s demands for such Development Products under the Development Plan, and the Parties shall cooperate to develop a process and plan for the manufacture and delivery of such clinical supply under a separate agreement (“Clinical Supply Agreement”). Such Clinical Supply Agreement shall contain customary provisions including forecast and supply, return and acceptance, product warranty, remedy in the event of shortfall and manufacturing compliance,

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and shall provide that such clinical supply shall be provided to Hyperion: (i) with at least **** of shelf life; and (ii) at a purchase price equal to ****. Stability and testing will be reimbursed by Hyperion to Ucyclyd separately in accordance with the terms and conditions of the Clinical Supply Agreement.
               (c) Subject to Section 2.2.9 (Approval of **** Prior to Closing), to the extent requested by Hyperion, during the Development Term, the Parties also shall cooperate to develop a process and plan for manufacturing inventory of the applicable Development Product in preparation for first commercial sale of such Development Product following approval from the FDA.
          2.2.12 Visit of Facilities.
               (a) Except as otherwise expressly set forth in the Agreement, during the Development Term, Hyperion shall permit Ucyclyd and its representatives to visit its, its Affiliates or subcontractor’s facilities where any activities with respect to the Development and Regulatory Program are being conducted once per calendar year upon reasonable notice and at reasonably acceptable times, provided that Ucyclyd shall have the right to conduct additional visit(s) during the same calendar year: (i) in order to confirm correction of any deficiency or problem identified during an earlier visit upon reasonable notice and at reasonably acceptable times; (ii) as requested by a Governmental Authority or Regulatory Agency; or (iii) as reasonably necessary to ensure Hyperion’s compliance with Hyperion Compliance Program and all Legal Requirements. Any costs and expenses associated with the visits contemplated by this Section 2.2.12 (Visit of Facilities) shall be borne by Ucyclyd.
               (b) To the extent Ucyclyd is authorized to permit Hyperion to do so under Ucyclyd’s agreements with the applicable manufacturers and suppliers, Hyperion shall have the right to visit, once per calendar year upon reasonable notice and at reasonably acceptable times, the manufacturing facilities where the Development Products are manufactured, filled and finished to the extent allowed by such facilities; provided that Hyperion shall have the right to conduct additional visit(s) during the same calendar year: (i) in order to confirm correction of any deficiency or problem identified during an earlier visit upon reasonable notice and at reasonably acceptable times; or (ii) as requested by a Governmental Authority or Regulatory Agency. Notwithstanding the foregoing, either Party shall be apprised of and have the right to visit or participate in any inspection by a Regulatory Agency at any such manufacturing facility
               (c) Both Parties shall have the right to be present at any such visit that occurs as set forth in subsections (a) or (b) above.
     2.3 Use of Contractors.
          2.3.1 Right to Engage Subcontractors. Hyperion shall have the right to engage subcontractors to perform any portion of its obligations under this Article 2 (Promotion and Development Activities During the Development Term); provided that (i) Hyperion shall provide to Ucyclyd and any Governmental Authority or Regulatory Agency with any information reasonably requested by Ucyclyd or such Governmental Authority or Regulatory

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Agency with respect to each such subcontractor; and (ii) any subcontractor engaged in the Promotion of the Marketed Products shall be subject to the prior written approval of the JSC. For the avoidance of doubt, approval of the JSC shall not be required in the event Hyperion engages subcontractors to carry out the preclinical and clinical testing, studies, monitoring and laboratory work, conduct of clinical trials, data management, or other activities under the Development and Regulatory Program. During the Development Term, on or before the anniversary of the Effective Date, Hyperion shall provide to the Chief Compliance Officer of Medicis a complete list of all subcontractors used or then-currently being used by Hyperion with respect to the Promotion of the Marketed Products and in the conduct of the activities under the Development and Regulatory Program.
     2.3.2 Subcontracting Agreements.
               (a) Hyperion shall be responsible for ensuring that, prior to any such use, any subcontractor is subject to a written agreement that: (i) contains terms and conditions substantially similar to the applicable terms and conditions of the Agreement protecting the rights of the Parties under the Agreement, including obligations of confidentiality on each such subcontractor being no less protective than those obligations of Hyperion under this Agreement applicable to the type of work to be conducted by such subcontractor; (ii) vests ownership of any and all Developed Technology and Manufacturing Technology developed by such subcontractor during the Development Term in the course of performing such subcontracted work in Ucyclyd;; and (iii) contains no payment obligations or liability on Ucyclyd without the prior written consent of Ucyclyd (except for those that arise following the assignment of such agreement pursuant to subsection (b) below).
               (b) In addition to the requirements under subsection (a) above, Hyperion shall use commercially reasonable efforts to ensure that any such written agreement permits the assignment of such written agreement during the Development Term to Ucyclyd, its Affiliates or any clinical research organization engaged by Ucyclyd or its Affiliates without prior written consent of such subcontractor.
               (c) Hyperion shall ensure that subcontractors who perform, or are reasonably expected to perform, work related to the Products for more than **** during any calendar year undertake the training and any other requirements of Hyperion Personnel under this Agreement.
          2.3.3 Replacement of Subcontractors. If the use of any subcontractor by Hyperion is not in compliance with any of the material terms and conditions of the Agreement, then Ucyclyd has the right to notify Hyperion in writing of such non-compliance. To the extent the subcontractor is not in compliance with a Compliance Requirement, Hyperion and such subcontractor shall have the right to cure such non-compliance in accordance with the terms of Section 5.11 (Compliance Deficiencies). With respect to any other non-compliance, Hyperion and such subcontractor shall have **** to cure such non-compliance by the subcontractor. If the subcontractor does not become compliant in accordance with the foregoing provisions, then Ucyclyd shall have the right to require Hyperion to cease use of such subcontractor immediately. The foregoing provisions are not intended to limit the rights of Ucyclyd under Section 12.2 (Termination Rights).

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 3
RIGHTS TO PURCHASE ASSETS
     3.1 Purchase Rights. Subject to the terms and conditions of the Agreement, including payment by Hyperion of any amounts due to Ucyclyd as of the relevant date:
               (a) Following the GT4P Approval Date, Hyperion shall consummate the Purchase Transaction;
               (b) If, following the FDA’s acceptance of Hyperion’s filing of the NDA for GT4P in UCD, the FDA issues a not approvable letter (as defined pursuant to 21 C.F.R. § 314.125 or as such definition may be amended from time to time in such regulations) with respect to such filing, then for a period of **** following the date Hyperion receives such letter from the FDA, Hyperion shall have the option (“Purchase Option #1”), exercisable by written notice to Ucyclyd, to consummate the Purchase Transaction. The notice from Hyperion to Ucyclyd shall include a copy of the not approvable letter from the FDA; or
               (c) If it has been determined in accordance with Section 2.2.10 (Termination Based on Failure to File NDA) that there is no longer a reasonable scientific or medical basis on which to file NDAs for **** for ****, for a period of **** following such final determination, Hyperion shall have the option (“Purchase Option #2”), exercisable by written notice to Ucyclyd, to consummate the Purchase Transaction; provided, however, despite the exercise of the Purchase Option #2, the Closing of the Purchase Transaction shall not occur prior to the date that is the later of: (i) **** following the Effective Date, and (ii) **** following the date of the final determination under Section 2.2.10 (Termination Based on Failure to File NDA) (“Purchase Option #2 End Date”). For the avoidance of doubt, once Hyperion has exercised Purchase Option #2, Hyperion shall be required to consummate the Purchase Transaction even if the Closing occurs at a later date.
               (d) If Hyperion has the right to exercise Purchase Option #1 or Purchase Option #2 set forth in subsection (b) or (c) above and fails to exercise either of the Purchase Options, then the Term of the Agreement shall terminate in accordance with Section 12.2(d) (Termination Rights).
     3.2 Purchase Price.
               (a) If the Purchase Transaction is consummated pursuant to Section 3.1(a) (Purchase Rights) above, then Hyperion shall pay Ucyclyd an aggregate total purchase price of **** Dollars ($****) (“Purchase Price”).
               (b) If the Purchase Transaction is consummated pursuant to Section 3.1(b) (Purchase Rights) above, then Hyperion shall pay Ucyclyd an aggregate total purchase price in an amount equal to **** (“Purchase Option Price #1”); provided, however: (i) ****; and (ii) ****.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (c) If the Purchase Transaction is consummated pursuant to Section 3.1(c) (Purchase Rights) above, then Hyperion shall pay Ucyclyd an aggregate total purchase price in an amount equal to **** (“Purchase Option Price #2”).
     3.3 Closing.
          3.3.1 Account for Purchase Payment. Ucyclyd shall designate an account for the receipt of the Purchase Price, Purchase Option Price #1 or Purchase Option Price #2, as the case may be, and provide Hyperion with written wire instructions to such account no less than **** prior to the Closing Date.
          3.3.2 Closing. The Parties will mutually agree upon a closing date (the “Closing Date”), which shall occur not later than **** following, as applicable: (a) the GT4P Approval Date, (b) Hyperion’s exercise of the Purchase Option #1 or (c) the Purchase Option #2 End Date. On the Closing Date:
               (a) Hyperion shall make the payment of the Purchase Price, Purchase Option Price #1 or the Purchase Option Price #2, as the case may be, via wire transfer in immediately available funds to such account.
               (b) The Parties shall execute and deliver all documents set forth below (the “Purchase Transaction Documents”), under which Ucyclyd shall sell, transfer, assign and convey all Assets to Hyperion:
                    (i) a Bill of Sale in the form attached to the Agreement as Exhibit 4 (Bill of Sale), under which Ucyclyd transfers the ownership of certain Assets (including all Inventories) to Hyperion, which shall be signed by both Ucyclyd and Hyperion;
                    (ii) a Technology Assignment Agreement in the form attached to the Agreement as Exhibit 5 (Technology Assignment Agreement), under which Ucyclyd shall assign all Product Technology and Developed Technology to Hyperion, which shall be signed by Ucyclyd; and
                    (iii) an Assignment and Assumption Agreement of all Assigned Agreements in the form attached to the Agreement as Exhibit 6 (Assignment and Assumption Agreement), which shall be countersigned by Ucyclyd and accompanied by all consents required from the applicable Third Parties to such Assigned Agreements to Hyperion as attachments to such Assignment and Assumption Agreement.
          3.3.3 Delay of Closing Date. In the event that Hyperion has not initiated the wire transfer to Ucyclyd for the Purchase Price, Purchase Option Price #1 or Purchase Option Price #2 at the end of the Closing Date, Ucyclyd shall have the right in its sole discretion to delay the Closing Date until: (a) such time as Hyperion has received the wire transfer of such payment; or (b) such earlier time determined by Ucyclyd as confirmed by Ucyclyd in writing to Hyperion.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          3.3.4 HSR Act Clearance.
               (a) Prior to and as a condition to the Closing, each of Ucyclyd and Hyperion shall file or supply, or cause to be filed or supplied, all notifications and information required to be filed or supplied pursuant to the HSR Act in connection with the transaction contemplated by the Agreement subject to the Parties cooperating to maintain the confidentiality of any such information. Each of Ucyclyd and Hyperion shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. As promptly as practicable, Ucyclyd and Hyperion shall make, or cause to be made, all such other filings and submissions under laws, rules and regulations applicable to them, or to their Affiliates, as may be required for them to consummate the transaction contemplated hereby in accordance with the terms of the Agreement. Ucyclyd and Hyperion shall keep one another appraised of the status of any communications with, and inquiries or requests for additional information from, any Governmental Authority, including the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall comply promptly with any such inquiry or request. Each Party shall pay its costs and expenses associated with all filing fees under the HSR Act.
               (b) Hyperion shall: (i) determine the fair market value of the transaction described in the Agreement for HSR Act purposes; (ii) communicate in writing to Ucyclyd the fair market value determination no later than the Effective Date; and (iii) discuss with counsel of Ucyclyd the methodology and evidence Hyperion employed in making such determination not later than the Closing. Each Party shall for its own costs in completing and making any required filings pursuant to subsections (a) and (b).
               (c) Each of Ucyclyd and Hyperion shall use commercially reasonable efforts to resolve any objections that may be asserted by a Governmental Authority (including the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice) with respect to the transaction contemplated hereby, and shall cooperate with each other to contest any challenges to the transactions contemplated hereby by any such Governmental Authority. The Parties agree to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances or approvals required under the HSR Act, to respond to any government requests for information under the HSR Act, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transaction contemplated by the Agreement under the HSR Act or which is otherwise required to consummate the transactions contemplated by the Agreement. Hyperion shall pay the reasonable costs and expenses incurred by Ucyclyd, including attorneys’ fees, in connection with efforts to contest, resist, vacate, lift, reverse or overturn any such decree, judgment, injunction or other order.
               (d) Notwithstanding the foregoing, in the event a Governmental Authority (including the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice) challenges the transaction on antitrust grounds, and the challenge cannot be resolved by consent decree, the Parties may terminate the Term of the Agreement pursuant to Section 12.2(c) (Termination Rights).

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (e) In any event, Closing shall not occur unless and until the expiration or early termination of the waiting period for the HSR Act.
     3.4 Transition at Closing. To the extent the Parties identify activities not covered in this Section 3.4 (Transition at Closing) or otherwise in the Agreement that are to be conducted by the Parties in connection with the transition of the Assets to Hyperion following the Closing, the Parties agree to negotiate in good faith a transition services agreement no later than **** prior to the expected Closing Date.
          3.4.1 Regulatory Filings and Clinical Data. Subject to applicable Regulatory Approvals, Ucyclyd shall, as soon as permissible following the Closing Date, transfer ownership of any NDAs and INDs (including any Development Product INDs) related to the Products to Hyperion and all other regulatory requirements in accordance with the Transition Services Agreement. Within **** following the Closing Date, to the extent not previously provided, Ucyclyd will forward to Hyperion copies of the applicable NDAs, INDs, copies of regulatory correspondence and periodic and other reports (including SAEs, alert reports, and any adverse event reports and the underlying data) with the FDA and all clinical data in connection with the Products in Ucyclyd’s possession.
          3.4.2 Inventories. At Closing, Ucyclyd shall transfer to Hyperion, and Hyperion shall pay Ucyclyd, for all Inventory available not to exceed the quantity that Hyperion is reasonably expected to sell based on the then current Sales Forecast and Ucyclyd’s sales forecasts. Notwithstanding the foregoing, the Inventory transferred to Hyperion hereunder shall include all minimum production runs and any overages based on any changes in the Sales Forecast by Hyperion. Hyperion shall pay Ucyclyd’s actual costs (FOB shipping point) of such transferred Inventory, and Ucyclyd shall fill emergency orders from or transfer all such Inventories to Hyperion or a location designated by Hyperion within **** after the Closing Date.
          3.4.3 Technology Transfer. Ucyclyd shall transfer to Hyperion all Product Know-How not already in Hyperion’s possession at the time of Closing pursuant to the Transition Services Agreement. For the avoidance of doubt, Ucyclyd shall not transfer ownership of any DMF to Hyperion.
          3.4.4 Post-Closing Application of Corporate Integrity Agreement. Hyperion acknowledges that Medicis and its Affiliates are subject to the Corporate Integrity Agreement, attached hereto as Exhibit 2 (Corporate Integrity Agreement) (“CIA”). Following the Closing, Hyperion shall have the right to seek guidance from the Office of the Inspector General (“OIG”) as to the ongoing applicability of the CIA to Hyperion and the purchased Products with the prior written approval of Ucyclyd and the Chief Compliance Officer of Medicis, Hyperion may seek to obtain such guidance in preparation for Closing but only if an event giving rise to Closing has occurred. Hyperion shall coordinate with Ucyclyd and the Chief Compliance Officer of Medicis prior to seeking any such guidance from the OIG, and the Parties will discuss in good faith: (a) Hyperion’s approach to seeking any such guidance from the OIG; and (b) its potential impact on Ucyclyd and its Affiliates’ relationship with OIG. Ucyclyd shall cooperate reasonably with Hyperion in seeking such guidance from OIG including participating in any

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

meeting with, or presentation to, OIG; provided that Ucyclyd does not deem any such cooperation to be detrimental to the relationship that Ucyclyd or its Affiliates have with OIG. Hyperion shall provide Ucyclyd promptly with a copy of any correspondence between Hyperion and the OIG. Notwithstanding the foregoing, the Closing shall not be delayed nor Hyperion excused from, consummating the purchase on the basis: (x) that Hyperion has received no guidance or other response from the OIG; or (y) of the content of any guidance from the OIG.
          3.4.5 Accounts Receivables.
               (a) In the event that following the Closing Date, Ucyclyd or its Affiliates receive any payment relating to any accounts receivable relating to the Assets or the Products that accrued following the Closing Date, such payment will be the property of, and will be promptly forwarded and remitted to, Hyperion. Ucyclyd or its Affiliates will endorse and deliver to Hyperion any cash, checks or other documents received by Ucyclyd or its Affiliates on account of any such accounts receivable and will advise Hyperion of any counterclaims or set-offs that may arise subsequent to the Closing Date with respect to such accounts receivable.
               (b) In the event that following the Closing Date, Hyperion or its Affiliates receive any payment relating to any accounts receivable that accrued prior to the Closing Date, such payment will be the property of, and will be immediately forwarded and remitted to, Ucyclyd. Hyperion or its Affiliates will promptly endorse and deliver to Ucyclyd any cash, checks or other documents received by Hyperion or its Affiliates on account of any such accounts receivable and will advise Ucyclyd of any counterclaims or set-offs that may arise with respect to such accounts receivable.
ARTICLE 4
RIGHTS AND OBLIGATIONS OF THE PARTIES
AFTER CLOSING
     4.1 Rights to Commercialize Product.
          4.1.1 Exclusive Commercialization Rights. Subject to the terms and conditions of this Agreement, on and following Closing, Hyperion shall have the sole and exclusive rights (even as to Ucyclyd) to Commercialize all Products for any and all indications (including any and all indications in the field of Hyperammonemia) which rights shall include the worldwide manufacture and supply of Products for use in all such Commercialization activities, provided that Hyperion complies with the terms and conditions set forth in Section 8.2.2 (Manufacturing Technology; Drug Master Files) regarding the manufacture and supply of Products. Hyperion shall be solely responsible for all costs and expenses in the Commercialization of Products including the supply and manufacture thereof.
          4.1.2 Commercial Diligence. If a Development Product achieves Regulatory Approval in a particular territory, Hyperion shall use Commercially Reasonable Efforts to maximize the sales in such territory. Ucyclyd acknowledges that Hyperion may use distributors to fulfill its obligations under this Section. If Ucyclyd believes that Hyperion is not complying with the provisions of this Article 4 (Rights and Obligations of the Parties After Closing),

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

then Ucyclyd may submit the matter for resolution under the provisions of Article 15 (Dispute Resolution).
          4.1.3 Commercialization Efforts Reporting. Hyperion shall keep Ucyclyd informed about Hyperion’s efforts to Commercialize the Development Products, including semi-annual written summaries of Hyperion’s marketing plans (as updated), and developments in the Commercialization of the Development Products (each, a “Marketing Report”).
          4.1.4 Pricing, Pricing Approvals and Product Distribution. Hyperion shall determine the overall pricing strategy for all Products on and following Closing. Hyperion shall obtain such Product Price Approvals as may be required and arrange for distribution of each Product in each applicable country.
          4.1.5 Sales and Inventory. On and following Closing, Hyperion shall be responsible for booking sales, stocking inventory and collecting accounts receivable.
          4.1.6 Labeling and Promotional Materials. On and following Closing:
               (a) Hyperion may, at any time, develop and use Promotional Materials for the Products; provided that all Promotional Materials bearing a Licensed Mark (including the Domain Names and the telephone number 1-888-UCYCLYD (or 1-888-829-2593) (“1-888 Phone Number”)) shall be subject to the terms and conditions of this Agreement and shall comply with all applicable Legal Requirements; and
               (b) Hyperion shall have the sole authority and responsibility to seek and obtain any necessary FDA approvals of any label, labeling, package inserts and packaging, and Promotional Materials used in connection with the Marketed Products and for determining whether the same requires FDA submission or approval.
     4.2 Rights to Develop Products.
          4.2.1 Continued Rights under the Development and Regulatory Program. On and following Closing, Hyperion shall use Commercially Reasonable Efforts to carry out the activities contemplated under the Development and Regulatory Program pursuant to the Development Plan solely at its expense.
          4.2.2 Rights to Develop Products for Other Indications Worldwide. Subject to Section 4.2.1 (Continued Rights under the Development and Regulatory Program), on and following Closing, Hyperion shall have the sole right, but not the obligation (subject to the terms below), to conduct development activities with respect to the Products for any and all indications in any country or territory in the world solely at its expenses; provided that Hyperion shall keep Ucyclyd informed on an annual basis of its plans and efforts for such development activities.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 5
REGULATORY AND COMPLIANCE MATTERS
     5.1 General Compliance.
               (a) Each Party shall comply, in all material respects, with all Legal Requirements applicable to it and its activities under the Agreement.
               (b) Each Party shall Promote and otherwise perform its obligations under the Agreement in compliance with all Federal health care program and FDA requirements, including the Federal anti-kickback statute, 42 U.S.C. § 1320a-7b(b) and all other Legal Requirements. Hyperion shall ensure that all Hyperion Personnel comply with all Federal health care program and FDA requirements, including the Federal anti-kickback statute, 42 U.S.C. §1320a-7b(b) and all other Legal Requirements.
               (c) Hyperion shall not Promote nor disseminate information about off-label uses of the Marketed Products except as permitted by applicable FDA policies or court decisions and only by the prior written approval of Ucyclyd, which approval through FAC shall be deemed such approval of Ucyclyd. Hyperion shall implement, as part of the Hyperion Compliance Program, a policy addressing the appropriate handling of unsolicited requests and dissemination of information about non-FDA approved uses of the Products (off-label information). This policy shall provide, among other things, that Hyperion shall not directly or indirectly solicit, encourage, or promote unapproved uses of a Product to physicians, pharmacists or other health care professionals.
               (d) During the Development Term, Hyperion shall designate an employee who shall serve as its compliance officer (“Hyperion Compliance Officer”). The Hyperion Compliance Officer shall: (i) be a member of senior management; (ii) be responsible for developing and implementing policies, procedures and practices designed to ensure compliance with all Legal Requirements, any Federal health care program and FDA requirements with respect to the Marketed Products as well as the Hyperion Compliance Program; (iii) be responsible for monitoring the day-to-day compliance activities in which Hyperion and Hyperion Personnel engage as well as for any reporting obligations under the Agreement including the Hyperion Compliance Program; (iv) be available to meet and discuss with the Chief Compliance Officer of Medicis periodically, but no less than monthly, and in-person upon Ucyclyd’s request, the implementation and operation of the Hyperion Compliance Program and any issues arising thereunder, and during such meeting the Hyperion Compliance Officer will provide the Chief Compliance Officer of Medicis access to any written materials related to such implementation and operation; and (v) make quarterly written reports regarding compliance matters to the JSC, copies of which reports shall be provided to the Chief Compliance Officer of Medicis. Hyperion shall notify Ucyclyd in writing immediately (but no later than **** following any such change) of any changes in the identity or position description of the Hyperion Compliance Officer. At no time during the Development Term shall Hyperion leave vacant the position of Hyperion Compliance Officer.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (e) During the Development Term, the Chief Compliance Officer of Medicis and the Hyperion Compliance Officer shall use commercially reasonable efforts to cooperate and in a timely manner coordinate efforts to facilitate the performance of each Party’s regulatory and compliance obligations pursuant to the Agreement, including efforts to: (i) review and approve of the Hyperion Compliance Program and general compliance training materials with a mutually acceptable time frame; and (ii) identify, schedule and complete (or have completed) the training required by Ucyclyd pursuant to Section 2.1.3(c)(i) (Training).
               (f) During the Development Term, Ucyclyd shall, within **** after discovery, notify the Hyperion Compliance Officer, in writing, of any enforcement action (including any warning letter, notice of violation, or untitled letter from FDA), any audit request or inquiry, any ongoing investigation or legal proceeding known to Ucyclyd conducted or brought by a Governmental Entity, a Regulatory Agency or their agents or representatives involving an allegation that Ucyclyd or its contractors has violated or otherwise failed to comply with any law or regulation applicable to any Legal Requirement, Federal health care program or any FDA requirements relating to the Marketed Products.
               (g) During the Development Term, within **** after discovery, Hyperion shall notify the Chief Compliance Officer of Medicis, in writing, of any enforcement action (including any warning letter, notice of violation, or untitled letter from FDA), any audit request or inquiry, any ongoing investigation or legal proceeding known to Hyperion conducted or brought by a Governmental Entity, a Regulatory Agency or their agents or representatives involving an allegation that Hyperion or Hyperion Personnel have violated or otherwise failed to comply with any Legal Requirement, Federal health care program or any FDA requirements.
               (h) During the Development Term, within **** after discovery, Ucyclyd shall notify the Hyperion Compliance Officer, in writing, of any enforcement action (including any warning letter, notice of violation, or untitled letter from FDA), any audit request or inquiry, any ongoing investigation or legal proceeding known to Ucyclyd conducted or brought by a Governmental Entity, a Regulatory Agency or their agents or representatives involving an allegation that Ucyclyd has violated or otherwise failed to comply with any Legal Requirement, Federal health care program or any FDA requirements related to the Products. Any notification under subsections (e) or (f) above shall include a description of the allegation, the identity of the Government Entity or Regulatory Agency, and the status of such enforcement action, audit request or inquiry, investigation or legal proceeding.
               (i) During the Development Term, and thereafter to the extent arising from activities prior to Closing, Ucyclyd shall have the right to control, in its sole discretion, any response regarding any alleged violation or other failure to comply with any Legal Requirements, Federal health care program or applicable FDA requirements related to the Products and will make good faith efforts to consider Hyperion’s input. During the Development Term, each Party also shall provide written notice to the Hyperion Compliance Officer or Chief Compliance Officer of Medicis, as the case may be, within **** following the resolution of the matters described in subsection (e) and (f), as the case may be, and shall provide the Hyperion Compliance Officer or Chief Compliance Officer of Medicis, as the case may be, with a description of the findings or results of the investigation or proceedings, if any.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (j) Following Closing, except to the extent arising from activities prior to Closing Hyperion shall have the responsibility to respond regarding any such alleged violation or other failure to comply with any Legal Requirements, Federal health care program or applicable FDA requirements related to the Products; provided that Hyperion shall cooperate with Ucyclyd regarding any such response to any such alleged violation or other failure to comply that may be attributed to activities during the Development Term.
     5.2 Compliance Program.
               (a) Hyperion agrees to, and shall be responsible to ensure that Hyperion Personnel comply with all of the terms and conditions of Hyperion’s compliance program (“Hyperion Compliance Program”). The Hyperion Compliance Program and any revisions thereto shall be drafted by Hyperion. Hyperion shall obtain the prior written approval of, the Chief Compliance Officer of Medicis for the Hyperion Compliance Program and any revisions thereto. The terms and conditions under such Hyperion Compliance Program, at a minimum, shall comply with all terms and conditions of any compliance program of Medicis and its Affiliates, as such terms and conditions may be updated from time to time upon written notice to Hyperion from Ucyclyd or one of its Affiliates, in which event, to the extent such update is not then currently addressed in the Hyperion Compliance Program, Hyperion shall update its Hyperion Compliance Program accordingly within **** after receiving such notice. In any event, changes to and interpretation and enforcement of the Hyperion Compliance Program shall not result in disparate treatment of Hyperion or the Marketed Products as compared to the other licensees or products of Medicis and its Affiliates.
               (b) The Parties shall comply with the audit and record-keeping requirements set forth on Schedule 5.2(b) (Audit and Record-Keeping Requirements).
               (c) In addition to any other reporting obligations of Hyperion to Ucyclyd under this Agreement, Hyperion shall provide all information to Ucyclyd required by Ucyclyd or its Affiliates to fulfill its required reporting obligations under the CIA as determined solely by Ucyclyd or its Affiliates.
               (d) In accordance with Section 6032 of the Deficit Reduction Act of 2005, Pub. Law No. 109-171, Medicis and its Affiliates have adopted a policy entitled “Medicis Employee Education Policy Concerning the Prevention and Detection of Fraud, Waste, and Abuse in Government Health Care Programs: Compliance Policy Pursuant to the Deficit Reduction Act of 2005” (“Deficit Reduction Act Compliance Policy”), which establishes a written protocol for educating all employees (including management) of Medicis and its Affiliates, and any contractors or agents who may on behalf of Medicis and its Affiliates furnish or authorize the furnishing of health care items or services, perform billing or coding functions, or become involved in monitoring any health care provided by Medicis or its Affiliates (“Applicable Agents”), about their internal policies and procedures as well as various federal and state statutes and administrative remedies related to detecting and preventing fraud, waste, and abuse in government health care programs. It is a condition of the Agreement that Hyperion complies with the Deficit Reduction Act and Deficit Reduction Act Compliance Policy, and that Hyperion provides the educational information required under the Deficit Reduction Act to all its Affiliates, employees, or approved subcontractors who bear any responsibility in the

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

performance of the Agreement. A copy of Deficit Reduction Act Compliance Policy, as well as an addendum entitled “Federal and State Statutes and Administrative Remedies Related to Preventing and Detecting Fraud, Waste, and Abuse in Government Health Care Programs,” is available at www.medicis.com/dra (password: 34589034), and is incorporated herein by reference. Upon request, copies of the Deficit Reduction Act Compliance Policy will be provided to Hyperion. Hyperion represents and warrants that, in connection with performing its obligations under the Agreement, it will comply with the Deficit Reduction Act and the Deficit Reduction Act Compliance Policy.
     5.3 Screening Requirements. Hyperion shall ensure that all Hyperion Personnel are not Ineligible Persons by implementing the following screening requirements:
               (a) Hyperion shall screen all Hyperion Personnel against the Exclusion Lists prior to engaging their services and, as part of the hiring or contracting process, shall require such Hyperion Personnel to disclose whether they are Ineligible Persons;
               (b) Hyperion shall screen all Hyperion Personnel against the Exclusion Lists within **** after the Effective Date and on an annual basis thereafter; and
               (c) Hyperion shall implement a policy requiring all Hyperion Personnel to disclose immediately any debarment, exclusion, suspension or other event that makes that person an Ineligible Person.
                    (i) Hyperion acknowledges and agrees that items or services furnished by Excluded Persons are not payable by Federal health care programs and that the Parties’ may be liable for overpayments and criminal, civil and administrative sanctions for employing or contracting with an Excluded Person regardless of whether the foregoing requirements have been satisfied. Accordingly, Hyperion shall reimburse Ucyclyd for any and all costs and expenses incurred or otherwise suffered by the Ucyclyd with respect to any of the foregoing.
                    (ii) If Hyperion has actual notice that any Hyperion Personnel have become Ineligible Persons, Hyperion shall remove such Hyperion Personnel from responsibility for, or involvement with, Hyperion’s business operations related to any Federal health care programs and shall remove such Hyperion Personnel from any position for which the Hyperion Personnel’s compensation or the items or services furnished, ordered, or prescribed by the Hyperion Personnel are paid in whole or part, directly or indirectly, by Federal health care programs or otherwise with Federal funds at least until such time as the applicable Hyperion Personnel is reinstated into participation in Federal health care programs.
                    (iii) If Hyperion has actual notice that a Hyperion Personnel is charged with a criminal offense that falls within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(1)-(3), or is proposed for exclusion during the Hyperion Personnel employment or contract term, Hyperion shall take all appropriate actions to ensure that the responsibilities of that Hyperion Personnel have not and shall not adversely affect the quality of care rendered to any beneficiary, patient, or resident, or the accuracy of any claims submitted to any Federal health care program.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     5.4 Regulatory Filings and Approvals.
          5.4.1 Marketed Products. Subject to the terms of Section 5.7 (Communication with Governmental Authorities or Regulatory Agencies), during the Development Term, Ucyclyd shall have exclusive authority and responsibility to maintain and seek revisions of any FDA approval for the Marketed Products and shall keep Hyperion informed of any such actions and Hyperion shall not file any document with the FDA or any other Governmental Authority or Regulatory Agency relating to any Marketed Product without the prior written consent of Ucyclyd. Subject to the terms of Section 5.7 (Communication with Governmental Authorities or Regulatory Agencies), on and following Closing, (a) Hyperion shall have exclusive authority and responsibility to maintain and seek revisions of any FDA approval for the Marketed Products and shall keep Ucyclyd informed of any such actions; and (b) Ucyclyd shall not file any document with the FDA or any other Governmental Authority or Regulatory Agency relating to any Marketed Product without the prior written consent of Hyperion; provided that, Hyperion shall not withhold such consent if such filing pertains to Marketed Products that either: (x) entered into commerce during the Development Term; or (y) were manufactured pursuant to an agreement to which Ucyclyd is a party.
          5.4.2 Development and Regulatory Program.
               (a) Ucyclyd shall: (i) within **** after the Effective Date provide to Hyperion: (A) a copy of the Development Product INDs; and (B) a copy of the letter submitted to the FDA designating Hyperion as the regulatory sponsor of the Development Products INDs; (ii) as soon as reasonably practicable, transfer to Hyperion, the regulatory rights and obligations as regulatory sponsor solely with regard to the Development Product INDs (subsections (i) and (ii) together referred to as the “Transferred Regulatory Rights”); (iii) within **** after the Effective Date, provide to Hyperion a copy of the pre-clinical and clinical development work performed by or on behalf of Ucyclyd that is necessary or useful for the filing of the NDAs for the Development Products in the Development Field; and (iv) complete copies of all material information relating to subsections (i) through (iii) above, including all correspondence and regulatory files, relating to the Transferred Regulatory Rights (the “Transfer”).
               (b) The date on which the FDA cites as the receipt date for such letter identified in Section 5.4.2(a)(i)(B) (Development and Regulatory Program) above shall be the “Transfer Date”.
               (c) Until the Transfer Date, Ucyclyd shall be the owner and regulatory sponsor of the Development Product INDs and shall have all such rights and obligations relating thereto. Ucyclyd shall diligently work to affect the Transfer in accordance with subsection (a) and shall cooperate with Hyperion during such period of time to make sure that FDA requirements are timely met.
               (d) After the Transfer Date and prior to Closing, Ucyclyd shall be the owner of the Development Product INDs and Hyperion shall act as the regulatory sponsor of the Development Product INDs and shall take over from Ucyclyd all responsibilities and obligations of sponsors as defined under applicable U.S. Food, Drug, and Cosmetic Act, FDA Regulations and all other applicable Legal Requirements and including such ICH Guidelines or FDA

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

guidance (insofar as such guidelines and guidance documents contain or may reasonably be interpreted to contain provisions that represent or mandate specific standard, routine or accepted practice in the industry) that represent applicable standards of practice.
               (e) At all times after the Transfer Date, as between Hyperion and Ucyclyd, Hyperion shall be responsible for the filing of all regulatory documents in compliance with all Legal Requirements including: (i) all associated submissions (e.g., safety alerts, protocol submissions, NDAs, etc.) for responding to inquiries and correspondences from the Regulatory Authorities; (ii) for the establishment of the safety database for the Development Products which, subject to written agreement of the Parties, also may be included with the clinical database; and (iii) for the monitoring of all clinical experiences and submission of all required reports throughout clinical development and Commercialization of any Development Product. Hyperion shall provide information to Ucyclyd and reasonably consult with Ucyclyd regarding any such filings or significant or material notices, actions or requests from or by Regulatory Authorities. Ucyclyd may, at Hyperion’s request, review and comment on filings, submissions and responses to Regulatory Authorities related to such Development Product.
               (f) Subject to the terms and conditions of the Agreement, during the Development Term, with respect to any Development Products, Ucyclyd shall own any Development Product IND. Hyperion shall be solely responsible as regulatory sponsor for the regulatory activities and strategy with respect to the Development and Regulatory Program for the purpose of obtaining Regulatory Approval from the FDA for the Development Products.
               (g) With respect to the Development Products for which no IND has been filed, on and after the Effective Date, Hyperion shall have the right, subject to the terms and conditions of the Agreement, to be the regulatory sponsor of such INDs and hereby accepts responsibility for: (i) all of the rights and obligations of the regulatory sponsor under all applicable Legal Requirements; (ii) the regulatory rights and obligations solely with regard to the pre-clinical and clinical development of the Development Products in the Development Field; and (iii) obtaining Regulatory Approval in the United States for the applicable Development Products in the Development Field.
               (h) During the Development Term, Hyperion shall: (i) consult with Ucyclyd regarding the regulatory strategy in each country of the Development Territory and consider in good faith Ucyclyd’s comments regarding the same; (ii) provide Ucyclyd with summaries or updates of any material conversations or meetings with Regulatory Agencies, and upon written request of Ucyclyd, copies of related correspondence from Regulatory Agencies; and (iii) if requested by Ucyclyd to the extent practicable, allow Ucyclyd to have one (1) representative attend meetings between Hyperion and any Regulatory Authority that affect Ucyclyd’s rights or obligations as owner of the Development Product INDs or as otherwise agreed by the JSC. If requested by Ucyclyd, Ucyclyd shall receive copies of any draft response to correspondence from a Regulatory Agency, and Hyperion should consider in good faith Ucyclyd’s comments thereon prior to filing any such response.
               (i) Hyperion shall be solely responsible for the preparation of the NDAs for any and all of the Development Products in the Development Field. Ucyclyd shall file each NDA promptly with the FDA. Ucyclyd shall retain ownership of all such NDAs until the

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Closing. In the event that the NDA for **** in the treatment of **** is approved by the FDA prior to Closing, Ucyclyd shall appoint Hyperion the regulatory agent for such NDA.
               (j) In the event the Term of the Agreement is terminated prior to Closing or Hyperion does not purchase the Assets in accordance with the terms and conditions of the Agreement, Hyperion shall transfer immediately to Ucyclyd: (i) any and all INDs, NDAs or other Regulatory Approvals or Price Approvals with respect to the Products; (ii) one (1) copy of all correspondence with the FDA and regulatory files relating to any and all INDs, NDAs or other Regulatory Approvals and Price Approvals with respect to the Products to the extent that Hyperion has not previously provided such correspondence to Ucyclyd or as requested by Ucyclyd; and (iii) all rights and obligations as regulatory sponsor of any such INDs.
               (k) With respect to any transfers under this Section to either Party, each Party acknowledges and agrees that time is of the essence. The Party responsible for delivery agrees that, in the event there is any material delays in such transfer, the Parties shall discuss in good faith a transfer plan to facilitate the process. If the Parties fail to agree to such a transfer plan within **** following the date on which the applicable transfer should have been completing or delivering Party fails to comply with such agreed upon transfer plan, then the receiving Party shall be entitled to specific performance.
     5.5 Labeling and Promotional Materials.
               (a) To the extent that Hyperion desires to use any Promotional Materials currently used by Ucyclyd to Promote, such Promotional Materials will be subject to review and approval by Ucyclyd in accordance with subsection (c) below and Hyperion shall reimburse Ucyclyd for the actual costs incurred by Ucyclyd for such Promotional Materials within **** after Hyperion receives such Promotional Materials and an invoice regarding such amount from Ucyclyd. In addition to the foregoing, Hyperion shall have the right to designate any Website Content in use by Ucyclyd as of the Effective Date that Hyperion desires to use in connection with the Domain Names and shall submit such Website Content, as may be modified by Hyperion, for review and approval by Ucyclyd in accordance with subsection (c) below; provided that, Ucyclyd shall have the right, at any time, to remove or have removed any Website Content not submitted by Hyperion for such review and approval. Ucyclyd will inform Hyperion if any such Website Content is removed.
               (b) Subject to approval as set forth in subsection (c) below, Hyperion may, at any time, develop and use Promotional Materials for the Marketed Products in the Promotion Territory; provided that all such Promotional Materials shall comply with applicable Legal Requirements and the terms and conditions of this Agreement.
               (c) During the Development Term, Hyperion acknowledges and agrees that all Promotional Materials shall be subject to Ucyclyd’s prior written approval. Hyperion shall submit any proposed Promotional Materials to Ucyclyd in writing, and Ucyclyd shall review such Promotional Materials, in each case in accordance with Ucyclyd’s standard operating procedures for review of such Promotional Materials, which includes review and approval by the FAC, as such operating procedures are updated from time to time by Ucyclyd. Ucyclyd will provide Hyperion with notice of any FAC meetings at which such Promotional

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Materials may be reviewed and allow Hyperion to participate in such FAC meetings, via telephone or in-person, solely with respect to such Promotional Materials. Ucyclyd agrees to consider Hyperion’s comments during FAC; provided that Ucyclyd shall maintain at all times its sole discretion and authority to approve or reject such Promotional Materials. In the case that Ucyclyd does not approve any Promotional Materials, Hyperion shall have the right to revise and re-submit any such Promotional Materials as set forth in this subsection (c).
               (d) Hyperion acknowledges and agrees that, during the Development Term, any new material, modifications or changes to existing Website Content shall be considered Promotional Materials under this Agreement. Hyperion shall submit any such proposed new material, modifications or changes to the Website Content in writing to Ucyclyd for review by FAC in accordance with the procedures set forth in subsection (c) above.
               (e) During the Development Term:
                    (i) Ucyclyd shall have sole authority and responsibility to seek and obtain any necessary FDA approvals of any label, labeling, package inserts and packaging, and Promotional Materials used in connection with the Marketed Products and for determining whether the same requires FDA submission or approval;
                    (ii) Ucyclyd shall be responsible for submission to FDA of Promotional Materials for the Marketed Products, as applicable, and Hyperion shall not use any Promotional Materials until Hyperion has been notified in writing by Ucyclyd that the FDA submission has been completed;
                    (iii) any label, labeling, package inserts and packaging, Promotional Materials and Licensed Marks and any use thereof by Hyperion shall be subject to the prior written approval of Ucyclyd;
                    (iv) Hyperion shall furnish such samples of label, labeling, package inserts and packaging, Promotional Materials and Licensed Marks or any use thereof to Ucyclyd for inspection and analysis; and
                    (v) Hyperion shall not modify, alter or otherwise change any approved label, labeling, package inserts and packaging, Promotional Materials and Licensed Marks and any use thereof, without the prior written approval of Ucyclyd.
     5.6 Adverse Events and Safety Reporting. As soon as practical after the Effective Date but no later than **** following the Effective Date, the Parties shall enter into, and comply with, the terms and conditions of, a separate pharmacovigilance agreement which shall include a detailed procedure with respect to the Products and the Development and Regulatory Program and at a minimum shall be consistent with the pharmacovigilance procedures for Ucyclyd and its Affiliates. In the event of a conflict between the terms and conditions of the pharmacovigilance agreement and the Agreement with respect to the subject matter of such pharmacovigilance agreement, the terms and conditions of the pharmacovigilance agreement shall govern.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     5.7 Communication with Governmental Authorities or Regulatory Agencies.
               (a) During the Development Term, except as may be permitted in the pharmacovigilance agreement described in Section 5.6 (Adverse Events and Safety Reporting), without the prior written consent of Ucyclyd or unless so required by applicable Legal Requirements (and then only pursuant to the terms of this Section 5.7(a) (Communication with Governmental Authorities or Regulatory Agencies)), Hyperion shall not correspond or communicate with the FDA or with any other Governmental Authority or Regulatory Agency, whether within the United States or otherwise, concerning the Marketed Products or otherwise take any action concerning any authorization or permission under which the Marketed Products are sold or any application for the same. In addition, during the Development Term, upon receipt of any communication from the FDA or from any other Governmental Authority or Regulatory Agency relating to any Marketed Product, Hyperion shall forward immediately to Ucyclyd a copy or description of the same and respond to all inquiries by Ucyclyd relating thereto. If Hyperion’s counsel recommends that Hyperion communicate with the FDA or with any other Governmental Authority or Regulatory Agency, then Hyperion shall so advise Ucyclyd immediately and, unless the applicable Legal Requirements prohibit, provide Ucyclyd in advance with a copy of any proposed written communication with the FDA or any other Governmental Authority or Regulatory Agency and comply with any and all reasonable direction of Ucyclyd concerning any meeting or written or oral communication with the FDA or any other Governmental Authority or Regulatory Agency.
               (b) Except as may be permitted in Section 3.4 (Transition At Closing)or the pharmacovigilance agreement described in Section 5.6 (Adverse Events and Safety Reporting), without the prior written consent of Hyperion or unless so required by applicable Legal Requirements (and then only pursuant to the terms of this Section 5.7(b) (Communication with Governmental Authorities or Regulatory Agencies)), Ucyclyd shall not correspond or communicate with the FDA or with any other Governmental Authority or Regulatory Agency, or otherwise take any action concerning any authorization or permission under which the applicable Products are sold or any application for the same with respect to: (i) the Products on and following Closing; or (ii) the Development Products during the Development Term. In addition, on and following Closing, upon receipt of any communication from the FDA or from any other Governmental Authority or Regulatory Agency relating to any Product, Ucyclyd shall forward immediately to Hyperion a copy or description of the same and respond to all inquiries by Hyperion relating thereto. If Ucyclyd is advised by its counsel that it must communicate with the FDA or with any other Governmental Authority or Regulatory Agency, then Ucyclyd shall so advise Hyperion immediately and, unless the applicable Legal Requirements prohibit, provide Hyperion in advance with a copy of any proposed written communication with the FDA or any other Governmental Authority or Regulatory Agency and comply with any and all reasonable direction of Hyperion concerning any meeting or written or oral communication with the FDA or any other Governmental Authority or Regulatory Agency.
               (c) Notwithstanding the foregoing, each Party shall be responsible for its own compliance with the PDM Act and reporting thereunder, and subject to Section 5.4 (Regulatory Filings and Approvals), Hyperion will copy Ucyclyd on all such reports regarding the Marketed Products filed with the FDA during the Development Term.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     5.8 Complaints; Medical Inquiries; Product Information Requests.
               (a) Information concerning any complaints from consumers, physicians or other Persons received by either Party regarding Products shall be forwarded to the other Party within **** of the first Party’s receipt of the request; provided that all complaints concerning suspected or actual Product tampering, contamination or mix-up (e.g., wrong ingredients) shall be delivered within **** of such Party’s receipt of the same. Ucyclyd shall have the sole right to respond to any such complaints with respect to the Products except with respect to **** during the Development Term, and Hyperion shall have the sole right to respond to any such complaints with respect to the Products on and following Closing, and with respect to **** at any time during the Term of this Agreement.
               (b) During the Development Term, Ucyclyd shall respond to all medical inquiries with respect to the Products and Product information requests. The Hyperion Compliance Program shall be consistent with the compliance program of Medicis with respect to addressing inquiries or requests. During the Development Term, Hyperion may submit a request to Ucyclyd that Hyperion assume from Ucyclyd the responsibility to respond to such inquiries or requests and Ucyclyd shall determine in its sole discretion whether to allow Hyperion to assume such responsibility. Hyperion shall have the sole right, authority and responsibility to respond to such inquiries and requests on and following Closing.
               (c) For the avoidance of doubt, any communications involving adverse events shall be governed by the pharmacoviligance agreement as described in Section 5.6 (Adverse Events and Safety Reporting).
     5.9 Regulatory Information.
               (a) Subject to the terms of the pharmacovigilance agreement described in Section 5.6 (Adverse Events and Safety Reporting) and Section 5.7 (Communication with Governmental Authorities or Regulatory Agencies), each Party shall provide the other Party with all reasonable assistance and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to comply with any Legal Requirements applicable to any Product, including such Party’s meeting its reporting and other obligations to: (i) maintain and update any NDAs for the Products; (ii) report SAEs to the FDA or other Governmental Authority or Regulatory Agency; and (iii) submit or file Product labels, labeling, package inserts or Promotional Materials with the FDA.
               (b) Notwithstanding any provision of this Agreement, such assistance and actions shall include informing the other Party within **** following notification of any action by, or notification or other information that it receives (directly or indirectly) from, the FDA or any other Governmental Authority or Regulatory Agency that: (i) raises any material concerns regarding the safety or efficacy of any Product; (ii) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with any Product; or (iii) is reasonably likely to lead to a recall or market withdrawal of any Product; provided that neither Party shall be obliged to disclose information in breach of any contractual restriction that it could not reasonably have avoided.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (c) Without limiting the provisions of this Section 5.9 (Regulatory Information), each Party shall inform the other Party, and provide the other Party with a copy, of any and all correspondence it receives from a Governmental Authority or Regulatory Agency including:
                    (i) governmental or regulatory inspections of manufacturing, distribution or other related facilities;
                    (ii) inquiries by any Governmental Authority or Regulatory Agency concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related Persons);
                    (iii) any communication from Governmental Authority or Regulatory Agency involving the manufacture, sale, promotion or distribution of Products or any other Governmental Authority or Regulatory Agency reviews or inquiries relating to any of the Products which, in each case, constitute a Material Event;
                    (iv) any consent decrees with a Governmental Authority or Regulatory Agency relating to the Products;
                    (v) receipt of any warning letters;
                    (vi) receipt of any deficiency noted or otherwise referenced in any Form FDA-483 issued to a Party relating to any of the Products; and
                    (vii) an initiation of any Governmental Authority or Regulatory Agency investigation, detention, seizure or injunction concerning any Product.
     5.10 Recalls or Other Corrective Action.
               (a) Ucyclyd shall have sole responsibility for, and shall make all decisions with respect to, any recall, market withdrawals or any other corrective action related to the Marketed Products during the Development Term. Ucyclyd shall promptly notify Hyperion of any such actions taken by Ucyclyd that are reasonably likely to result in a material adverse effect on the marketability of such Marketed Product. At Ucyclyd’s request, Hyperion shall provide assistance to Ucyclyd in conducting such recall, market withdrawal or other corrective action and any documented, direct, out-of-pocket costs incurred by Hyperion with respect to participating in such recall, market withdrawal or other corrective action shall be reimbursed by Ucyclyd except to the extent that any such recall, market withdrawal or other corrective action results from Hyperion’s: (i) Promotion in a manner inconsistent with: (A) the Marketed Product’s labeling or package inserts; (B) the approved Promotion Plans; or (C) Promotional Materials provided or approved by Ucyclyd; (ii) failure to comply with the Agreement; or (iii) negligent, reckless or willful acts or omissions, Hyperion shall be responsible for all costs and expenses relating to such recall, market withdrawal and corrective action and shall reimburse Ucyclyd for any and all costs and expenses associated therewith.
               (b) Hyperion shall have sole responsibility for, and shall make all decisions with respect to, any recall, market withdrawals or any other corrective action related to

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the Marketed Products on and following Closing, and to Development Products throughout the Term; provided that during the Development Term, Hyperion shall consider in good faith Ucyclyd’s input with respect to any such recall, market withdrawal or other corrective action related to the Development Products. Hyperion shall promptly notify Ucyclyd of any such actions taken by Hyperion that are reasonably likely to result in a material adverse effect on the marketability of such Marketed Product. At Hyperion’s request, Ucyclyd shall provide assistance to Hyperion in conducting such recall, market withdrawal or other corrective action and any documented, direct, out-of-pocket costs incurred by Ucyclyd with respect to participating in such recall, market withdrawal or other corrective action shall be reimbursed by Hyperion except to the extent that any such recall, market withdrawal or other corrective action results from Ucyclyd’s: (i) Promotion in a manner inconsistent with: (A) the Marketed Product’s labeling or package inserts; (B) the approved Promotion Plans; or (C) Promotional Materials; (ii) failure to comply with the Agreement; or (iii) negligent, reckless or willful acts or omissions, Ucyclyd shall be responsible for all costs and expenses relating to such recall, market withdrawal and corrective action and shall reimburse Hyperion for any and all costs and expenses associated therewith. Hyperion agrees to cooperate with Ucyclyd to mitigate any costs or other risk to Ucyclyd if any such recall, market withdrawal or other corrective action occurs on or following the Closing with respect to the Marketed Products, but relates to activities that occurred or arose prior to Closing and results from the conduct described in subsections (i) and (ii) of this subsection (b).
     5.11 Compliance Deficiencies.
               (a) Hyperion acknowledges and agrees that Hyperion’s promotion of, and adherence to, the Hyperion Compliance Program, Article 5 (Regulatory and Compliance Matters) and Legal Requirements applicable to: (i) the Development and Regulatory Program; and (ii) Promotion (collectively, the “Compliance Requirements”) and Hyperion’s response to addressing Compliance Deficiencies (as defined below) shall be critical elements in evaluating the performance of Hyperion under the Agreement. “Compliance Deficiencies” include: (i) one or more deficiencies of Hyperion or any Hyperion Personnel that are likely to result in a violation(s) of any of the Compliance Requirements or the CIA, (ii) an actual violation(s) of any of the Compliance Requirements by Hyperion or any Hyperion Personnel with the exception of those violations described in Section 12.2(f) (Termination Rights) of the Agreement, and (iii) any act(s) or omission(s) of Hyperion or any Hyperion Personnel that is likely to result in a violation(s) of any of the Compliance Requirements or the CIA with the exception of those violations described in Section 12.2(f) (Termination Rights) of the Agreement. For the avoidance of doubt, the occurrence of the events described in Section 12.2(f) (Termination Rights) are not subject to the terms or conditions of this Section 5.11 (Compliance Deficiencies) and shall be governed solely by the terms of Section 12.2(f) (Termination Rights). Further, the Parties agree that the Chief Compliance Officer of Medicis and the Hyperion Compliance Officer shall discuss in good faith and agree upon the basis and reporting timeframe for assessing the likelihood of a violation under subsections (i) and (iii) from time to time.
               (b) Unless the Agreement specifies (or the Parties agree as provided under subsection (a)) on another time frame for the reporting of the applicable Compliance Deficiency to Ucyclyd or the Chief Compliance Officer of Medicis, Hyperion shall notify the

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Chief Compliance Officer of Medicis promptly of any Compliance Deficiencies, which notice shall be in writing and shall specify in detail the Compliance Deficiencies and Hyperion’s plan for addressing the Compliance Deficiencies to the extent Hyperion has such a plan available at the time of disclosure to the Chief Compliance Officer of Medicis (i.e., notice should not be withheld or delayed because the plan is not fully prepared). To the extent the remedial plan is not included with the notice, Hyperion shall provide the Chief Compliance Officer of Medicis with such a plan as soon as reasonably practicable under the circumstances. The notice also shall specify any measures taken by Hyperion to remedy the Compliance Deficiency and shall describe the terms of the proposed remedial plan, if any. To the extent the Compliance Deficiency is identified as the result of an internal or external audit of Hyperion, Hyperion shall provide to the Chief Compliance Officer of Medicis a copy of any report generated in connection therewith including any recommendations and measures to remedy the applicable Compliance Deficiency.
               (c) To the extent that Ucyclyd discovers, learns or is notified of a Compliance Deficiency other than through notification by Hyperion under subsection (b) above, Ucyclyd shall notify Hyperion in writing and shall specify in detail such Compliance Deficiency. Within **** following Hyperion’s receipt of such notice, Hyperion shall provide to the Chief Compliance Officer of Medicis a written response addressing each of the identified Compliance Deficiencies and, as applicable, a remedial plan for remedying each such Compliance Deficiency.
               (d) Promptly (but not longer than ****) following receipt of Hyperion’s notice under subsection (b) or Hyperion’s response under subsection (c), the Hyperion Compliance Officer and the Chief Compliance Officer of Medicis shall meet to discuss the Compliance Deficiencies and Hyperion’s remedial plan, which remedial plan shall be subject to the reasonable approval of the Chief Compliance Officer of Medicis; provided, however, Hyperion’s implementation of remedial measures shall not be delayed pending such approval, it being the intent of the Parties that Hyperion take all reasonable measures to remedy any Compliance Deficiency as soon as practicable. Promptly following such meeting, Hyperion shall implement any changes to the remedial plan or the remedial measures under such approved remedial plan.
               (e) Following implementation of the remedial plan, the Hyperion Compliance Officer shall provide written notice to the Chief Compliance Officer of Medicis certifying that the remedial measures have been implemented in accordance with such plan. The Chief Compliance Officer of Medicis shall have the right to review and audit the implementation of the remedial plan so as to verify Hyperion’s compliance therewith.
               (f) In addition to the foregoing provisions of this Section 5.11 (Compliance Deficiencies), with respect to any Compliance Deficiency, the Parties shall fully cooperate to provide timely review and input on the efforts and responsibilities of Hyperion to address violations or failures under this Section 5.11 (Compliance Deficiencies). In addition, Hyperion shall:
                    (i) fully cooperate to change or modify the Hyperion Compliance Program to address any and all Compliance Deficiencies;

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                    (ii) act in good faith to mitigate or minimize any adverse impact on Ucyclyd or its Affiliates; and
                    (iii) as applicable: (A) undertake remedial action against any Hyperion Personnel associated or connected with the violation or failure; (B) implement changes to the controls over the environment designed to prevent the reoccurrence of future Compliance Deficiencies; (C) pay or reimburse Ucyclyd for any Stipulated Penalties (as defined in the CIA) or any other out-of-pocket costs to Ucyclyd or its Affiliates associated with any Compliance Deficiency, including any fines imposed by a Governmental Authority or Regulatory Agency.
               (g) Ucyclyd agrees that the Chief Compliance Officer of Medicis promptly shall provide to Hyperion and the Hyperion Compliance Officer input and responses under this Section 5.11 (Compliance Deficiencies) with respect to (i) Hyperion’s remedial plan, (ii) changes or modifications to the Hyperion Compliance Program to address any and all Compliance Deficiencies, and (iii) inquiries from Hyperion and the Hyperion Compliance Officer regarding the steps taken by Hyperion to implement the approved remedial plan.
               (h) If Hyperion fails to implement the approved remedial plan described in subsection (d) or fails to comply with its obligations under subsection (f), the Chief Compliance Officer of Medicis shall notify the Hyperion Compliance Officer of such failure and Hyperion shall have **** to cure such failure. If Hyperion has not cured the identified failure(s), Ucyclyd shall have the right to terminate the Term of the Agreement upon written notice to Hyperion without any further opportunity of Hyperion to remedy such failure.
ARTICLE 6
GOVERNANCE
     6.1 Cooperation. Subject to the other provisions of the Agreement, the Parties agree that the principal objectives of the Parties under the Agreement are to use Commercially Reasonable Efforts to, in accordance with the responsibilities assigned to each as set forth in the Agreement: (a) maximize the market and sales with respect to the Marketed Products; and (b) develop the Development Products for use in the Development Field. The Parties agree that they shall establish a formal framework, as further set forth in this Article 6 (Governance), which will oversee the Promotion and the Development and Regulatory Program during the Development Term.
     6.2 Joint Steering Committee.
          6.2.1 Establishment of the Joint Steering Committee. The Parties shall establish a JSC, which shall consist of a total of six (6) members, with three (3) members from each Party. The initial members of the JSC are set forth on Schedule 6.2.1 (Joint Steering Committee) to the Agreement. Members of the JSC may be represented at any meeting by a designee appointed by such member for such meeting. The chairperson shall alternate every calendar year, beginning with a person designated by Ucyclyd and identified on Schedule 6.2.1 (Joint Steering Committee) and shall have the rights and responsibilities as set forth in Section 6.3 (Responsibilities of the Chairperson). The secretary shall alternate every calendar year,

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

beginning with a person designated by Hyperion and identified on Schedule 6.2.1 (Joint Steering Committee). Each Party, in its discretion, may invite non-JSC employees of such Party to attend any JSC meeting. The JSC shall remain in place until the expiration and non-renewal or termination of the Term of the Agreement.
          6.2.2 Responsibilities of the Joint Steering Committee. In addition to the responsibilities expressly described elsewhere in the Agreement, the JSC shall, during the Development Term:
               (a) develop and discuss strategies for Promotion;
               (b) review and approve any changes to the Promotion Plans (including the sales forecasts, budget, promotional activities and strategies) consistent with the provisions of Article 2 (Promotion and Development Activities During the Development Term);
               (c) review progress against the then-current Promotion Plan (including the sales forecasts, budget, promotional activities and strategies);
               (d) review progress of Marketed Products sales in the Promotion Territory against the forecast included in the then-current Promotion Plan;
               (e) review progress with respect to the Development and Regulatory Program including the Development Plan;
               (f) review changes to the Development Plan and Development Plan budget consistent with the provisions of Article 2 (Promotion and Development Activities During the Development Term);
               (g) review development costs against the budget for such activities in the applicable year;
               (h) review pricing and distribution strategies;
               (i) review and coordinate Hyperion’s efforts internationally with respect to the Products;
               (j) review any development of Products outside of the Development Plan;
               (k) review the status of intellectual property protection for inventions made under the Development Plan;
               (l) review potential competition for the Products and discuss related regulatory strategies;
               (m) perform any other activities related to the Products as the Parties may reasonably request from time to time other than deciding that a Party is in breach of an obligation under this Agreement;

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (n) in the event of any dispute arising from or in connection with this Agreement or the breach thereof, serve as a forum to settle the dispute by consulting and negotiating in good faith to attempt to reach a solution satisfactory to both Parties and, if the JSC does not reach such solution within **** of written notice by either Party of the existence of a dispute, then, upon written notice by either Party to the other, the Parties shall settle such dispute pursuant to Article 15 (Dispute Resolution);
               (o) review, discuss and confirm Hyperion’s compliance with Article 5 (Regulatory and Compliance Matters) including the Hyperion Compliance Program; provided, however, that (i) the JSC is not authorized to approve changes to the Hyperion Compliance Program or the requirements under Article 5 (Regulatory and Compliance Matters), and (ii) the Chief Compliance Officer of Medicis shall retain ultimate authority for evaluating and determining issues relating to compliance as set forth in this Agreement;
               (p) establish and oversee the function of appropriate subcommittees with focus on particular areas of the Development and Regulatory Program or Commercialization activities; and
               (q) perform such other activities from time to time as agreed upon by the Parties.
For clarity, the JSC, or any subcommittee established by it pursuant to Section 6.9 (Delegation) below, shall not have the right to amend this Agreement; provided, however, the Parties may agree through the JSC to change the Promotion Plan or the Development Plan or approve other activities related to the implementation or fulfillment of each Party’s obligations under this Agreement except that the JSC shall not approve any such changes or activities related to (i) the Hyperion Compliance Program or the requirements under Article 5 (Regulatory and Compliance Matters), and (ii) the Chief Compliance Officer of Medicis shall retain ultimate authority for evaluating and determining issues relating to compliance as set forth in this Agreement.
          6.2.3 Meetings of the Joint Steering Committee. During the Development Term, the JSC shall meet quarterly, and more frequently as the Parties mutually agree is appropriate. Such meetings shall be on such dates and at such times as the Parties shall agree and may be held either in-person or by means of telecommunication or video conference. Any in-person meetings shall alternate between the offices of the Parties unless the Parties otherwise agree. If practicable, the chairperson shall send notice of all meetings to all members of the JSC no less than **** before the date of the meeting. The JSC also may convene, be polled or consulted from time to time by means of electronic correspondence, as deemed necessary or appropriate in order to fulfill its obligations under the Agreement.
     6.3 Responsibilities of the Chairperson. The chairperson of the JSC shall have the following roles and responsibilities:
               (a) to call meetings, send notice of each such meeting and designate the time, date and place of each such meeting;

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (b) to convene or poll the members by other permitted means;
               (c) to establish the agenda for each meeting, subject to the right of any member to add additional agenda items at any meeting;
               (d) to prepare comments to the draft minutes prepared by the secretary and communicate with the secretary to finalize the draft minutes prior to circulation to all members; and
               (e) to execute, along with the secretary, the final minutes of the meetings.
     6.4 Reports to the Joint Steering Committees.
            6.4.1 By Hyperion. In addition to the obligations set forth in Section 2.2.5 (Research and Development Diligence), prior to the first meeting of the JSC for each calendar year during the Development Term, Hyperion shall provide the JSC with:
               (a) written reports regarding the status of its activities and progress under the Promotion Plan, including any events that may adversely impact the Promotion Plan and the steps Hyperion is taking to mitigate or correct such events;
               (b) written reports regarding the status of its activities and progress under the Development and Regulatory Program and the Development Plan, including any events that may adversely impact the Development and Regulatory Program or the Development Plan and the steps Hyperion is taking to mitigate or correct such events; and
               (c) written reports regarding the status of the Marketed Products with Regulatory Agencies or any actions by Regulatory Agencies that might reasonably be expected to impact Marketed Products.
Within **** following the end of the Development Term, Hyperion shall provide the JSC with a final written report of its activities and progress under each of the Promotion Plan, the Development and Regulatory Program and the Development Plan.
          6.4.2 By Ucyclyd. At the first meeting of the JSC for each calendar year during the Development Term, Ucyclyd shall provide the JSC with:
               (a) an update (oral or written as determined by Ucyclyd) regarding the status of any Ucyclyd activities and progress under the Promotion Plan, such as in the areas of pharmacovigilance and customer services, including any events that may adversely impact the Promotion Plan and the steps Ucyclyd is taking to mitigate or correct such events; and
               (b) an update (oral or written as determined by Ucyclyd) regarding the status of the Marketed Products with Regulatory Agencies or any actions by Regulatory Agencies that might reasonably be expected to impact Marketed Products.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Parties acknowledge and agree that Ucyclyd’s obligations under this Section will be deemed fulfilled in the United States if Ucyclyd provides the annual report submitted by Ucyclyd to the FDA with respect to each of the Marketed Products.
     6.5 Minutes. Promptly after each JSC meeting, the secretary of the JSC shall prepare and distribute to the chairperson of the JSC draft minutes of the meeting, which shall provide a description in reasonable detail of the discussions conducted at the meeting and a list of any actions, and decisions or determinations made by the JSC. The chairperson of the JSC may then comment on the draft minutes. The secretary of the JSC shall discuss with the chairperson any comments of the chairperson and circulate a final draft of the minutes to all members of the JSC within **** of the meeting. The final draft minutes will be submitted for the written approval of the members of the JSC at the following JSC meeting. The secretary and chairperson shall each sign and date the final minutes. The signature of the chairperson and the secretary on the final minutes shall indicate each Party’s assent to the minutes.
     6.6 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members of the JSC, designees and non-JSC invitees to attend, and otherwise participate.
     6.7 Voting.
               (a) The JSC shall decide by vote on any subject matter within the JSC’s decision-making authority. Each Party shall have only one (1) vote on matters voted on in the JSC. Such decisions shall require that at least one (1) member of each Party is present at such meeting. All decisions of the JSC must be made by the unanimous vote of the Parties and each Party’s vote shall be cast by the member(s) (or their designee(s)) present at any meeting.
               (b) If the JSC cannot resolve any matter due to a deadlock or otherwise, such matter shall be referred to the Executive Sponsors for resolution. If such Executive Sponsors cannot resolve such matter in **** after the matter is referred to them, then such matter shall be resolved through the dispute resolution mechanism set forth in Article 15 (Dispute Resolution).
     6.8 Replacement of Personnel. Each Party shall have the right, at any time, to designate by written notice to the other Party a replacement for any of such Party’s members on the JSC, provided that such replacement has a functionally equivalent position (regardless of title) to the Person being replaced.
     6.9 Delegation. The JSC may delegate any portion of its responsibilities to a subcommittee created by it, which subcommittee shall consist of equal number of representatives from each Party and shall make decisions in the same manner as set forth in Section 6.7 (Voting) except that if any subcommittee cannot resolve any matter due to a deadlock or otherwise, such matter shall be referred to the JSC first for resolution and, thereafter, shall be resolved in accordance with Section 6.7(b) (Voting).

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 7
PAYMENT TERMS AND OBLIGATIONS
     7.1 Upfront Payments. In partial consideration for the rights and licenses granted to Hyperion in the Agreement, within **** following the Effective Date, Hyperion shall pay to Ucyclyd a one-time, non-refundable payment in the amount of Ten Million Dollars ($10,000,000); provided, however, the Parties acknowledge and agree that **** Dollars ($****) has been paid by Hyperion to Ucyclyd pursuant to the Exclusivity Agreement and is credited to this upfront payment.
     7.2 Regulatory Milestone Payments. As further consideration for the rights and licenses granted to Hyperion under the Agreement, Hyperion shall make one-time, non-refundable payments (each, a “Regulatory Milestone Payment”) as provided in Schedule 7 (Payment Obligations).
     7.3 Promotion Commission. In consideration for Hyperion’s Promotion, Ucyclyd shall pay Hyperion a commission as provided in Schedule 7 (Payment Obligations).
     7.4 Other Ongoing Payments. Hyperion shall make all other ongoing payments as provided in Schedule 7 (Payment Obligations).
     7.5 Assumed Payment Obligations. In addition to the payments otherwise payable to Ucyclyd under the Agreement, as of the Effective Date, Hyperion hereby assumes the payment obligations to the applicable Persons as set forth on Schedule 7 (Payment Obligations) (“Assumed Payments”). Hyperion agrees to pay the Assumed Payments as provided in Schedule 7 (Payment Obligations).
     7.6 No Reduction for Generic Equivalents. In the event any Person develops, markets, promotes, manufactures, sells, offers to sell, distributes or imports a Generic Equivalent, nothing in the Agreement shall be construed to allow a reduction in any of Hyperion’s payment obligations under the Agreement.
     7.7 Promotional, Development, Regulatory and Other Costs and Expenses.
               (a) Hyperion shall be solely responsible for any and all: (i) costs and expenses related to the performance by Hyperion of the Development and Regulatory Program on and after the Effective Date; (ii) the Promotional and other activities of Hyperion in furtherance of the obligations of Hyperion under the Agreement; and (iii) Hyperion Regulatory Costs. Hyperion shall be responsible solely for any and all cost and expense overruns arising in connection with the foregoing.
               (b) Hyperion shall reimburse Ucyclyd and its Affiliates for time spent by employees of Ucyclyd and its Affiliates on and after the Effective Date relating to any research, development, promotion, marketing, sale, regulatory compliance or manufacture of, or with respect to the, Products (“Ucyclyd Services”) as follows:

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (i) No reimbursement shall be required for Ucyclyd Services provided within **** days following the Effective Date.
                    (ii) Following such **** period, subject to subsection (iii) below, Ucyclyd shall provide Ucyclyd Services at **** to the extent such Ucyclyd Services do not require material (when considered individually or in the aggregate of all such requests) amounts of time by employees of Ucyclyd and its Affiliates. To the extent that Ucyclyd determines that the requested Ucyclyd Services require material amounts of time, prior to Ucyclyd incurring any such costs or expenses, Ucyclyd shall submit to Hyperion an estimate of the costs for the Ucyclyd Services. Following Hyperion’s approval of such estimate, Ucyclyd shall provide the proposed Ucyclyd Services in accordance with the proposal, and Hyperion shall pay Ucyclyd for the Ucyclyd Services in accordance with the terms of such proposal, or if none are specified, then within **** following Hyperion’s receipt of an invoice from Ucyclyd. The estimate shall be considered a cap on the amount subject to reimbursement by Hyperion unless otherwise approved in writing by Hyperion prior to incurrence of any activity that would result in costs or expenses above such cap.
                    (iii) Notwithstanding the foregoing, to the extent that other provisions of the Agreement specify the allocation of costs or expenses, such other provisions shall control.
     7.8 Payment Procedure. All payments due under the Agreement shall be paid in United States Dollars by wire transfer, or by such other method mutually agreed upon by the Parties, in each case at the expense of the payor, for value no later than the due date thereof to the following bank accounts or such other bank account or accounts as the payee shall designate in writing within a reasonable period of time prior to such due date:
     If to Hyperion:

Account Name: Account Number: Hyperion Tax ID: Bank: ABA Number:	**** **** **** **** ****
     If to Ucyclyd, payment will be made to the account below for the benefit of Ucyclyd:

Account Name: Name: SWIFT Code: ABA/ Routing#: Bank Address: Account #:	**** **** **** **** **** ****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     7.9 Currency Conversion. Monetary conversions from the currency of a foreign country, in which Products are sold, into U.S. currency shall be determined using the Average Exchange Rate. The “Average Exchange Rate” shall be the average of the official exchange rate in force in that country for financial transactions on the first and last business day of the calendar month for which the payments are being paid. If there is no such official exchange rate, the conversion shall be made at the rate for such remittances on the date as published in the United States edition of The Wall Street Journal.
     7.10 Taxes.
               (a) Each Party will be responsible for any and all Taxes applicable to its own business.
               (b) Each Party may withhold from payments due to the other Party any withholding tax that is required by law to be paid to any taxing authority with respect to such payments. The Party that has withheld such tax shall provide to the other Party all relevant documents and correspondence and written evidence of the payment of such tax and any other cooperation or assistance as may be reasonably necessary to enable the Party subject to the withholding tax to claim exemption from such tax and to receive a full refund of such tax or claim a foreign tax credit. The Parties also agree to cooperate with each other in the event a Party seeks deductions under any double taxation or other similar treaty or agreement from time to time in force.
               (c) The Parties will cooperate to more accurately determine and minimize their respective tax liability. Each Party will provide tax information or tax documents reasonably requested by the other Party. Each Party will promptly notify the other of any claim for Taxes asserted with respect to the Agreement by a taxing authority with jurisdiction over either Party. With respect to any claim arising out of a tax form or return signed by a Party to the Agreement, the signing Party may control the response to and settlement of the claim, but the other Party shall have the right to participate to the extent it may be liable.
     7.11 Continuing Payment Obligations. The obligation of each Party to pay any and all payments required under the Agreement shall remain in effect notwithstanding any alleged infringement by any Person of any of the Products, the Product Technology, Developed Technology, Manufacturing Technology or the Brusilow Intellectual Property.
     7.12 Late Payments. Any undisputed payments owed by a Party to the other Party under the Agreement that are not paid on or before the date such payments are due shall accrue daily interest, to the extent permitted by applicable Legal Requirements, at the rate announced by Bank of America (or its successor) as its prime rate in effect on the date that such payment was first due plus **** percent (****%).
     7.13 No Additional Payment. Except as expressly set forth in the Agreement, the Parties shall have no obligation under the Agreement to pay or reimburse the other Party for any other amounts, including any other costs or expenses incurred by the other Party in connection with the performance of its obligations under the Agreement. This provision shall in no way

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

limit a Party’s ability to collect damages for any material breach by the other Party or in any way limit a Party’s indemnification obligations under the Agreement.
     7.14 Financial Audit and Record-Keeping Requirements. The Parties shall comply with the audit and record-keeping requirements set forth on Schedule 5.2(b) (Audit and Record-Keeping Requirements).
     7.15 Set-Off Rights. Ucyclyd shall have the right to set off any amounts due to Hyperion against any undisputed damages, charges or other amounts due from Ucyclyd to Hyperion. Hyperion shall not have the right to set off any amounts due to Ucyclyd against any undisputed damages, charges or other amounts due from Hyperion to Ucyclyd except as set forth below. To the extent that Hyperion learns that Ucyclyd is not paying any payments due pursuant to Section 5 of Schedule 7 (Payment Obligations), Hyperion shall consult with Ucyclyd as to whether such payments are undisputed and due. If Ucyclyd does not dispute such payment and such payment is due and remains unpaid by Ucyclyd, then Hyperion shall have the right to make such payment to the applicable Third Party and set off any such payment against any undisputed damages, charges or other amounts due from Hyperion to Ucyclyd.
ARTICLE 8
INTELLECTUAL PROPERTY
     8.1 Ownership Rights of Intellectual Property. Subject to the terms and conditions of this Agreement, ownership of intellectual property shall be determined as set forth in this Section 8.1 (Ownership Rights of Intellectual Property).
          8.1.1 Pre-Closing.
               (a) Product Technology. Prior to Closing, Ucyclyd shall remain the sole and exclusive owner of all Product Technology.
               (b) Developed Technology. Prior to Closing, Ucyclyd shall be the sole and exclusive owner of all Developed Technology. Hyperion hereby assigns to Ucyclyd all of its rights, title and interests in, to and under such Developed Technology.
               (c) Manufacturing Technology. Ucyclyd shall remain the sole and exclusive owner of all Manufacturing Technology at all times prior to, on and following Closing. Hyperion hereby assigns to Ucyclyd all of its rights, title and interests in, to and under such Manufacturing Technology.
               (d) Brusilow Intellectual Property. The Brusilow Licensors shall retain ownership of the Brusilow Intellectual Property and during the Development Term, Hyperion shall have the sublicense rights described in Section 8.2.3 (Brusilow Intellectual Property).
               (e) Copyright. Hyperion agrees that all newly created copyrightable aspects of the Developed Technology and Manufacturing Technology shall be considered a “work-made-for-hire” within the meaning of the Copyright Act of 1976, as amended. To the

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

extent the Developed Technology, Manufacturing Technology or any part thereof, are found by a court of competent jurisdiction not to be a “work-made-for-hire” within the meaning of the Copyright Act of 1976, as amended, Hyperion agrees that all exclusive right, title and interest in and to those newly created copyrightable aspects of the Developed Technology and the Manufacturing Technology are hereby expressly assigned automatically to Ucyclyd without further consideration (the “Copyrightable Developed Technology”).
               (f) Hyperion’s Disclosure and Cooperation. During the Term until the Closing of the Purchase Transaction, Hyperion, on behalf of itself and all Affiliates or applicable Third Parties, shall: (i) promptly disclose to Ucyclyd any Developed Technology and Manufacturing Technology not previously disclosed to Ucyclyd by Hyperion under the Agreement or in the possession of Ucyclyd; and (ii) cooperate with Ucyclyd to provide all reasonable assistance to and execute all documents reasonably required by Ucyclyd to establish, assign, perfect and affirm any and all of Ucyclyd’s rights with respect to the Developed Technology and the Manufacturing Technology. If the Term of this Agreement is terminated without the Closing of the Purchased Transaction, Hyperion will cooperate with Ucyclyd with respect to its obligations in subsections (i) above for a period of **** after such termination and with respect to its obligations under subsection (ii) above, any time after such termination; provided that with respect to any such cooperation provided after the **** period following such termination, Ucyclyd agrees to reimburse Hyperion for the actual, documented, out-of-pocket costs and expenses incurred by Hyperion in connection with such cooperation. Ucyclyd shall use commercially reasonable efforts to secure the signature of Hyperion, its Affiliates or applicable Third Parties (as the case may be), to any document required to file, prosecute, register or memorialize the assignment of any rights as set forth in the Agreement; provided, however, if Ucyclyd is unable to secure such signature within **** of any request by Ucyclyd for such signature, Hyperion hereby irrevocably designates and appoints Ucyclyd and Ucyclyd’s duly authorized officers and agents as Hyperion’s agents and attorneys-in-fact to act for and on Hyperion’s behalf and instead of Hyperion to take all lawfully permitted acts to further the filing, prosecution, registration, memorializing of assignment, issuance and enforcement of such rights, all with the same legal force and effect as if executed by Hyperion. The foregoing is deemed a power coupled with an interest and is irrevocable during the Term until the Closing of the Purchase Transaction, and shall terminate at the Closing of the Purchase Transaction.
               (g) Hyperion’s Further Assurances. Hyperion shall take all reasonable steps to ensure that, during the Development Term, all of its employees acting under its authority in the performance of Hyperion’s obligations under the Agreement are and shall be obligated under a binding written agreement or established corporate policy to assign to Hyperion, or as Hyperion shall direct, all Developed Technology and Manufacturing Technology discovered, developed, originated, prepared, learned, obtained, made, conceived or reduced to practice by such employee as a result of such employee’s employment. In the case of all Persons acting on behalf of Hyperion in the performance of Hyperion’s obligations under the Agreement, including consultants, subcontractors, licensees, sublicensees, outside contractors, clinical investigators, agents, or non-employees working for non-profit academic institutions, such Persons also shall be obligated under an agreement that meets the criteria of the preceding sentence and Section 2.3 (Use of Contractors), unless with Ucyclyd’s prior written approval.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          8.1.2 On and Following Closing.
               (a) Product Technology and Developed Technology. Upon Closing, Ucyclyd shall assign all Product Technology and Developed Technology (including any and all Copyrightable Developed Technology) to Hyperion under the Technology Assignment Agreement. Thereafter, Hyperion shall be the sole and exclusive owner of all such Product Technology and Developed Technology.
               (b) Manufacturing Technology. On and following Closing, Ucyclyd shall remain owner of all Manufacturing Technology and subject to the terms and conditions of this Agreement, shall continue to license the Manufacturing Technology to Hyperion as set forth in Section 8.2.2 (Manufacturing Technology; Drug Master Files).
               (c) Brusilow Intellectual Property. Upon the Closing, the R&D Sublicense Agreement shall terminate and Ucyclyd shall assign its rights and obligations under the Brusilow License Agreement to Hyperion in accordance with Section 3.3.2 (Closing) and Hyperion will be the licensee under the Brusilow License Agreement.
               (d) Ucyclyd’s Cooperation. On and following Closing, Ucyclyd shall, on behalf of itself and all Affiliates, cooperate with Hyperion to provide all assistance to and execute all documents reasonably required by Hyperion to establish, assign, perfect and affirm any and all of Hyperion’s rights in accordance with this Section 8.1.2 (On and Following Closing); provided that, following the first (1st) anniversary of the Closing, Hyperion agrees to reimburse Ucyclyd for the actual, documented, out-of-pocket costs and expenses incurred by Ucyclyd in connection with such cooperation. Ucyclyd shall use commercially reasonable efforts to secure the signature of Ucyclyd or its Affiliates (as the case may be) to any document required to file, prosecute, register or memorialize the assignment of any rights as set forth in this subsection (d); provided, however, if Ucyclyd is unable to secure such signature within **** of any request by Ucyclyd for such signature, Ucyclyd hereby irrevocably designates and appoints Hyperion and Hyperion’s duly authorized officers and agents as Ucyclyd’s agents and attorneys-in-fact to act for and on Ucyclyd’s behalf and instead of Ucyclyd to take all lawfully permitted acts to further the filing, prosecution, registration, memorializing of assignment, issuance and enforcement of such rights, all with the same legal force and effect as if executed by Ucyclyd. The foregoing is deemed a power coupled with an interest and is irrevocable.
               (e) Manufacturing Technology Disclosure and Cooperation. On and following Closing, on behalf of itself and all Affiliates or applicable Third Parties, Hyperion shall: (i) promptly disclose to Ucyclyd any Manufacturing Technology not previously disclosed to Ucyclyd by Hyperion under the Agreement or in the possession of Ucyclyd; and (ii) cooperate with Ucyclyd to provide all reasonable assistance to and execute all documents reasonably required by Ucyclyd to establish, assign, perfect and affirm any and all of Ucyclyd’s rights with respect to the Manufacturing Technology. Ucyclyd shall use commercially reasonable efforts to secure the signature of Hyperion, its Affiliates or applicable Third Parties (as the case may be) to any document required to file, prosecute, register or memorialize the assignment of any rights as set forth in the Agreement; provided, however, if Ucyclyd is unable to secure for any reason within **** of any request by Ucyclyd for such signature, Hyperion hereby irrevocably designates and appoints Ucyclyd and Ucyclyd’s duly authorized officers and agents as

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Hyperion’s agents and attorneys-in-fact to act for and on Hyperion’s behalf and instead of Hyperion to take all lawfully permitted acts to further the filing, prosecution, registration, memorializing of assignment, issuance and enforcement of such rights, all with the same legal force and effect as if executed by Hyperion. The foregoing is deemed a power coupled with an interest and is irrevocable on and following Closing, and shall terminate at the expiration of the Term.
     8.2 Licenses.
          8.2.1 Product Technology and Developed Technology. Subject to the terms and conditions of the Agreement, Ucyclyd hereby grants to Hyperion an exclusive (except as to Ucyclyd as set forth in Section 2.2.6(a) (Transition of Development and Regulatory Program to Hyperion)), non-transferable (except as permitted by Section 16.14 (Assignment)), non-sublicenseable (except as necessary to conduct research and development activities outside of the United States in accordance with in Section 2.2.3 (R&D Rights Outside of the United States)), fee-earning (to the extent Hyperion is permitted to Commercialize **** prior to Closing in accordance with Section 2.2.9 (Approval of **** Prior to Closing)) license under the Product Technology and the Developed Technology to research, develop, make, have made, import and use the Development Products to: (a) perform the activities under the Development and Regulatory Program in the Development Field in the Development Territory; (b) perform research and development activities of such Development Products outside the Development Field in the Development Territory only pursuant to Section 2.2.2 (R&D Rights Outside of the Development Field); and (c) perform research and development activities of such Development Products outside the Development Territory only pursuant to Section 2.2.3 (R&D Rights Outside of the United States), in each case for the duration of the Development Term. For clarity, the license granted under this Section 8.2.1 (Product Technology and Developed Technology) does not grant Hyperion the right to Commercialize, promote, market or sell the Development Products, and any rights to Commercialize, promote market or sell the Development Products in the Development Field arise only on and following Closing, or in the case of **** only, may arise in accordance with the terms and conditions set forth in Section 2.2.9 (Approval of **** Prior to Closing).
          8.2.2 Manufacturing Technology; Drug Master Files.
               (a) During the Development Term, subject to the terms and conditions of the Agreement, Ucyclyd hereby grants to Hyperion an exclusive (except as to Ucyclyd as set forth in Section 2.2.6(a) (Transition of Development and Regulatory Program to Hyperion)), non-transferable (except as permitted by Section 16.14 (Assignment)), non-sublicenseable (except to a contract manufacturer as permitted under the Agreement), fee-earning (to the extent Hyperion is permitted to Commercialize **** prior to Closing in accordance with Section 2.2.9 (Approval of **** Prior to Closing)) license under the Manufacturing Technology to make or have: (i) clinical supplies for ****; and (ii) commercial supply of ****, provided that each such supply (clinical and commercial) is subject to the other terms and conditions of this Agreement regarding manufacture and supply of Products.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (b) On and after the Closing Date, subject to the terms and conditions of the Agreement, Ucyclyd hereby grants to Hyperion an exclusive (even as to Ucyclyd except as set forth in this subsection (b)), non-transferable (except as permitted by Section 16.14 (Assignment)), sublicenseable, fee-earning license under the Manufacturing Technology to make or have made the Products; provided, however, Ucyclyd shall have the right to use the Manufacturing Technology for purposes of the DMFs under this Agreement and fulfilling Ucyclyd’s obligations to Hyperion under the Agreement. Upon expiration of the Term, all right, title, and interest in and to such Manufacturing Technology shall be fully-paid and assigned to Hyperion.
               (c) Hyperion acknowledges that a DMF exists with respect to sodium benzoate, an active ingredient in Ammonul and Ammonul HE. As soon as reasonably practicable after the Effective Date, Ucyclyd shall prepare and file with the FDA DMFs for GT4P. Upon acceptance of such DMFs by the FDA, Ucyclyd shall instruct the FDA to supersede, and if permitted delete, the information corresponding to such DMFs in the relevant IND or NDA with that of the DMFs. The DMFs and such portion of the NDAs or INDs as would be covered by such DMFs shall remain with, and as between Hyperion and Ucyclyd shall at all times be the sole property of, Ucyclyd or its Affiliates. Ucyclyd shall not make any material amendment to any such DMF without Hyperion’s prior written consent which shall not be unreasonably withheld, delayed or conditioned; provided, however, Ucyclyd shall not be required to disclose to Hyperion the content of the actual amendment. Hyperion acknowledges and agrees that the licenses to Manufacturing Technology as set forth in subsections (b) and (c) above are the subject of the DMFs and right of references granted in subsection (d) below and Hyperion shall not be entitled to take possession or have access to the Manufacturing Know-How that comprises the DMF, other than the rights granted to it under Section 8.2.2(d) (Manufacturing Technology; Drug Master Files) below.
               (d) During the Term, Hyperion shall have a right of reference to the NDAs, INDs and the DMFs as necessary to support the regulatory approval, manufacture (including for Hyperion’s back-up manufacturers) and Commercialization of the Development Products. During the Term, Ucyclyd shall provide to Hyperion, and subject to the licenses set forth in subsections (a) and (b) above, Ucyclyd shall be permitted to use, the Manufacturing Know-How other than the Manufacturing Know-How that comprises the DMF.
               (e) At all times during the Term, to the extent that Hyperion has rights to make or have made Products, Hyperion agrees to use the DMFs established by Ucyclyd in connection with the Products and Hyperion further agrees to use the contract manufacturers at which Ucyclyd has established the DMFs for such Products. Hyperion shall have the right to qualify alternate manufacturers reasonably acceptable to Ucyclyd and to transfer manufacturing and supply to such alternate manufacturers; provided that: (i) Hyperion shall be responsible solely for qualifying such alternate manufacturer; (ii) Hyperion shall pay all related costs, including all fees associated with obtaining any approvals in accordance with any Legal Requirements; (iii) Ucyclyd shall establish with such manufacturer, at Hyperion’s sole cost and expense, the applicable DMFs containing the relevant Manufacturing Technology and such manufacturer shall have a limited, non-transferable (except as permitted by Section 16.14 (Assignment)) right of reference to such DMFs solely for purposes of manufacturing and supplying the applicable Product to Hyperion; and (iv) Hyperion shall continue to comply with

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the other provisions of this Section 8.2.2 (Manufacturing Technology; Drug Master Files). In the event Hyperion elects to supply the Product itself or through a qualified Third Party, the Parties agree to cooperate with respect to any required filings under applicable Legal Requirements related to any such change in manufacturing and supply. Any and all transfers of manufacturing and supply of the Products shall be subject to the terms and conditions of this Section.
               (f) All Manufacturing Technology shall be considered the Confidential Information of Ucyclyd subject to Section 13.3 (Exceptions), and to the extent that Hyperion takes possession of, or otherwise has access to, any Manufacturing Technology, Hyperion agrees to keep such Manufacturing Technology confidential in accordance with the confidentiality and non-disclosure obligations set forth in this Agreement protecting Ucyclyd Confidential Information. Hyperion also shall ensure that its contract manufacturers and any other Third Parties being granted access to Manufacturing Technology as permitted in this Agreement shall keep the Manufacturing Technology confidential. The foregoing shall not be construed as a limitation on Hyperion’s rights to access such Manufacturing Technology (other than the DMF) or to practice the rights (either by itself or through a Third Party) granted to it under this Agreement.
     8.2.3 Brusilow Intellectual Property. Subject to the terms and conditions of the Agreement and the Brusilow License Agreement, Hyperion’s rights with respect to the Brusilow Intellectual Property during the Development Term are set forth in Exhibit 3 (R&D Sublicense Agreement) (“R&D Sublicense Agreement”).
     8.2.4 Copyrightable Developed Technology. During the Development Term, Ucyclyd hereby grants Hyperion a non-exclusive license to use any and all Copyrightable Developed Technology in connection with performing its obligations under this Agreement.
     8.3 Licensed Marks, Hyperion Marks, Domain Names and 1-888 Phone Number.
          8.3.1 During the Term.
               (a) During the Term, Ucyclyd shall remain the sole and exclusive owner of all Licensed Marks. Subject to any rights with respect to the Licensed Marks granted by Ucyclyd to Third Parties outside of the United States, Ucyclyd hereby grants to Hyperion an exclusive (except to the extent used by Ucyclyd to exercise its rights and perform its obligations under the Agreement including continuing Promotion and sale of the Marketed Products), non-transferable (except as permitted by Section 16.14 (Assignment)), non-sublicenseable, fee-earning license to use the Licensed Marks (including the Domain Names and the 1-888 Phone Number, to the extent each contain a Licensed Mark) and the goodwill represented thereby: (i) during the Development Term, solely for the purpose of preparing Promotional Materials for the Marketed Products in the On-Market Field in the Promotion Territory; and (ii) on and following Closing, for use solely in connection with the Products and Promotional Materials relating thereto, in each case in accordance with the terms and conditions of the Agreement. Hyperion acknowledges that its rights to the Licensed Marks on and after the Closing shall: (A) be subject to the rights then existing that have been granted to distributors outside of the United States and

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(B) not limit Ucyclyd’s ability to exercise its rights under Sections 9.4 (Enforcement of Licensed Marks) and 9.5 (USPTO Inter Partes Proceedings for Licensed Marks).
               (b) During the Term, Hyperion shall remain the sole and exclusive owner of the Hyperion Marks and, in connection with the Products, shall use only: (i) the Licensed Marks; or (ii) the Licensed Marks and the Hyperion Marks, in each case with Ucyclyd’s prior written approval pursuant to Section 5.5 (Labeling and Promotional Materials).
          8.3.2 On and Following the Term. Upon the expiration of the Term, all right, title, and interest in and to the Licensed Marks shall be assigned to Hyperion in the form attached to the Agreement as Exhibit 8 (Licensed Marks Assignment).
          8.3.3 New Trademark Filings. In accordance with the terms set forth in Section 9.3 (Prosecution and Maintenance of Licensed Marks and Domain Names), Hyperion shall have the right to request Ucyclyd to file for, and to maintain, any new trademarks in the United States and foreign countries if such rights are available, as practicable, with respect to the Products during the Term, including a trademark for GT4P. Hyperion shall submit notice to Ucyclyd of such request in writing and shall identify the countries in which Hyperion requests for such trademarks to be filed. Ucyclyd shall have the right in its sole discretion to prepare, file and maintain such trademark applications. Any such trademark filed hereunder shall be (w) deemed a Licensed Mark, (x) owned by Ucyclyd, (y) licensed to Hyperion as a Licensed Mark in accordance with the applicable license granted to Hyperion under this Agreement with respect to Licensed Marks, and (z) subject to the terms and conditions of this Agreement, including Section 8.3.1(b) (During the Term). Hyperion shall reimburse Ucyclyd for any and all Third Party costs and expenses incurred in connection with any such filings, prosecution and maintenance.
          8.3.4 Use of Hyperion Marks and Licensed Marks.
               (a) Ucyclyd shall have no rights to use the Hyperion Marks. Without limiting Section 5.5 (Labeling and Promotional Materials), Hyperion shall comply with all requirements pertaining to the proper use and designation of the Licensed Marks set forth in this Agreement, to the extent it has the right to do so.
               (b) During the Development Term, Hyperion shall:
                    (i) use the Licensed Marks upon or in relation to the Marketed Products only in such manner that the distinctiveness, reputation and validity of the Licensed Marks shall not be impaired. Without prejudice to the generality of the foregoing, Hyperion shall ensure in particular that each Licensed Mark is accompanied by words accurately describing the nature of the goods or services to which it relates;
                    (ii) comply with the reasonable requirements of Ucyclyd as to the form, manner, scale and context of use of the Licensed Marks, the use of the statements to accompany them, as well as the containers, packaging and related marketing and promotional materials to be used for the Licensed Marks;

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (iii) display the proper form of trademark and service mark notice associated with the Licensed Marks in accordance with any reasonable instructions received from Ucyclyd;
                    (iv) include, on any item which bears a Licensed Mark, a statement identifying “Ucyclyd Pharma, Inc.” as the owner of such Licensed Marks (or as otherwise designated by Ucyclyd) and where possible and with Ucyclyd’s prior written approval indicating that Hyperion, as applicable, is an authorized user of such Licensed Marks;
                    (v) not conduct, without the prior written consent of Ucyclyd, the whole or any part of its business under a business name or trading style that incorporates any of the Licensed Marks or that in the reasonable opinion of Ucyclyd might impair the validity, reputation or distinctiveness of any of the Licensed Marks; and
                    (vi) neither use nor display any of the Licensed Marks in such relation to any other mark or marks owned by any Third Party or Hyperion or its Affiliates as to suggest that the multiple marks constitute a single or composite trademark, service mark or are under the same proprietorship.
          8.3.5 Domain Names and 1-888 Phone Number. During the Term and subject to Section 5.5(d) (Labeling and Promotional Materials), Ucyclyd shall remain the sole and exclusive owner of all Domain Names and the 1-888 Phone Number, and shall be responsible for the maintenance of, and shall maintain in effect, such Domain Names and the 1-888 Phone Number. Subject to the terms of this Section, on and following Closing, Ucyclyd shall designate Hyperion the technical contact for the Domain Names and the equivalent to a technical contact for the 1-888 Phone Number. Upon the expiration of the Term, Ucyclyd shall assign to Hyperion all right, title, and interest in and to the Domain Names and the 1-888 Phone Number.
     8.4 No Liens. Except as expressly set forth in the Agreement, during the Development Term, neither Party shall sell, transfer, assign, mortgage, pledge, lease, grant a security interest in (e.g., as collateral for a loan or other financing) or otherwise encumber (other than granting sublicenses in accordance with the terms and conditions of this Agreement) any of the Product Technology, the Developed Technology, the Manufacturing Technology or the Brusilow Intellectual Property except in accordance with the terms and conditions of this Agreement.
     8.5 Co-Exclusive Rights. In the event of the initiation of any proceeding by or against Hyperion under Title 11 of the United States Code, Hyperion shall promptly notify Ucyclyd of any such proceeding, which if such proceeding is not dismissed within **** following initiation, then all exclusive licenses granted in this Agreement shall be become co-exclusive with Ucyclyd and its sublicensees and Ucyclyd shall be entitled to fulfill its co-exclusive rights through one or more Third Parties.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 9
PATENTS AND LICENSED MARKS
     9.1 Patent Prosecution and Maintenance.
          9.1.1 Hyperion’s Rights Pre-Closing. During the Development Term and subject to this Article 9 (Patents and Licensed Marks), as between Hyperion and Ucyclyd, Hyperion shall have the first right to file, prosecute, and maintain Product Patents and Developed Patents anywhere in the world. Hyperion shall provide Ucyclyd with copies of each patent application, office action, response to office action, request for terminal disclaimer, request for reissue or reexamination of any Patent hereunder, and any other material communication with or by any patent office regarding such Patents sufficiently in advance of the filing or response date for such documents for Ucyclyd to review and comment. Hyperion shall consider any comments or suggestions made by Ucyclyd with respect to such Patents, including any reasonably requested claim amendments to any patent application, responses to office actions or requests for reissue or reexamination to protect any Products. Hyperion shall use good faith efforts to consider such comments and suggestions.
          9.1.2 Ucyclyd’s Rights. During the Term and subject to this Article 9 (Patents and Licensed Marks), as between Hyperion and Ucyclyd, Ucyclyd shall have the first right to file, prosecute, and maintain Manufacturing Patents. If Ucyclyd files a Manufacturing Patent under this Section 9.1.2 (Ucyclyd’s Rights), following the date of such filing, Ucyclyd shall provide Hyperion with a copy of the filed application, office action, response to office action, request for terminal disclaimer, request for reissue or reexamination with respect to such Manufacturing Patent and Hyperion shall have the right to provide any comments or suggestions with respect to such filing and the continued prosecution and amendment of such filing, including any reasonably requested claim amendments to any patent application, responses to office actions or requests for reissue or reexamination. Ucyclyd shall use good faith efforts to consider such comments and suggestions. Following the expiration of the Term, Ucyclyd shall transfer to Hyperion any and all documents constituting or comprising Ucyclyd’s patent prosecution files for the Manufacturing Patents. The Parties agree that the Parties have a common interest with respect to the Manufacturing Patents.
          9.1.3 Requested Patent Filings.
               (a) Ucyclyd has the right to request Hyperion to file for and to maintain Product Patents and Developed Patents during the Term in the United States and foreign countries if such rights are available, if practicable. Ucyclyd shall submit such notice in writing and shall identify the countries in which Ucyclyd requests for such Product Patents or Developed Patents, as the case may be, to be filed. Hyperion shall have the right in its sole discretion to prepare, file and maintain such Product Patents or Developed Patents, as the case may be; provided that Hyperion shall not be required to file in foreign countries if such request from Ucyclyd is not received from Ucyclyd at least **** prior to any required statutory filing date in the applicable foreign country for the patent application.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (b) Hyperion has the right to request Ucyclyd to file for, and to maintain, Manufacturing Patents in the United States and foreign countries if such rights are available, if practicable. Hyperion shall submit such notice in writing and shall identify the countries in which Hyperion requests for such Manufacturing Patents to be filed. Ucyclyd shall have the right in its sole discretion to prepare, file and maintain such Manufacturing Patents provided that Ucyclyd shall not be required to file in foreign countries if such request from Hyperion is not received from Hyperion at least **** prior to any statutory required filing date in the applicable foreign country for the patent application.
          9.1.4 Back-Up Rights. If, at any time during the Development Term, a Party decides not to file any application as set forth in Section 9.1.3 (Requested Patent Filings), or to discontinue the prosecution or maintenance of any patents for which a Party is responsible as set forth in Section 9.1.3 (Requested Patent Filings), the Party shall notify the other Party in writing promptly, but in no event later than **** prior to the next deadline for filing or due date for any response without any petition for extension. Such other Party shall have the right, but not the obligation, to undertake such filing, prosecution or maintenance of such particular patents, and the first Party shall assist and cooperate with the other Party in connection with all such filings, prosecution and maintenance at the other Party’s request and sole expense.
          9.1.5 Hyperion’s Rights Post-Closing. Effective upon the Closing, Hyperion shall have the sole right to control prosecution and maintenance of the Product Patents, Developed Patents and Patent Rights (to the extent permitted under the Brusilow License Agreement). Promptly following the Closing Date, Ucyclyd shall transfer to Hyperion any and all documents constituting or comprising Ucyclyd’s patent prosecution files for the Product Patents, Developed Patents and Patent Rights. Ucyclyd shall assist and cooperate with Hyperion, upon Hyperion’s request and sole expense, in Hyperion’s filing, prosecution or maintenance of the Product Patents, Developed Patents and Patent Rights. For the avoidance of doubt, following the Closing, Ucyclyd shall maintain the rights with respect to control of prosecution and maintenance of the Manufacturing Patents as set forth in Section 9.1.2 (Ucyclyd’s Rights). The Parties agree that the Parties have a common interest with respect to the Product Patents, Developed Patents and Patent Rights.
          9.1.6 Patent Prosecution and Maintenance Costs.
               (a) During the Development Term, Hyperion shall be responsible solely for any and all Third Party costs and expenses incurred by Hyperion or Ucyclyd in connection with any filings, prosecution and maintenance of any Product Patents and Developed Patents for which it assumes responsibility pursuant to Section 9.1.1 (Hyperion’s Rights Pre-Closing), provided that Ucyclyd shall be responsible for Third Party costs and expenses for any filings requested by Ucyclyd pursuant to Section 9.1.3(a) (Requested Patent Filings). Ucyclyd shall be responsible for any and all costs and expenses in connection with any filings, prosecution and maintenance of any Manufacturing Patents; provided that Hyperion shall be responsible for Third Party costs and expenses with respect to Manufacturing Patents for any filings requested by Hyperion pursuant to Section 9.1.3(b) (Requested Patent Filings). Each Party shall reimburse the other Party promptly following invoice with respect to any such costs and expenses subject to reimbursement hereunder.

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               (b) On and after Closing, (i) Hyperion shall be responsible solely for any and all Third Party costs and expenses incurred in connection with any filings, prosecution and maintenance of any Product Patents and Developed Patents, and (ii) Ucyclyd shall be responsible for any and all Third Party costs and expenses incurred in connection with any filings, prosecution and maintenance of any Manufacturing Patents; provided that Hyperion shall be responsible for Third Party costs and expenses with respect to Manufacturing Patents for any filings requested by Hyperion pursuant to Section 9.1.3(b) (Requested Patent Filings).
     9.2 Enforcement. The Parties shall consult in good faith as to potential strategy or strategies to manage infringement by Third Parties of the Product Patents, Developed Patents, Manufacturing Patents or Patent Rights.
          9.2.1 Pre-Closing.
               (a) During the Development Term, Ucyclyd shall have the first right to institute, prosecute, and control any action or proceeding with respect to any infringement of the Product Patents, Developed Patents or Manufacturing Patents (the “Action”), at its sole expense, using counsel reasonably acceptable to Hyperion. Hyperion agrees to cooperate fully with Ucyclyd, at Ucyclyd’s request and expense (provided such expenses are reasonable), in any such Action, and to be joined as a party in such Action where required by the applicable Legal Requirements. In addition, Hyperion shall have the right, at its own expense, to be represented by counsel of its own choice in such Action.
               (b) If at any time during the Development Term, (i) Ucyclyd declines to bring or defend any such Action within **** following receipt of a written request from Hyperion to do so; or (ii) Ucyclyd discontinues the enforcement or defense of any such Action, Hyperion shall have the right (subject to the sentence below), but not the obligation, to undertake such Action at its sole discretion and expense, to institute, prosecute, and control such Action using counsel of its own choice. In such case, Ucyclyd shall assist Hyperion in such Action at Hyperion’s request and expense (provided such expenses are reasonable), and shall consent to be joined as a party in such Action where required by the applicable Legal Requirements.
               (c) The Party instituting an Action under this Section 9.2.1 (Pre-Closing) shall keep the other Party fully informed of the progress of any negotiations and proceedings related to any such Action and shall consult with the other Party and obtain the other Party’s prior written consent to make any final settlement, consent judgment or other voluntary disposition of the matter.
          9.2.2 Post-Closing.
               (a) Effective upon the Closing, Hyperion shall have the sole right to institute, prosecute, and control any Action with respect to the Product Patents or, Developed Patents, at its own expense. If such an Action was initiated prior to Closing and continues on and following Closing, the Parties shall co-operate and transition the control of such Action and all information, filings, documents and other materials relating thereto from Ucyclyd to Hyperion. Ucyclyd shall assist Hyperion in such Action on and following Closing upon Hyperion’s request and at Hyperion’s sole expense, and shall consent to be joined as a party in

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such Action where required by the applicable Legal Requirements. Any recovery from such Action shall first be used to reimburse each Party for its costs and expenses incurred in connection with such Action, and the remainder of such recovery shall be deemed Net Sales under Schedule 7 (Payment Obligations).
               (b) On and following the Closing with respect to the Manufacturing Patents: (i) Ucyclyd shall retain the rights that Ucyclyd had during the Development Term under Section 9.2.1(a) (Pre-Closing); (ii) Hyperion shall retain the rights that Hyperion had during the Development Term under Section 9.2.1(b) (Pre-Closing), and (iii) the Parties shall comply with the applicable obligations of each Party under subsections (b) and (c) of Section 9.2.1 (Pre-Closing).
               (c) On and following the Closing, Hyperion’s rights with respect to the Patent Rights shall be governed by the Brusilow License Agreement.
          9.2.3 Settlements. In no event shall either Party settle any Action referred to in this Section 9.2 (Enforcement) with any Third Party, if such settlement would have a material adverse affect on any of the current or future rights of the other Party (as determined by that Party in its reasonable discretion), without the prior written approval of such other Party, which approval shall not be unreasonably withheld. With respect to any recovery made by Hyperion pursuant to an Action brought by Hyperion against a Third Party for the infringement of any Product Patent, Developed Patent, Manufacturing Patent or Patent Rights, such recovery, net of any actual expenses or costs incurred by Hyperion in obtaining such recovery (including reasonable legal and expert fees), shall be considered Net Sales when received for purposes of the payments due to Ucyclyd under this Agreement.
     9.3 Prosecution and Maintenance of Licensed Marks and Domain Names.
               (a) During the Term, Ucyclyd shall be solely responsible for filing, prosecution and maintenance of the Licensed Marks, including filing all necessary maintenance and use documents, applying for renewal. At any time during the Term, Hyperion shall execute any documents as shall be reasonably required by Ucyclyd to confirm Ucyclyd’s ownership of the Licensed Marks or to otherwise give effect to the provisions of this Agreement. During the Term, Hyperion shall bear all expenses incurred, or reimburse Ucyclyd for all Third Party expenses incurred, in connection with the filing, prosecution and maintenance of the Licensed Marks, Domain Names or 1-888 Phone Number.
               (b) From time to time and upon the written request of Ucyclyd and at Hyperion’s expense, Hyperion shall: (i) assist Ucyclyd with filing additional trademark registration applications and related documents relating to the Products; and (ii) assist Ucyclyd with the timely filing of responses to the communications from applicable trademark agencies related to any trademark applications.
     9.4 Enforcement of Licensed Marks. Each Party shall immediately notify the other Party of any infringement or misuse of the Licensed Marks of which such Party becomes aware.
               (a) During the Term and subject to Section 9.5 (USPTO Inter Partes Proceedings for Licensed Marks), Ucyclyd shall have the first right, but not the obligation, to

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

institute an action or a proceeding at its sole expense against any such infringement with respect to the Licensed Marks (including the Domain Names and the 1-888 Phone Number, to the extent each contain a Licensed Mark). In the event that Ucyclyd fails to take such action or proceeding within **** following receipt of a written request from Hyperion to do so, then Hyperion shall have the right, but not the obligation, to institute such action or proceeding.
               (b) If one Party institutes such action or proceeding pursuant to this Section 9.4 (Enforcement of Licensed Marks), then, at the request and expense of such Party, the other Party shall assist the first Party in such action or proceeding and shall consent to be joined as a party in such action where required by the applicable Legal Requirements. Any recovery from such action or proceeding shall first be used to reimburse each Party’s costs and expenses incurred in connection with such action or proceeding, and the remainder of such recovery shall be retained by the Party instituting such action or proceeding.
     9.5 USPTO Inter Partes Proceedings for Licensed Marks. Ucyclyd shall have the sole right to institute, defend, control and settle any inter partes proceedings instituted in the United States Patent and Trademark Office or, if in a foreign country, the equivalent governing body.
     9.6 No Contest.
          9.6.1 For Patents.
               (a) During the Development Term, Hyperion shall not directly or indirectly, individually, or in association or in combination with any other Person, attack or contest the validity, enforceability, status, registration of, or Ucyclyd’s ownership of, or right in or to use the Product Technology, Developed Technology or the Brusilow Intellectual Property thereupon, including products, methods and processes in whole or in part based on, utilizing or otherwise incorporating the Product Technology, Developed Technology or the Brusilow Intellectual Property, nor shall Hyperion willingly become an adverse party to Ucyclyd or the licensors under the Brusilow License Agreement in any action contesting the validity, enforceability, status or registration of, or any of their ownership of or rights in or to use, the Product Technology, Developed Technology or the Brusilow Intellectual Property, as the case may be. Notwithstanding the foregoing, Hyperion in response to any objection or rejection issued by a patent authority shall be able to comment to such patent authority on Product Technology and Developed Technology during patent prosecution according to Section 9.1 (Patent Prosecution and Maintenance) and such comment shall not be interpreted as any violation of this Section 9.6.1 (For Patents).
               (b) At any time, Hyperion shall not directly or indirectly, individually, or in association or in combination with any other Person, attack or contest the validity, enforceability, status, registration of, or Ucyclyd’s ownership of, or right in or to use the Manufacturing Technology thereupon, including products, methods and processes in whole or in part based on, utilizing or otherwise incorporating the Manufacturing Technology, nor shall Hyperion willingly become an adverse party to Ucyclyd in any action contesting the validity, enforceability, status or registration of, or any of their ownership of or rights in or to use, the Manufacturing Technology, as the case may be. Notwithstanding the foregoing, Hyperion in

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

response to any objection or rejection issued by a patent authority shall be able to comment to such patent authority on Product Technology and Developed Technology during patent prosecution according to Section 9.1 (Patent Prosecution and Maintenance) and such comment shall not be interpreted as any violation of this Section 9.6.1 (For Patents).
               (c) On and following Closing, Ucyclyd shall not directly or indirectly, individually, or in association or in combination with any other Person, attack or contest the validity, enforceability, status, registration of, or Hyperion’s ownership of, or right in or to use the Product Technology, Developed Technology or the Brusilow Intellectual Property thereupon, including products, methods and processes in whole or in part based on, utilizing or otherwise incorporating the Product Technology, Developed Technology or the Brusilow Intellectual Property, nor shall Ucyclyd willingly become an adverse party to Hyperion or the licensors under the Brusilow License Agreement in any action contesting the validity, enforceability, status or registration of, or any of their ownership of or rights in, the Product Technology, Developed Technology or the Brusilow Intellectual Property, as the case may be.
          9.6.2 For Licensed Marks and Hyperion Marks.
               (a) At any time, Hyperion agrees that it shall not: (i) contest, oppose or challenge, or assist any Person in contesting, opposing or challenging, Ucyclyd’s ownership of the Licensed Marks (including the Domain Names and the 1-888 Phone Number, to the extent each contain a Licensed Mark); (ii) at any time do or suffer to be done any act or thing that will in any way impair Ucyclyd’s ownership of, or rights in and to, the Licensed Marks, the Domain Names and the 1-888 Phone Number or any registration thereof; or (iii) oppose Ucyclyd’s registration of any Licensed Marks, the Domain Names and the 1-888 Phone Number, alone or with other words or designs, in any jurisdiction. Hyperion shall not register or attempt to register any Licensed Marks (including the Domain Names and the 1-888 Phone Number, to the extent each contain a Licensed Mark) or any marks confusingly similar to the Licensed Marks (including the Domain Names and the 1-888 Phone Number, to the extent each contain a Licensed Mark) or any other mark owned by Ucyclyd in any jurisdiction without the prior written consent of Ucyclyd.
               (b) At any time, Ucyclyd agrees that it shall not: (i) contest, oppose or challenge, or assist any Person in contesting, opposing or challenging, Hyperion’s ownership of the Hyperion Marks; (ii) at any time do or suffer to be done any act or thing that will in any way impair Hyperion’s ownership of, or rights in and to, the Hyperion Marks or any registration thereof; or (iii) oppose Hyperion’s registration of any Hyperion Marks, alone or with other words or designs, in any jurisdiction. Ucyclyd shall not at any time register or attempt to register any marks or any marks confusingly similar to the Hyperion Marks without the prior written consent of Hyperion.
               (c) During the Term, Hyperion agrees that it shall not use the Licensed Marks in any manner that would disparage or tarnish or dilute the distinctive quality of the Licensed Marks or the reputation and goodwill embodied in the Licensed Marks or that would reflect adversely on the Licensed Marks or Ucyclyd or its Affiliates, or any of their goods, products or services.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES
     10.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:
               (a) such Party has the full corporate right, power, and authority to execute, deliver, and perform the Agreement and to consummate the transactions contemplated hereby and thereby and the execution, delivery, and performance of the Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Party;
               (b) the Agreement has been duly executed and delivered by an authorized officer of such Party, and is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the effect of applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors’ rights generally, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers;
               (c) such Party’s execution, delivery and performance of the Agreement shall not constitute a breach or default under any contract or agreement to which such Party is a party or by which it is bound or otherwise violate the rights of any Third Party or violate any Legal Requirement;
               (d) neither it nor any of its personnel (including subcontractors) carrying out activities under this Agreement have been nor are disqualified or debarred under Section 306 of the Federal Food, Drug and Cosmetic Act (as amended by the Generic Drug Enforcement Act of 1992), 21 U.S.C. § 336 or are listed on any Exclusion List;
               (e) it shall not use in any capacity the services of any Person debarred or disqualified under the provisions of Section 306 of the Federal Food, Drug and Cosmetic Act (as amended by the Generic Drug Enforcement Act of 1992), 21 U.S.C. § 336 or listed on an Exclusion List to carry out any activity under the Agreement, and will notify the other Party immediately in the event the Party is made aware that any Person carrying out any activity under the Agreement is debarred or disqualified or listed on an Exclusion List; and
               (f) it shall not use any Ineligible Person or a Person on an Exclusion List in connection with the performance of any of its obligations or activities under the Agreement.
     10.2 Additional Representations of Ucyclyd. Ucyclyd represents to Hyperion, as of the Effective Date, that except as set forth on Schedule 10.2 (Ucyclyd Disclosure Schedule):

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (a) Ucyclyd owns good and marketable title to all of the Assets, free and clear of any and all Liens, and Medicis and its Affiliates (other than Ucyclyd) have assigned any and all of their rights and interests in and to all of the Assets to Ucyclyd;
               (b) Ucyclyd has not granted any rights to any Third Party to manufacture, sell or distribute the Products;
               (c) Schedule 10.2 (Ucyclyd Disclosure Schedule) contains a correct and complete list of all of the issued and unexpired patents and pending patent applications with respect to the manufacture, sale or use of Products and which are owned or licensed by Ucyclyd or its Affiliates;
               (d) neither Ucyclyd nor any officer, director or agent of Ucyclyd has employed any broker, finder, nor agent with respect to the Agreement or the transactions contemplated hereby;
               (e) (i) neither Ucyclyd nor its Affiliates has assigned, sublicensed or granted rights to any Third Party, any rights to the Product Technology or the Brusilow Intellectual Property, and (ii) there are no outstanding Liens made by Ucyclyd or its Affiliates on such Product Technology or Brusilow Intellectual Property;
               (f) to Ucyclyd’s Actual Knowledge, all Assigned Agreements are valid, binding and enforceable in accordance with their respective terms, subject to: (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and by general equitable principles; and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies against Ucyclyd and each other party thereto, and to the best of Ucyclyd’s Actual Knowledge are in full force and effect;
               (g) Ucyclyd has not received any written notice regarding any actual breach of, or default under any Assigned Agreement (in particular, the Brusilow License Agreement);
               (h) Medicis has assigned to Ucyclyd all of its rights and interests in and to the Brusilow License Agreement and the Summar Agreement;
               (i) to Ucyclyd’s Actual Knowledge, neither Ucyclyd nor any of its Affiliates has received any written notification from any Third Party alleging the invalidity or non-enforceability of any Product Patent or Patent Rights;
               (j) (i) to Ucyclyd’s Actual Knowledge, neither Ucyclyd nor any of its Affiliates has received any written notification from any Third Party alleging that the making, use or sale of any Product infringes the patents of such Third Party, and (ii) to Ucyclyd’s Actual Knowledge, there is no basis for such an allegation;
               (k) the Distribution Agreements and the Manufacturing Agreements constitute the entire list of agreements between Ucyclyd or any of its Affiliates on one side and any Third Party on the other side regarding the manufacture and distribution of the Products;

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (l) to Ucyclyd’s Actual Knowledge, Ucyclyd is not aware of any Material Breach (as defined in the CIA) of the CIA;
               (m) Ucyclyd has the right to grant to Hyperion the licenses granted to Hyperion under the Agreement as of the Effective Date; and
               (n) the rights and licenses granted to Hyperion by Ucyclyd under the Agreement constitute all of the rights and licenses in Ucyclyd’s possession as of the Effective Date that are necessary to exercise Hyperion’s rights under the Agreement and for Hyperion to perform its obligations under the Agreement.
     10.3 Additional Representations and Warranties of Hyperion. In addition to the other representations and warranties of Hyperion in the Agreement, Hyperion represents and warrants to Ucyclyd that:
               (a) neither it nor any personnel within five (5) years preceding the Effective Date have been convicted of any offense required to be listed under FDA regulations;
               (b) the Developed Technology developed, conceived, reduced to practice, originated, prepared, learned, generated, obtained or made by or on behalf of Hyperion, its Affiliates or their respective subcontractors in connection with the Agreement: (i) shall be performed, developed or manufactured in conformity with the Development Plan and all Legal Requirements including current Good Laboratory Practices, Good Manufacturing Practices, Good Clinical Practices, and all applicable FDA regulations; (ii) will not infringe upon the patents of a Third Party actually known to Hyperion; and (iii) will not infringe upon, or result from the misappropriation of, any other intellectual property rights of a Third Party;
               (c) any payment due by Hyperion to Ucyclyd under the Agreement shall not result in, or otherwise render, Hyperion insolvent or unable to pay its debts as they mature; and
               (d) that it is entering into the Agreement solely on the basis of the results of its own inspections of the Assets, the Assumed Obligations, the intellectual property rights being licensed under the Agreement and the other rights being acquired under the Agreement, and as between Ucyclyd and Hyperion.
     10.4 Obligation to Update Representations and Warranties.
               (a) If, at any time after the Effective Date through the Closing Date, any of the warranties of either Party contained in the Agreement are no longer true and correct, such Party shall notify the other Party promptly in writing specifying the basis for any such warranty no longer being true and correct.
               (b) At the Closing, except as set forth below in this subsection (b), Ucyclyd shall reaffirm the representations made to Hyperion under Section 10.2 (Additional Representations of Ucyclyd) effective as of the Closing Date and shall update Schedule 10.2 (Ucyclyd Disclosure Schedule) to reflect any disclosures to be made as of the Closing Date; provided, however, that: (i) Ucyclyd shall not be required to update Section 10.2(l); (ii) the

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

representation under Section 10.2(m) shall be made on the Closing Date only with respect to those licenses that continue to remain in effect following the Closing Date as contemplated under the license rights granted as of the Closing Date (i.e., commercialization and sale rights worldwide); and (iii) Hyperion acknowledges and agrees that any such amendment, supplement or disclosure shall not give rise to any liability of, or by, Ucyclyd, or a right of Hyperion to terminate the Term of the Agreement or to not consummate the Purchase Transaction pursuant to Article 3 (Rights to Purchase Assets) unless such amendment, supplement or disclosure is made as of the Closing Date under Sections 10.2(a), (e)(ii), (h), (m) or (n) (Additional Representations of Ucyclyd) above and the matter or item that is the subject of such amendment, supplement or disclosure: (A) is not due to the acts or omissions of Hyperion; (B) would have a material adverse effect on title to the Assets or the rights of Hyperion (or its Affiliates or sublicensees) to develop or commercialize the Assets, and (C) resulted from the acts or omissions of Ucyclyd. If all of the conditions described above have occurred, then upon written notice from Hyperion to Ucyclyd, Hyperion shall have the right to delay the Closing until Ucyclyd has cleared such effect on title to the Assets or the rights of Hyperion (or its Affiliates or sublicensees) to develop or commercialize the Assets. If Ucyclyd does not clear such effect within **** following receipt of written notice from Hyperion delaying the Closing, then Hyperion shall have the right to terminate the Term of the Agreement.
               (c) At the Closing, each of the Parties shall reaffirm the representations under Section 10.1(a), (b) and (c) (Mutual Representations and Warranties), effective as of the Closing Date, with respect to those documents to be executed by the Parties upon Closing.
     10.5 Limitation of Warranties. EXCEPT AS SET FORTH IN THE AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES TO EACH OTHER, EXCEPT AS EXPRESSLY CONTAINED IN THE AGREEMENT, AND ANY AND ALL PRIOR REPRESENTATIONS AND WARRANTIES MADE BY ANY PARTY OR ITS REPRESENTATIVES, WHETHER VERBALLY OR IN WRITING, ARE DEEMED TO HAVE BEEN MERGED INTO THE AGREEMENT, IT BEING INTENDED THAT NO SUCH PRIOR REPRESENTATIONS OR WARRANTIES SHALL SURVIVE THE EXECUTION AND DELIVERY OF THE AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO: (A) PRODUCT TECHNOLOGY, MANUFACTURING TECHNOLOGY OR DEVELOPED TECHNOLOGY, (B) THE ISSUANCE, VALIDITY, SCOPE, UTILITY OR ENFORCEABILITY OF ANY OF THE PRODUCT PATENTS, MANUFACTURING PATENTS, DEVELOPED PATENTS OR PATENT RIGHTS, OR (C) THE LICENSED KNOW-HOW.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 11
ADDITIONAL COVENANTS
     11.1 Non-Competition.
          11.1.1 By Hyperion. During the Development Term, Hyperion shall not, directly or indirectly (including by sublicense), develop, market, promote, manufacture, sell, offer to sell, distribute, import or otherwise commercialize a product (other than the Products) that is indicated or promoted for the treatment of **** without Ucyclyd’s prior written approval, which Ucyclyd shall have the right to withhold in its sole discretion; provided, however, if **** is no longer in development pursuant to Section 2.2.10 (Termination Based on Failure to File NDA), this Section shall not apply solely with respect to ****.
          11.1.2 By Ucyclyd. During the Development Term, except as set forth in Section 8.2.1(b) (Product Technology and Developed Technology), Ucyclyd shall not: (a) have the right to develop or commercialize any of the ****, or (b) grant to any Third Party any of its rights or interests under the **** or the **** except in connection with the manufacture or distribution of **** pursuant to the terms and conditions under this Agreement. Following the Effective Date, any written agreement entered into by Ucyclyd with a Third Party to manufacture or distribute any Products will be assignable to Hyperion upon Closing without the prior written consent of such Third Party.
     11.2 Brusilow License Agreement. Ucyclyd covenants that during the Development Term, it shall not amend, modify, or terminate the Brusilow License Agreement and shall provide Hyperion a copy of any written notice received from the Brusilow Licensors pursuant to the notice provisions of the Brusilow License Agreement, discuss with Hyperion any proposed response and consider in good faith any comments from Hyperion in connection with such response.
     11.3 No Solicitation. Each Party agrees that during the Development Term and for a period of **** thereafter, unless the soliciting Party obtains the prior written consent of the other Party, each Party shall not, either directly or indirectly, individually, or in association or in combination with any other Person, whether as a shareholder of a corporation, or a manager or member of a limited liability company, or as an employee, agent, independent contractor, consultant, advisor, joint venturer, partner or otherwise, hire, solicit or attempt to solicit, encourage, induce or entice any employee of the other Party to terminate such person’s employment with the other Party; provided that, (a) if Hyperion fails to consummate the Purchase Transaction or the Purchase Option in accordance with Article 3 (Rights to Purchase Assets), then Ucyclyd and its Affiliates shall have the right to solicit any former employee of Ucyclyd’s or its Affiliates’ that is employed by Hyperion; and (b) the foregoing shall not be construed as a limitation on the ongoing employment discussions between Hyperion and certain Ucyclyd employees as listed on Schedule 11.3 (Ucyclyd Employees) attached hereto. Notwithstanding this Section 11.3 (No Solicitation), neither Party shall be prohibited from making general solicitations, including by posting advertisements in publicly available media.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     11.4 Delivery of Financial Statements. During the Development Term, Hyperion shall deliver to Ucyclyd as soon as available but in any event at the same time and in the same format that Hyperion delivers the same to its outside investors or any other Person or Third Party to which Hyperion provides such information (including banks, lenders or other financial institutions and prospective investors or lenders) the following:
               (a) after the end of each monthly accounting period in each fiscal year, unaudited statements of income and cash flows of Hyperion for such period and for the period from the beginning of the fiscal year to the end of such period, and unaudited balance sheets of Hyperion as of the end of such period (including information regarding all lines of credit and other loan facilities, the amounts borrowed pursuant to such lines or loans and the remaining credit available), setting forth in each case comparisons to Hyperion’s annual budget and to the corresponding period in the preceding fiscal year for use in preparing financial statements maintained in accordance with GAAP, consistently applied;
               (b) in any event, no later than ****, after the end of each fiscal year, statements of income and cash flows of Hyperion for such fiscal year, and balance sheets of Hyperion as of the end of such fiscal year, all prepared in accordance with GAAP, and accompanied by an opinion of an independent accounting firm of recognized national standing;
               (c) promptly upon receipt thereof, copies of any management letters or other reports given to the Board of Directors of Hyperion by its independent accountants (and not otherwise contained in other materials provided under the Agreement); and
               (d) at least **** but not more than **** prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for Hyperion for such fiscal year (displaying anticipated statements of income and cash flows) and comparable actual and budgeted figures for the current year, and promptly upon preparation thereof any other significant budgets prepared by Hyperion and any revisions of such annual or other budgets, including a description of and reasons for such revisions.
To the extent that Hyperion is not required to provide such information to its investors or another Third Party, Hyperion shall continue to provide such information to Ucyclyd within the time frames set forth above, or if no time frame is set forth above, then within **** following the end of the applicable reporting period for such information.
     11.5 Hyperion’s Financial Resources.
               (a) Hyperion represents, warrants and covenants to Ucyclyd that, as of the Effective Date: (i) Schedule 11.5 (Hyperion’s Financial Resources) is a true and accurate list of each Hyperion investor, the amount(s) invested in Hyperion as of the Effective Date by each such investor; (ii) Schedule 11.5 (Hyperion’s Financial Resources) is a true and accurate representation of the commitments made by Hyperion’s investors to Hyperion; (iii) Schedule 11.5 (Hyperion’s Financial Resources) is a current and accurate plan for how Hyperion will fund all of its obligations under the Agreement including Article 3 (Rights to Purchase Assets), and the Development and Regulatory Program (such Development funding, the “Development Funding”); and (iv) Hyperion has disclosed to Ucyclyd evidence of all such financial resources

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and commitments including the agreements among Hyperion and its investors that are referenced in Schedule 11.5 (Hyperion’s Financial Resources) (“Hyperion’s Financial Resources”). Without the prior written consent of Ucyclyd, not to be unreasonably withheld, conditioned or delayed, Hyperion shall not change, amend, modify or alter the Financial Commitments in any way that would have a material adverse effect on Hyperion’s ability to fulfill all of its obligations under the Agreement including the purchase of the Assets and the other transactions contemplated by Article 3 (Rights to Purchase Assets).
               (b) During the Development Term, Hyperion shall:
                    (i) remain able to pay its debts as they mature;
                    (ii) fully perform when due all of its obligations under the Agreement, including, to the extent applicable, timely payment to all Third Parties in accordance with such Third Party’s invoicing and payment procedures;
                    (iii) maintain sufficient cash reserves or immediately available lines of credit from a reputable financial institution to meet **** of operating expenses according to the budget provided to its investors;
                    (iv) maintain sufficient cash reserves or immediately available lines of credit from a reputable financial institution to meet the Development Funding as such Development and Regulatory Program progresses over time; and
                    (v) notify Ucyclyd if Hyperion makes a demand or otherwise requests to draw funds on: (A) any Financial Commitments, or (B) pursuant to any other subsequent funding commitments in excess of **** Dollars ($****) made to Hyperion by a Third Party and any such demand or request is denied.
               (c) To the extent that Ucyclyd learns that Hyperion is not paying Third Party vendors or subcontractors pursuant to the Development and Regulatory Program, Ucyclyd shall consult with Hyperion as to whether such payment obligations are undisputed and due. If Hyperion does not dispute such payment obligations and such payment obligations are due and remain unpaid by Hyperion, then Ucyclyd shall have the right, but not the obligation, to pay such Third Party vendors or subcontractors. In such event, Hyperion shall reimburse Ucyclyd, within **** following the date payment is made by Ucyclyd to such Third Party, for any and all amounts paid plus interest calculated in accordance with Section 7.12 (Late Payments) from the date payment is made by Ucyclyd to such Third Party. Hyperion shall pay all such unpaid outstanding amounts prior to Closing.
               (d) Without limiting subsection (e) below, in the event Ucyclyd receives from Hyperion such notice or independently learns or otherwise becomes aware of Hyperion’s non-compliance with the requirements of subsections (a) or (b) above, Ucyclyd shall have the right to demand written assurances from Hyperion and its investors that Hyperion is in compliance with such requirements or will become compliant with such requirements within **** following Ucyclyd’s demand notice, which written assurance from Hyperion and its investors shall specify in reasonable detail how Hyperion is compliant or will become compliant.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (e) Notwithstanding the provisions of Section 12.2 (Termination Rights), in the event Hyperion fails to respond to Ucyclyd as specified in subsection (d) above and within the time frame specified above or fails to become compliant with the terms and conditions of subsections (a) and (b) above within the period specified in subsection (d) above, Ucyclyd shall have the right to terminate this Agreement immediately upon notice to Hyperion without any additional opportunity for Hyperion to cure any such non-compliance.
     11.6 Material Adverse Changes. During the Development Term, Hyperion shall notify Ucyclyd, as soon as practicable, and in any event within **** following the discovery, of: (a) any event (including pending or threatened litigation) that could reasonably be expected to have a material adverse effect upon the financial condition or results of operations of Hyperion considered in the aggregate; (b) any event (including pending or threatened litigation) or circumstance that could result, or has resulted, in Hyperion not being in compliance with Section 11.5 (Hyperion’s Financial Resources); and (c) a material default or any event or occurrence that with the lapse of time or notice or both would become a default under any of Hyperion’s material agreements. Such notice shall contain a reasonably detailed statement outlining such default or event, and Hyperion’s proposed response. Upon Ucyclyd’s request, Hyperion shall provide written assurances to Ucyclyd that any such event shall not adversely affect Hyperion’s performance under the Agreement including a detailed explanation of the reasons therefore.
     11.7 Confidentiality of Hyperion’s Financial Information. Notwithstanding anything to the contrary in this Agreement, any information, whether disclosed in oral, written, electronic, or graphic form under Sections 11.4 (Delivery of Financial Statements) and 11.5 (Hyperion’s Financial Resources) shall be treated as the Confidential Information of Hyperion and subject to Ucyclyd’s obligations of confidentiality and non-use set forth in Article 13 (Confidentiality and Nondisclosure); provided, however, Ucyclyd shall have the right to disclose such information to its legal and financial advisors provided that such advisors are bound by confidentiality and non-use obligations at least as protective as those set forth in Article 13 (Confidentiality and Nondisclosure).
ARTICLE 12
TERM AND TERMINATION
     12.1 Term. The term of the Agreement shall commence on the Effective Date and unless terminated earlier in accordance with the terms of the Agreement, shall continue until there are no remaining payment obligations between the Parties under the Agreement (the “Term”).
     12.2 Termination Rights. The Parties shall have the following termination rights:
               (a) Except as otherwise set forth in this Section 12.2 (Termination Rights) or otherwise in the Agreement, either Party shall have the right, but not the obligation, to terminate the Term of the Agreement for the material breach by the other Party of any of its obligations under the Agreement, by providing such other Party written notice stating such breach, but only if such other Party fails to remedy such breach within such **** notice period; provided that Ucyclyd shall not have the right to terminate this Agreement for Hyperion’s

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

uncured material breach as described under Section 2.1.1(d) (Promotion Rights and License) and the remedies set forth under Section 2.1.1(d) (Promotion Rights and License) shall be Ucyclyd’s sole remedy for such breach.
                    (b) Except as set forth in subsection (d) below, either Party shall have the right, but not the obligation, to terminate the Term of the Agreement, in the event of the breaching Party fails to pay an amount due to the non-breaching Party under the Agreement and such breach or nonperformance is not remedied within **** following the receipt of written notice of such breach or nonperformance from the non-breaching Party. Such termination shall be effective on the expiration of such notice period if the breaching Party has failed to remedy such breach or non-performance prior to the expiration of such notice period.
               (c) This Agreement shall be terminated pursuant to Section 3.3.4(d) (HSR Act Clearance) for irresolvable challenge to any HSR filing in connection with the Closing.
               (d) This Agreement may be earlier terminated in accordance with Section 3.1(d) (Purchase Rights).
               (e) Ucyclyd shall have the right to terminate the Term of this Agreement in accordance with the terms and conditions of Section 5.11(h) (Compliance Deficiencies).
               (f) Ucyclyd shall have the right to terminate the Term of this Agreement immediately upon prior written notice to Hyperion as a result of one or more of the following events:
                    (i) **** violation of any of the Compliance Requirements by Hyperion or any of its officers, directors or employees including a violation manifesting a wanton and reckless disregard for compliance;
                    (ii) **** violation of any of the Compliance Requirements by a subcontractor of Hyperion that manifests a wanton and reckless disregard by Hyperion to require compliance by its subcontractors;
                    (iii) **** violations of any particular obligation under the Compliance Requirements by Hyperion or any Hyperion Personnel that in the aggregate manifest a wanton and reckless disregard by Hyperion for compliance, or
                    (iv) **** violation of any of the Compliance Requirements by Hyperion or any Hyperion Personnel that results in an enforcement action or proceeding, whether, criminal, civil or administrative, by a Governmental Authority or Regulatory Agency (including the OIG) against any of Hyperion, Ucyclyd, Medicis or their respective Affiliates.
     12.3 Effect of Termination or Expiration. The termination of the Term of the Agreement for any reason shall not affect the Parties’ rights and obligations under the Agreement and each Party shall have the right to seek any remedy available to it at law or in equity. In the

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

event the Term of the Agreement is terminated prior to Closing, the Parties shall cooperate for an orderly transition of any ongoing clinical studies from Hyperion to Ucyclyd or a Third Party designated by Ucyclyd.
     12.4 No Prejudice to Rights. Termination of the Term of the Agreement shall be without prejudice to:
               (a) The rights of the Parties to any payments due prior to the effective date of termination;
               (b) Any remedies that either Party may then have under the Agreement or at law; and
               (c) Either Party’s right to obtain performance of any obligations set forth in the Agreement that survive termination by their express terms or as set forth in Section 10.5 (Limitation of Warranties).
     12.5 Survival. In addition to any terms or conditions of the Agreement that by their express terms or by the nature of the provision survive the termination of the Term of the Agreement, the following provisions shall survive any termination of the Term of the Agreement: any applicable payment provisions under Article 7 (Payment Terms and Obligations); any representation or warranty under Article 10 (Representations and Warranties) that is the subject of a claim which occurred prior to the expiration of the Term of the Agreement asserted by the Party seeking indemnification or a claim hereunder in a reasonably detailed writing delivered to the other Party prior to the expiration of the Term of the Agreement shall survive with respect to such claim or dispute until the final resolution thereof; Article 13 (Confidentiality and Nondisclosure); Article 14 (Indemnification, Insurance and Limitation on Liability); Article 15 (Miscellaneous); Section 5.2(b) (Compliance Program); Section 7.14 (Financial Audit and Record-Keeping Requirements); Schedule 5.2(b) (Audit and Record-Keeping Requirements) (until expiration of the period specified therein); Section 8.3.2 (On and Following the Term); Section 11.3 (No Solicitation) (until expiration of the period specified therein); Section 12.3 (Effect of Termination or Expiration); Section 12.4 (No Prejudice to Rights); and Section 12.5 (Survival). In addition, any other provision required to interpret and enforce the Parties’ rights and obligations under this Agreement also shall survive to the extent required for the full observation and performance of this Agreement by the Parties hereto. Upon expiration of the Term, any Manufacturing Agreements and all Manufacturing Know-How shall be deemed Confidential Information of and promptly assigned to Hyperion.
ARTICLE 13
CONFIDENTIALITY AND NONDISCLOSURE
     13.1 Confidential Information.
               (a) Subject to the Brusilow License Agreement, “Confidential Information” means any technical, scientific, regulatory, clinical, medical, financial, marketing or business information disclosed by a Party to the other Party under the Agreement or the

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Existing Confidentiality Agreement, irrespective of the form of the communication. Confidential Information also includes information or other property that is designated in this Agreement as constituting the “Confidential Information” of a Party.
               (b) During the Development Term and at all times following the Development Term if the Purchase Transaction is not consummated, all Product Technology, Developed Technology and Manufacturing Technology shall be deemed the Confidential Information of Ucyclyd.
               (c) On and following Closing, all Product Technology and Developed Technology shall be deemed the Confidential Information of Hyperion and all Manufacturing Technology shall remain the Confidential Information of Ucyclyd.
     13.2 Confidentiality Obligation. Except to the extent expressly authorized by the Agreement or the Party owning the particular item of Confidential Information, each Party shall keep confidential and shall not publish or otherwise disclose to any Third Party or use for any purpose other than as set forth in the Agreement any of the other Party’s Confidential Information.
     13.3 Exceptions. Each Party’s obligations set forth in this Article 13 (Confidentiality and Nondisclosure) shall not apply to any specific portion of information that it can establish:
               (a) was already known to the such Party, as evidenced by its written records, other than under an obligation of confidentiality, at the time of disclosure by the disclosing Party;
               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
               (c) became generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving Party in breach of the Agreement or the Existing Confidentiality Agreement; or
               (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.
Specific Confidential Information shall not be deemed to be available to the public or in the prior possession of the receiving Party merely because it is embodied in more general information available to the public or in the receiving Party’s possession. Any combination of known information shall be within any of the foregoing exceptions only if the combination as such is within such exception.
     13.4 Authorized Disclosure. Each Party may disclose the other Party’s Confidential Information solely to the extent: (a) as required by an order from a court or governmental agency with competent jurisdiction; or (b) if such disclosure is otherwise necessary to comply with any applicable Legal Requirements, provided that such Party promptly informs the other Party of the need for such disclosure and uses commercially reasonable efforts to seek (or assist

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the disclosing Party in obtaining) a protective order or confidential treatment for such disclosure. If the receiving Party becomes aware of any unauthorized use or disclosure of the Confidential Information of the disclosing Party, the receiving Party shall promptly and fully notify the disclosing Party of all facts known to it concerning such unauthorized use or disclosure.
     13.5 Survival. The obligations of confidentiality and non-disclosure under the Agreement shall survive the termination or expiration and non-renewal of the Term of the Agreement.
ARTICLE 14
INDEMNIFICATION, INSURANCE AND LIMITATION ON LIABILITY
     14.1 Third Party Claims. Except as expressly set forth otherwise in this Agreement, if either Party receives written notice of any claims, suits, proceedings or causes of action brought by any Third Party (the “Claims”) related to any Product, such Party shall promptly inform the other Party. The Parties shall then discuss a strategy on how to defend against any such Claim. If the Claim is one likely to be subject to indemnification by one Party under Section 14.2 (Indemnification), then the procedures in Section 14.3 (Procedures for Indemnification) apply. If the Claim is not a Claim subject to indemnification by one Party under Section 14.2 (Indemnification), then the Parties shall meet and consult regarding the best way to proceed. Final decisions regarding defense and settlement of Claims related to a Product shall be made by Ucyclyd if such Claim is brought during the Development Term except if Hyperion is the indemnifying Party, and by Hyperion if such Claim is brought on and following Closing except if Ucyclyd is the indemnifying Party.
     14.2 Indemnification.
          14.2.1 Indemnification by Ucyclyd. Ucyclyd shall defend, indemnify and hold Hyperion, its Affiliates and their respective directors, officers, employees, subcontractors, agents and representatives (collectively, the “Hyperion Indemnitees”) harmless from and against all Losses incurred in connection with any Third Party (including any Governmental Authority or Regulatory Agency) suit, claim, action or proceeding arising out of or resulting from:
               (a) Ucyclyd’s breach of any representation, warranty or covenant by Ucyclyd set forth in the Agreement;
               (b) any of the activities pursuant to the Development and Regulatory Program for which Ucyclyd is responsible under the Agreement or the Development Plan;
               (c) the development, manufacture, use, handling, marketing, promotion, storage, sale, importation, exportation or other disposition of any of the Products by any of the Ucyclyd Indemnitees or subcontractors including liabilities for death, personal injury or product liability;
               (d) any claim of infringement by a Third Party arising from Hyperion’s use of the Licensed Marks in connection with the promotion, manufacture or sale of

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Marketed Products, provided that Hyperion’s use is in compliance with the terms of the Agreement;
               (e) any actual or alleged bodily injury or death, damage to personal or real property, notwithstanding the form in which any such action is brought (e.g., contract, tort or otherwise), to the extent such injuries or damages arise directly or indirectly from acts, errors or omissions that constitute negligence, willful misconduct or violation of any Legal Requirements by a Ucyclyd Indemnitee;
               (f) the manufacture or sale of the Marketed Products by Ucyclyd prior to the Closing Date including liabilities for death, personal injury or product liability;
               (g) the negligence, recklessness, or willful misconduct of a Ucyclyd Indemnitee with respect to the promotion, marketing, manufacture, distribution, sale, import or use of Products prior to the Closing Date, including (i) unfair competition claims, (ii) product liability claims and (iii) any other claims arising out of off-label promotions by any Ucyclyd Indemnitee;
               (h) any claim by the Brusilow Licensors for indemnification that is based on the acts or omissions of any of the Ucyclyd Indemnitees;
               (i) any actual or alleged breach or failure to perform any of the obligations to be performed by Ucyclyd in connection with the Brusilow License Agreement or any Assigned Agreement, to the extent such cause of action arose prior to Closing and is a result of Ucyclyd’s failure to fulfill its obligations under the applicable agreement;
               (j) any actual or alleged breach or failure to perform any of the obligations to be performed by Ucyclyd in connection with (i) an R&D Agreement to the extent such cause of action arises prior to the date on which the applicable R&D Agreement is assigned to Hyperion and is a result of Ucyclyd’s failure to fulfill its obligations under the applicable agreement or (ii) any agreement between Ucyclyd and any of Ucyclyd’s subcontractors, to the extent such cause of action results from Ucyclyd’s failure to fulfill its obligations under the applicable agreement with such subcontractor;
               (k) any failure of Ucyclyd to meet the regulatory requirements applicable to the Marketed Products for which Ucyclyd is responsible under the Agreement prior to the Closing;
               (l) any failure by Ucyclyd to pay applicable Taxes on the sale of Marketed Products by Ucyclyd prior to the Closing Date, together with any interest and penalties, assessed or imposed against Hyperion for which Ucyclyd has responsibility pursuant to the Agreement or applicable Legal Requirements; or
               (m) the acts and omissions of Ucyclyd that occur on or after the Effective Date outside of the Promotion Territory or the Development Territory including failure to comply with any Legal Requirements, Regulatory Approvals and Price Approvals.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided, however, that Ucyclyd shall not be required to indemnify any of the Hyperion Indemnitees to the extent that any Losses arise out of or result from: (x) the negligence, recklessness or willful misconduct of any Hyperion Indemnitee including promotion other than Promotion; or (y) any failure of a Hyperion Indemnitee to comply with the Agreement; or (z) any act or omission for which Hyperion is required to indemnify a Ucyclyd Indemnitee under Section 14.2.2 (Indemnification by Hyperion).
          14.2.2 Indemnification by Hyperion. Hyperion shall defend, indemnify and hold Ucyclyd, its Affiliates, each of their respective directors, officers, employees, licensors, agents, subcontractors and representatives (collectively the “Ucyclyd Indemnitees”) harmless from and against all Losses incurred in connection with any Third Party (including any Governmental Authority or Regulatory Agency) suit, claim, action or proceeding arising out of or resulting from:
               (a) Hyperion’s breach of any representation, warranty or covenant by Hyperion set forth in the Agreement;
               (b) any of the activities pursuant to the Development and Regulatory Program for which Hyperion is responsible under the Agreement or the Development Plan;
               (c) the development, manufacture, use, handling, marketing, promotion, storage, sale, importation, exportation or other disposition of any of the Products by any of the Hyperion Indemnitees or subcontractors including liabilities for death, personal injury or product liability;
               (d) any claim of infringement by a Third Party arising from Hyperion’s use of the Hyperion Marks in connection with the promotion or sale of the Products;
               (e) items or services furnished by Excluded Persons who are engaged by Hyperion which are not payable by Federal health care programs;
               (f) the acts and omissions of Hyperion outside of the Promotion Territory or the Development Territory including failure to comply with any Legal Requirements, Regulatory Approvals and Price Approvals;
               (g) any of the obligations of a regulatory sponsor with respect to the Development Products;
               (h) any actual or alleged bodily injury or death, damage to personal or real property, notwithstanding the form in which any such action is brought (e.g., contract, tort or otherwise), to the extent such injuries or damages arise directly or indirectly from acts, errors or omissions that constitute negligence, willful misconduct or violation of any Legal Requirements by any Hyperion Indemnitee;
               (i) any claim by the Brusilow Licensors for indemnification that is based on the acts or omissions of any of the Hyperion Indemnitees;

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (j) any actual or alleged breach or failure to perform any of the obligations to be performed by Hyperion in connection with the Brusilow License Agreement;
               (k) any actual or alleged breach or failure to perform any of the obligations to be performed by Hyperion in connection with any Assigned Agreement, to the extent such cause of action arises on and following Closing and is a result of Hyperion’s failure to fulfill its obligations under the applicable agreement;
               (l) any actual or alleged breach or failure to perform any of the obligations to be performed by Hyperion in connection with (i) an R&D Agreement to the extent such cause of action arises on and following the date on which the applicable R&D Agreement is assigned to Hyperion and is a result of Hyperion’s failure to fulfill its obligations under the applicable agreement or (ii) any agreement between Hyperion and any of Hyperion’s subcontractors to the extent such cause of action results from Hyperion’s failure to fulfill its obligations under the applicable agreement with such subcontractor;
               (m) any aspect of the employment of Hyperion employees, or the termination of such employment, including claims relating to: (i) any violation by Hyperion or its officers, directors, employees, representatives or agents of the Legal Requirements protecting persons or members of protected classes or categories or prohibiting discrimination or harassment on the basis of a protected characteristic; (ii) payment or failure to pay any salary, wages or other compensation due and owing to any Hyperion employees; (iii) payment or failure to pay any pension or other benefits of any Hyperion employees; (iv) liability for: (A) any social security or other employment taxes for Hyperion employees; (B) workers’ compensation claims and premium payments for Hyperion employees; and (C) contributions applicable to the wages and salaries of such Hyperion personnel; (v) claims by Hyperion employees for wages, benefits, discrimination or harassment of any kind, wrongful termination or discharge or denial of severance or termination payments upon leaving Hyperion’s employ; (vi) claims for breach of express or implied employment contract of such employees; and (vii) claims that Ucyclyd is an employer, co-employer or joint employer of any Hyperion employee;
               (n) any failure by Hyperion to pay applicable Taxes, together with any interest and penalties, assessed or imposed against Ucyclyd for which Hyperion has responsibility pursuant to the Agreement or applicable Legal Requirements;
               (o) the negligence, recklessness, or willful misconduct of a Hyperion Indemnitee with respect to the promotion, marketing, sale, manufacture, distribution, import or use of Product, including (i) unfair competition claims, (ii) product liability claims and (iii) any other claims arising out of failure to comply with Legal Requirements or Section 5.1(c) (General Compliance) by any Hyperion Indemnitee or any Third Party on behalf of a Hyperion Indemnitee;
provided, however, that Hyperion shall not be required to indemnify any of the Ucyclyd Indemnitees to the extent that any Losses arise out of or result from: (x) the negligence, recklessness or willful misconduct of any Ucyclyd Indemnitee including failure by a Ucyclyd Indemnitee to comply with Legal Requirements; (y) any failure of a Ucyclyd Indemnitee to

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

comply with the Agreement; or (z) any act or omission for which Ucyclyd is required to indemnify a Hyperion Indemnitee under Section 14.2.1 (Indemnification by Ucyclyd).
     14.3 Procedures for Indemnification.
          14.3.1 General. The Party seeking indemnification (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”) of any claims covered under the terms of Section 14.2 (Indemnification) or any other provision of the Agreement whereby a Party agrees to indemnify the other Party, as applicable, for which the Indemnified Party seeks indemnification; provided, however, that any delay in giving such notice shall not relieve the Indemnifying Party hereunder except to the extent such delay materially prejudices the Indemnifying Party’s ability to defend against such claim or materially increases the amount of damages awarded or paid in settlement of such claim. For a period that shall not exceed **** following any such notification, the Indemnified Party and Indemnifying Party shall investigate and discuss in good faith whether such claim is subject to indemnification under the applicable provisions of the Agreement. During such discussions, the Indemnified Party shall give the Indemnifying Party full access to all records, data and personnel of the Indemnified Party as may be reasonably necessary to make such determination. If the Parties are unable to agree on whether the Indemnifying Party is required to indemnify the Indemnified Party under the terms of the Agreement, the Indemnifying Party, at its option, shall either assume or decline defense of the claims, including negotiations for its settlement or compromise.
          14.3.2 Defense Assumed. If the Indemnifying Party assumes defense of a claim as described herein, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of such claim and may be represented, at the Indemnified Party’s expense, by counsel of its choice, provided that, where the Indemnifying Party has assumed defense of a claim, the Indemnifying Party shall have sole control over such defense. The Indemnifying Party shall not be responsible for defending any claims other than those described in Section 14.2 (Indemnification) or any other provision of the Agreement whereby a Party agrees to indemnify the other Party, as applicable, even if brought in the same suit. In addition to the foregoing, if a court of competent jurisdiction later determines that a claim for which the Indemnifying Party assumed defense was not eligible for indemnification hereunder within **** following such determination, the Indemnified Party shall reimburse the Indemnifying Party in full for all judgments, costs and expenses (including reasonable attorneys’ fees) incurred in connection with such claim.
          14.3.3 Defense Declined. If the Indemnifying Party declines to assume defense of any claim, and it is later determined by a court of competent jurisdiction that such claim was eligible for indemnification hereunder within **** following such determination, the Indemnifying Party shall reimburse the Indemnified Party in full for all judgments, costs and expenses (including reasonable attorneys’ fees) incurred in connection with such claim.
          14.3.4 Settlement of Claims. The Indemnifying Party shall not settle any claim without the prior written consent of the Indemnified Party if such settlement: (a) materially diminishes any of the Indemnified Party’s rights under the Agreement or seeks to impose additional obligations on the Indemnified Party; or (b) arises out of or is a part of any criminal

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

action, suit or proceeding or contains a stipulation or admission or acknowledgement of any liability or wrongdoing (whether in contract, tort or otherwise) on the part of the Indemnified Party.
          14.3.5 Contributory Negligence; Right of Contribution. Nothing contained herein shall bar a claim for contributory negligence or a Party’s right of contribution.
     14.4 Insurance.
          14.4.1 Ucyclyd’s Insurance Obligations. Through the Closing Date, or if there is no Closing the termination date of this Agreement, and for a **** period thereafter, Ucyclyd shall obtain and maintain, insurance from an insurance company or companies having a Best’s Financial Performance Rating (“FPR”) of **** and a minimum Financial Size Category (“FSC”) of **** or higher (if FPR is ****, then FSC must be **** or higher) as follows: (a) workers’ compensation in the amount required by applicable state law; (b) comprehensive general liability insurance, including products liability and premises and operations coverage, with minimum limits of not less than $**** per occurrence and $**** annual aggregate for all claims against all losses; and (c) professional liability insurance appropriate for the work to be conducted by Ucyclyd under the Agreement with minimum limits of $**** per claim and $**** annual aggregate. As applicable, such insurance shall provide coverage for all claims against all losses, claims, demands, proceedings, damages, costs, charges and expenses for injuries or damage to any Person or property arising out of or in connection with Ucyclyd’s performance or non-performance under this Agreement. Such insurance shall designate Hyperion and its Affiliates as “additional insureds” on comprehensive general liability policies. In the event the insurance policy obtained by Ucyclyd is a “claims made” policy (as opposed to an “occurrence” policy), Ucyclyd shall obtain comparable insurance for not less than **** following the expiration and non-renewal or termination of the Agreement. Each of the insurance policies, except statutory workers’ compensation coverage, shall provide that it may not be terminated, canceled or modified unless Hyperion is given **** prior written notice by the insurance carrier. Ucyclyd’s insurance coverage must be primary coverage without right of contribution from any insurance of Hyperion or its Affiliates. On or before the Effective Date, and each year thereafter for as long as the Agreement is in effect, Ucyclyd shall provide Hyperion certificates of insurance evidencing the coverage and limits required by this Section 14.4 (Insurance).
          14.4.2 Hyperion’s Insurance Obligations. No later than the earlier of (A) the initiation of Promotion activities by Hyperion, and (B) the commencement of the first human clinical trial by or on behalf of Hyperion, Hyperion shall obtain, and Hyperion shall maintain, throughout the Term and for a **** period thereafter, insurance from an insurance company or companies having a Best’s FPR of **** and a minimum FSC of **** or higher (if FPR is ****, then FSC must be **** or higher) as follows: (a) workers’ compensation in the amount required by applicable state law; (b) comprehensive general liability insurance, including products liability and premises and operations coverage, with minimum limits of not less than $**** per occurrence and $**** annual aggregate for all claims against all losses; and (c)

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

professional liability insurance appropriate for the work to be conducted by Hyperion under the Agreement with minimum limits of $**** per claim and $**** annual aggregate. As applicable, such insurance shall provide coverage for all claims against all losses, claims, demands, proceedings, damages, costs, charges and expenses for injuries or damage to any Person or property arising out of or in connection with Hyperion’s performance or non-performance under this Agreement. Such insurance shall designate Ucyclyd and its Affiliates as “additional insureds” on comprehensive general liability policies. In the event the insurance policy obtained by Hyperion is a “claims made” policy (as opposed to an “occurrence” policy), Hyperion shall obtain comparable insurance for not less than **** following the expiration and non-renewal or termination of the Agreement. Each of the insurance policies, except statutory workers’ compensation coverage, shall provide that it may not be terminated, canceled or modified unless Ucyclyd is given **** prior written notice by the insurance carrier. Hyperion’s insurance coverage must be primary coverage without right of contribution from any insurance of Ucyclyd or its Affiliates. On or before the Effective Date, and each year thereafter for as long as the Agreement is in effect, Hyperion shall provide Ucyclyd certificates of insurance evidencing the coverage and limits required by this Section 14.4 (Insurance).
     14.5 Insurance Proceeds. Any indemnification under this Article 14 (Indemnification, Insurance and Limitation on Liability) shall be made net of any insurance proceeds recovered by the Indemnified Party; provided, however, that if, following the payment to the Indemnified Party of any amount under this Article 14 (Indemnification, Insurance and Limitation on Liability), such Indemnified Party recovers any insurance proceeds in respect of the claim for which such indemnification payment was made, the Indemnified Party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the Indemnifying Party.
     14.6 Limitation on Liability. EXCEPT FOR DAMAGES RESULTING FROM A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, ANY DAMAGES AWARDED TO A THIRD PARTY FOR WHICH A PARTY IS OBLIGATED TO INDEMNIFY THE OTHER PARTY IN ACCORDANCE WITH ARTICLE 14 (INDEMNIFICATION, INSURANCE AND LIMITATION ON LIABILITY) OF THIS AGREEMENT SHALL BE CONSIDERED DIRECT DAMAGES AND, THEREFORE, IS NOT SUBJECT TO ANY CAP ON LIABILITY.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 15
DISPUTE RESOLUTION
     15.1 Governing Law.
               (a) Except as set forth in subsections (b) and (c) below, the Agreement shall be governed by the laws of the State of Arizona (other than with respect to principles of conflicts of laws thereunder).
               (b) All matters affecting the interpretation, validity and performance of this Agreement as such matter relates to the Brusilow License Agreement or the relevant provisions under the Brusilow License Agreement shall be governed by the internal laws of the State of Delaware, without regard for its conflict of law principles.
               (c) All matters relating to this arbitration clause and any arbitration hereunder shall be governed by the Federal Arbitration Act, Chapters 1 and 2.
     15.2 Dispute Resolution Procedure.
               (a) Except as set forth in Section 15.1 (Governing Law) with respect to the Brusilow License Agreement, or any disputes with respect to the coverage, validity or enforceability of any Patent (with shall be resolved in federal courts with competent jurisdiction), all other disputes shall be finally settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules (the “Rules”).
               (b) The dispute shall be resolved by a panel of three (3) arbitrators, one (1) of which shall be selected by Hyperion; one (1) of which shall be selected by Ucyclyd; and one (1) of which shall be selected by the above two arbitrators. Each arbitrator shall have at least ten (10) years experience with pharmaceutical, commercial or intellectual property matters as the nature of the dispute may require.
               (c) The arbitration shall take place in Phoenix, Arizona.
               (d) Except as may be required by applicable Legal Requirements, neither a Party nor its representatives nor a witness nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties. Any documentary or other evidence given by a Party or witness in the arbitration shall be treated as confidential by any Party whose access to such evidence arises exclusively as a result of its participation in the arbitration, and shall not be disclosed to any Third Party (other than a witness or expert), except as may be required by applicable Legal Requirements.
               (e) Discovery will be limited to the request for and production of documents, depositions and interrogatories. Interrogatories will be allowed only as follows: a Party may request the other Party to identify by name, last known address and telephone number: (i) all persons having knowledge of facts relevant to the dispute and a brief description of that person’s knowledge; (ii) any experts who may be called as an expert witness, the subject matter about which the expert is expected to testify, the mental impressions and opinions held by the

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

expert and the facts known by the expert (regardless of when the factual information was acquired) that relate to or form the basis for the mental impressions and opinions held by the expert; and (iii) any experts who have been used for consultation, but who are not expected to be called as an expert witness, if such consulting expert’s opinions or impressions have been reviewed by an expert witness. Subject to the foregoing, all discovery will be guided by the Federal Rules of Civil Procedure. All issues concerning discovery upon which the Parties cannot agree will be submitted to the arbitrator for determination.
               (f) The arbitrators shall have the right to award or include in their award any relief which they deem proper in the circumstances, including money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief, legal fees, costs and expenses in accordance with subsection (h) below, provided that the arbitrators shall not have the authority to award exemplary or punitive damages.
               (g) The arbitrators may award to the prevailing Party, if any, as determined by the arbitrators, its costs and expenses, including attorneys’ fees.
               (h) Notwithstanding the foregoing, either Party has the right to apply to any court of competent jurisdiction for provisional relief, including pre-arbitral attachments, a temporary restraining order, temporary injunction, permanent injunction or order of specific performance, as may appear reasonably necessary to preserve the rights of either Party. The application by either Party to a judicial authority for such measures shall not be deemed to be an infringement or a waiver of the arbitration agreement and shall not affect the relevant powers reserved to the arbitrator. If either Party institutes any action or proceeding to preserve its rights pursuant to this subsection (h) and the prevailing Party in such action or proceeding shall reimburse the other Party for all costs and expenses incurred including reasonable attorneys’ fees.
               (i) Judgment upon any award(s) rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties hereby waive all objection which it may have at any time to the laying of venue of any proceedings brought in such courts, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such proceedings that any such court does not have jurisdiction over such Party.
     15.3 Waiver of Jury Trial. Each Party hereby irrevocably waives all rights to a jury trial in connection with any dispute under the Agreement.
     15.4 Continued Performance.
               (a) Except where clearly prevented by the area in dispute and except as set forth in subsection (b) below, both Parties shall continue performing their obligations under the Agreement while the dispute is being resolved under this Article 15 (Dispute Resolution) unless and until the dispute is resolved or until the Agreement is terminated as set forth in the Agreement.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (b) In the event (i) Ucyclyd elects to terminate the Term of the Agreement pursuant to Section 12.2(e) or Section 12.2(f) and (ii) within **** following Hyperion’s receipt of written notice from Ucyclyd pursuant to Section 12.2(e) or Section 12.2(f), Ucyclyd receives written notice from Hyperion specifying that Hyperion disputes the basis for such termination, then until resolution of the dispute, Hyperion’s rights and activities under the Agreement shall be suspended in accordance with the following:
                    (A) if the violation relates only to Promotion by Hyperion, then all Promotion rights and activities of Hyperion shall be suspended immediately; or
                    (B) if the violation relates to both Promotion by Hyperion and the Development and Regulatory Program or only to the Development and Regulatory Program, then Hyperion shall suspend immediately (1) all Promotion by Hyperion and (2) all activities under the Development and Regulatory Program that are identified by Ucyclyd in the notice as being related to the violation; provided, however, with respect to suspension of activities under the Development and Regulatory Program: (a) if suspension of particular activities may adversely impact the health or safety of patients, then Hyperion shall continue those activities until final resolution of the dispute; (b) the Parties shall meet promptly to discuss the nature of any activities that shall continue; (c) Hyperion shall implement those measures reasonably required by Ucyclyd to mitigate the risk of any continuing or other violations; (d) upon prior written notice to Hyperion, Ucyclyd shall have the right to designate a Third Party to oversee Hyperion’s continuing activities under the Development and Regulatory Program until final resolution of the dispute; and (e) Hyperion shall cooperate and provide such Third Party the information and access reasonably required for such oversight.
If such dispute is resolved in Ucyclyd’s favor, then the Term of the Agreement shall terminate immediately with respect to all rights and activities, it being acknowledged by Hyperion that there shall be no basis for partial termination of the Term of the Agreement. If the dispute is resolved in Hyperion’s favor, then Hyperion may resume the exercise of all of Hyperion’s rights and activities under the Agreement, it being acknowledged by Ucyclyd that there shall be no basis for partial termination of the Term of the Agreement. In any event, the reinstatement shall be subject to any limitations set forth in the order or award resolving the dispute. Any dispute hereunder shall be subject to dispute resolution under the provisions of Article 15 (Dispute Resolution); provided that the independent third arbitrator selected shall have a minimum of fifteen (15) years of experience in regulatory compliance matters and to the extent available, relevant experience or familiarity with corporate integrity agreements (or successors thereto under the OIG).
ARTICLE 16
MISCELLANEOUS
     16.1 Relationship of the Parties. Each Party shall bear its own costs and expenses incurred in the performance of its obligations hereunder without charge or expense to the other Party except as expressly set forth in the Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employee. Each of the Parties shall be furnishing its services under the

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement as an independent contractor, and nothing in the Agreement shall create any association, partnership or joint venture between the Parties or any employer-employee relationship. No agent, employee or servant of either Party shall be or shall be deemed to be the employee, agent or servant of the other Party and each Party shall be solely and entirely responsible for its acts and the acts of its employees. It is understood and agreed that each Party shall have the status of an independent contractor under the Agreement and that nothing in the Agreement shall be construed as authorization for either Party to act as agent for the other. Neither Party shall incur any liability for any act or failure to act by employees of the other Party.
     16.2 Force Majeure. If the performance by either Party of any obligation under the Agreement is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, including fire, accident, labor difficulty, strike, riot, civil commotion, act of God, delay or errors by shipping companies (“Force Majeure”), the Party so affected shall, upon giving written notice to the other Party and subject to the terms in the Agreement, be excused from such performance to the extent of such prevention, restriction, interference or delay except to the extent that the Party claiming the benefit of the Force Majeure is directly at fault in causing or failing to prevent such default or delay, and provided that such default or delay cannot reasonably be circumvented by the Party claiming the benefit of the Force Majeure through the use of alternate sources, work-around plans or other means, and shall continue performance promptly whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of the Agreement may be required in order to arrive at an equitable solution. Notwithstanding the foregoing, Hyperion acknowledges and agrees that Hyperion shall not be excused from the purchase under Section 3.1 (Purchase Rights) or its payment obligations under the Agreement due to any of the foregoing. The following shall not be considered an event of Force Majeure: (x) early termination of the Brusilow License Agreement or the R&D Sublicense Agreement for any reason; and (y) any changes in Legal Requirements.
     16.3 Counterparts. The Agreement, or any part thereof requiring signing by the Parties, may be executed in two or more counterparts, each of which shall be an original as against any Party whose signature appears thereon but both of which together shall constitute one and the same instrument. A facsimile transmission of the signed Agreement, and those parts thereof requiring signing by the Parties, shall be legal and binding on both Parties.
     16.4 Notices. Except as otherwise set forth in the Agreement, in any case where any notice or other communication is required or permitted to be given under the Agreement, such notice or communication shall be in writing, and sent by overnight express or registered or certified mail (with return receipt requested) or sent via facsimile with confirmation by overnight express or registered or certified mail (with return receipt requested) with the recipient and shall be sent to the following address (or such other address as either Party may designate from time to time in writing):

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     If to Ucyclyd:
Ucyclyd Pharma, Inc.
8125 North Hayden Road
Scottsdale, AZ 85258-2463
Attention:          President
Facsimile:          (602) 808-3875
     With copies to:
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, AZ 85258-2463
Attention:          Chief Executive Officer
Facsimile:          (602) 808-3875
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, AZ 85258-2463
Attention:          General Counsel
Facsimile:          (602) 778-6408
     If to the Chief Compliance Officer of Medicis:
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, AZ 85258-2463
Attention:          Chief Compliance Officer
Facsimile:          (602) 778-6355
     With copies to:
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, AZ 85258-2463
Attention:          General Counsel
Facsimile:          (602) 778-6408
     If to Hyperion:
Hyperion Therapeutics, Inc.
601 Gateway Blvd., Suite 200
South San Francisco, CA 94080
Telephone:          (206) 619-3305
Facsimile:
Attention:          Chris Rivera, CEO

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     With copies to:
Cooley Godward Kronish, LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94304
Telephone:  (650) 843-5502
Facsimile:  (650) 849-7400
Attention:  Glen Sato, Esq.
     16.5 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.
     16.6 Performance by Affiliates. Hyperion recognizes that Ucyclyd may perform some or all of its obligations under the Agreement through its Affiliates. To the extent Hyperion desires to use an Affiliate to perform some of its obligations under the Agreement, such Affiliate shall be considered a subcontractor of Hyperion and any use of such Affiliate shall be subject to all of the terms and conditions of the Agreement that are applicable to subcontractors. To the extent Ucyclyd desires to use an Affiliate to perform some of its obligations under this Agreement, Ucyclyd shall require that such performance by such Affiliate be in compliance with the applicable terms and conditions under this Agreement that are applicable to such Affiliate’s performance under the Agreement.
     16.7 Amendment. The Agreement may be varied, amended or extended only by the written agreement of the Parties through their duly authorized officers or representatives, specifically referring to the Agreement.
     16.8 Severability. In case any one or more of the provisions contained in the Agreement shall, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability, shall not affect any other provision of the Agreement, but the Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained in the Agreement, unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated in the Agreement to be impossible and provided that the performance required by the Agreement with such clause deleted remains substantially consistent with the intent of the Parties.
     16.9 Publicity. Neither Party shall issue or release any media release or public announcement (including any announcements made via any posting on the World Wide Web or Internet), or other similar publicity announcing the existence of the Agreement or relating to any term or condition of the Agreement in any country or the relationships created by the Agreement without **** prior written notice to the other Party and the prior written consent of the other Party as further set forth in this Section below. The Parties shall not issue or release any statement including any public announcement or advertisement utilizing Ucyclyd’s or its Affiliate’s or Hyperion’s or its Affiliate’s corporate identifiers without the prior written approval

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of Ucyclyd or Hyperion, as applicable, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing:
          (a) the Parties agree to cooperate to issue a mutually acceptable press release regarding the Parties’ signing of the Agreement; and
          (b) each Party shall have the right to issue media releases or otherwise disclose information related to this Agreement without prior written consent of the other Party, to the extent necessary to disclose any information required by the rules and regulations of the Securities and Exchange Commission or any federal, state or foreign law or regulation; provided that the Disclosing Party shall use commercially reasonable efforts to notify the other Party prior to disclosure, provide a copy of the relevant wording relating to the Agreement or term or condition of the Agreement, and seek confidential treatment of any information that the other Party reasonably requests to be maintained as confidential.
Hyperion shall contact the following Ucyclyd representatives for approval: Vice President, Treasurer. Ucyclyd shall contact the following Hyperion representatives for approval: President and Chief Executive Officer.
     16.10 Third Party Beneficiaries. Except with respect to a Hyperion Indemnitee’s or a Ucyclyd Indemnitee’s defense and indemnification rights under the Agreement, none of the provisions of the Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto, and no such Third Party shall obtain any right under any provision of the Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.
     16.11 Headings. The descriptive headings contained in the Agreement are included for convenience of reference only and shall not affect the meaning or interpretation of the Agreement.
     16.12 Construction.
          (a) Wherever any provision of the Agreement uses the terms “include,” “includes,” or “including”, such term shall be deemed to mean “include, without limitation,” “includes, without limitation” and “including, without limitation” or “include, but not limited to,” “includes, but not limited to,” or “including, but not limited to.”
          (b) Any reference to “days” means calendar days unless otherwise specified as the defined term “Business Days.”
          (c) The recitals set forth at the start of the Agreement, along with the Schedules, Exhibits (including the Purchase Transaction Documents), Attachments and Addenda to the Agreement together with the Assets, and the terms and conditions incorporated in such recitals, Schedules, Exhibits, Attachments and Addenda shall be deemed integral parts of the Agreement, are hereby incorporated by reference and all references in the Agreement to the “Agreement” shall encompass such recitals, Schedules, Exhibits (including the Purchase Transaction Documents), Attachments and Addenda and the terms and conditions incorporated in such recitals, Schedules, Exhibits, Attachments and Addenda.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (d) With respect to the **** Agreement, the terms and conditions of the **** Agreement shall be subject to the terms and conditions of this Collaboration Agreement and for the avoidance of doubt:
                    (i) with respect to Article **** of the **** Agreement, the phrase “****” shall mean that the Territory shall expand if the Promotion Territory expands pursuant to Section 2.1.5 (Expansion of Promotion Territory);
                    (ii) with respect to Section **** of the **** Agreement, the phrase “****” shall mean that the term of the **** Agreement shall terminate upon the earlier of termination of the Term of the Agreement as set forth in Article 12 (Term and Termination) or otherwise specified in the Agreement including Section 8.1.2(c) (Brusilow Intellectual Property);
                    (iii) with respect to Section **** of the **** Agreement, the phrase “****” shall mean the rights Ucyclyd may have under the Agreement; and
                    (iv) with respect to Section **** of the **** Agreement, the phrase “****” shall mean any payments due under the Agreement.
          (e) Communications via electronic mail shall not be sufficient to fulfill any requirement for written approval or other approval in writing as set forth in this Agreement.
          (f) Unless otherwise explicitly stated, in the event of any conflict between the terms and conditions of the main body of the Agreement and the terms and conditions of any of the Schedules, Exhibits or Attachments to the Agreement, the terms and conditions of the main body of the Agreement shall prevail.
          (g) Any terms and conditions that may be set forth in any invoice or order form (other than quantities and prices consistent with the Agreement) are void and of no force and effect.
          (h) This Agreement has been prepared jointly and shall not be strictly construed against either Party. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of the Agreement.
          (i) The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates.
          (j) Except as otherwise expressly set forth in the Agreement, under no circumstances does a Party to the Agreement, as a result of the Agreement, obtain any ownership interest in or other right or license to any technology, regulatory submissions or intellectual property of the other Party, including items owned, acquired, licensed or developed by the other Party, or transferred by the other Party to such Party at any time pursuant to the Agreement.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (k) Unless otherwise set forth in the Agreement, all references to Sections, Articles, Exhibits and Schedules in the Agreement are to Sections, Articles, Exhibits, Attachments, Addenda and Schedules of and to the Agreement.
     16.13 No Waiver of Rights. No failure or delay on the part of either Party in the exercise of any power or right under the Agreement shall operate as a waiver thereof. No single or partial exercise of any right or power under the Agreement shall operate as a waiver of such right or of any other right or power. The waiver by either Party of a breach of any provision of the Agreement shall not operate or be construed as a waiver of any other or subsequent breach under the Agreement.
     16.14 Assignment.
          (a) Hyperion acknowledges that Ucyclyd is entering into this Agreement based, in part, on the intangible benefits of partnering with Hyperion, including the experience, understanding and unique capabilities of Hyperion and its officers. Accordingly, Hyperion may assign or otherwise transfer the Agreement, or any part hereof, only in accordance with the applicable terms and conditions set forth below in this Section 16.14 (Assignment).
          (b) The Parties acknowledge and agree to fulfill their respective obligations hereunder this Section 16.14 (Assignment) in good faith.
          (c) During the Development Term and subject to subsection (f) below, Hyperion may assign or transfer the Agreement pursuant to (and only pursuant to) a Change in Control with the prior written consent of Ucyclyd, which consent may not be unreasonably withheld, delayed or conditioned. Without limiting the generality of the foregoing, Hyperion acknowledges that the reasonableness of any decision to withhold, delay, or condition consent shall be evaluated in view of the fact that the ability of a proposed successor to comply with the regulatory and compliance obligations under the Agreement is a critical factor for Medicis and Ucyclyd in determining whether to consent to a Change in Control, and that such factor will be evaluated by Medicis and Ucyclyd taking into consideration the potential risk and exposure to Medicis and its Affiliates of collaborating with the successor under the terms and conditions of the Agreement.
          (d) During the Development Term, Hyperion shall have the right to request the consent of Ucyclyd with respect to any proposed Change in Control pursuant to subsection (c); provided, however, with respect to a Change in Control involving a Third Party, such request shall be at any time after delivery of an executed or final term sheet or letter of intent from a Third Party contemplating a transaction that could reasonably result in a Change in Control. The term “final” in the foregoing sentence shall mean that Hyperion and the Third Party have reached agreement on the material terms of a proposed transaction, as reflected in an unexecuted term sheet or other document, and intend to proceed to negotiation of definitive documents.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (e) The process with respect to the request under subsection (d) shall be as follows:
                    (i) Any request for consent to a Change in Control during the Development Term must be provided to Ucyclyd in writing and such request shall include: (A) a copy of the term sheet or letter of intent as it relates to a proposed transaction with a Third Party (regardless of whether such transaction is proposed to be consummated by Hyperion directly with the Third Party or through an Affiliate of Hyperion); (B) if the Change in Control involves an Affiliate of Hyperion (and not a Third Party), a description of the proposed transaction with such Affiliate; (C) information reasonably sufficient for Ucyclyd to determine that the proposed successor to the transaction has the financial resources necessary for the proposed successor to fulfill the obligations of Hyperion (and the proposed successor) under the Agreement; and (D) such other information reasonably necessary for Ucyclyd’s assessment of the request for Change in Control (“Change in Control Request”).
                    (ii) During the period of **** following Ucyclyd’s receipt of the Change in Control Request (the “Initial Review Period”), (A) Ucyclyd shall review expeditiously the Change in Control Request, (B) the Parties shall collaborate to identify any additional information, that Ucyclyd reasonably requires to assess the Change in Control Request and (C) Hyperion expeditiously shall provide such requested information.
                    (iii) Within **** following the Initial Review Period, if Ucyclyd has not provided its consent in writing, Hyperion and Ucyclyd shall meet to discuss any additional information that Ucyclyd deems necessary to render its decision. If Ucyclyd does not request any additional information, Ucyclyd shall render a decision on the Change in Control Request within **** following the meeting. If Ucyclyd requests additional information reasonably required for Ucyclyd to render its decision, Hyperion shall provide such information expeditiously. After Hyperion provides all such information, which shall include a written notice from Hyperion that it has provided all such information pursuant to this subsection, Ucyclyd shall render a decision on the Change in Control Request within ****.
                    (iv) If Ucyclyd decides to withhold its consent, Ucyclyd shall notify Hyperion in writing of its decision, including the basis for withholding the consent, which Hyperion acknowledges may be based on the lack of sufficient information reasonably required by Ucyclyd to render its decision.
                    (v) The Parties acknowledge that, as a precondition to providing the information described above or requested by Ucyclyd as set forth above, the proposed successor may require that Ucyclyd enter into a confidentiality agreement directly with the proposed successor. Nothing herein shall be deemed to require a proposed successor to disclose (or permit disclosure of) information that the successor deems highly confidential without a confidentiality agreement in place directly with Ucyclyd. Upon a request to enter into a confidentiality agreement with the proposed successor, Ucyclyd agrees to enter into a confidentiality agreement containing reasonable terms and conditions as expeditiously as possible, in which case the time frames set forth above will be extended as applicable to account for any such request and the timing for the actual disclosure of such information.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          (f) If Hyperion disputes a decision by Ucyclyd to withhold consent under subsection (c), Hyperion shall notify Ucyclyd in writing that Hyperion disputes the withholding of the consent and is invoking the dispute resolution process under this subsection (e) (“Dispute Notice”) and the dispute shall be finally settled by arbitration administered by the American Arbitration Association in accordance with the Rules as follows:
                    (i) The dispute shall be resolved by a panel of three (3) arbitrators, one (1) of which shall be selected by each Party no later than **** following Ucyclyd’s receipt of the Dispute Notice; and third arbitrator shall be selected by the two (2) designated arbitrators no later than **** following the selection of the arbitrators by Hyperion and Ucyclyd. Hyperion and Ucyclyd shall request that the panel (A) convene the arbitration hearing as expeditiously as possible, but in any event within **** after the third arbitrator is selected on a date and at a time mutually agreed by the Parties and the arbiters and (B) render a decision within **** after the arbitration hearing.
                    (ii) The arbitration shall take place in Phoenix, Arizona.
                    (iii) Each Party shall submit a written summary of their position on the dispute to the panel within **** of the appointment of the third arbitrator.
                    (iv) No discovery shall occur with respect to the dispute unless the arbitration panel decides that discovery is required to resolve the dispute based on the nature of the issues before the panel, in which case any discovery shall be expeditiously conducted by the Parties.
                    (v) The Parties shall share the costs of the arbitration.
          (g) Notwithstanding the foregoing provisions of subsection (c), if during the Development Term a Change in Control Request is delivered by Hyperion to Ucyclyd during the effectiveness of the CIA, Ucyclyd shall have the right to determine in its sole discretion that the proposed successor is likely to have an adverse affect on Medicis’s or Ucyclyd’s obligations under the CIA and Ucyclyd shall have the right to not grant its consent to the Change in Control.
          (h) Following the Closing, Hyperion may assign or transfer the Agreement pursuant to and only pursuant to a Change in Control and then only subject to compliance with the terms and conditions of this subsection (g) and no consent or approval of Ucyclyd is required. Prior to consummation of the transaction giving rise to the Change in Control, Hyperion shall pay Ucyclyd the following: (i) the amount equal to $**** less any previously paid portion of the Purchase Price; and (ii) all regulatory milestones for the indications under development by Hyperion, at the time of the Change in Control, for which a milestone would be payable as set forth in Section 2.1 (Regulatory Milestones) of Schedule 7 (Payment Obligations) that have not previously been paid by Hyperion, regardless of whether the actual event(s) corresponding to each such milestone has occurred; provided that such regulatory milestones shall be deemed paid in full and shall not be triggered by any future occurrence of the applicable actual event(s) and further provided if: (i) an indication was in

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

development at some time prior to the Change in Control; (ii) such indication was not in development at the time of the Change in Control; and (iii) development of such indication recommenced within **** following the Change in Control, the successor shall pay immediately to Ucyclyd the regulatory milestones applicable to such indication. For clarity and by way of example only, if Hyperion is not conducting any clinical development of GT4P in UCD, but is conducting clinical studies of GT4P in HE and Ammonul in HE at the time of the Change in Control, then any unpaid clinical milestones for GT4P in HE and Ammonul in HE would accelerate and be payable to Ucyclyd. Ucyclyd agrees that except as provided in subsection (h) herein, no assignment by Hyperion shall require paying monies (by Hyperion or the proposed successor) to Ucyclyd that are in addition to the amounts that Hyperion is required to pay to Ucyclyd under the Agreement.
          (i) Ucyclyd shall have the right to assign the Agreement, or any part thereof, at any time upon written notice to Hyperion. Any rights granted to Ucyclyd under the Agreement shall inure to the benefit of any acquirer of, or successor in interest to, Ucyclyd, whether by merger, consolidation, purchase, operation of law or otherwise. In the event of such assignment to a Third Party that is not subject to the CIA, following the Closing of such a transaction by Ucyclyd, Hyperion may make a written request to the successor party to discuss with Hyperion amendments to Article 5 (Regulatory and Compliance Matters) consistent with the regulatory obligations of such successor party and such successor party agrees to discuss with Hyperion such proposed amendments.
          (j) A Party making a permitted assignment hereunder shall promptly notify the other Party of such assignment. Any purported assignment in contravention of this Section 16.14 (Assignment) shall be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder unless such assignment is made in connection with the sale of substantially all of the assets relating to this Agreement. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignees from either of the Parties.
     16.15 Entire Agreement. The terms and conditions in the Agreement constitute the entire agreement between the Parties relating to the subject matter of the Agreement and shall supersede all previous communications between the Parties with respect to the subject matter of the Agreement including (a) the Exclusivity Agreement; and (b) the Existing Confidentiality Agreement. For the avoidance of doubt, all Confidential Information disclosed or otherwise generated in connection with the Confidentiality Agreement shall be subject to the confidentiality obligations under the Agreement. Except for Ucyclyd’s reliance upon the Financial Commitments, neither Party has entered into the Agreement in reliance upon any representation, warranty, covenant, or undertaking of the other Party that is not set forth or referred to in the Agreement.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     IN WITNESS WHEREOF, the Parties hereto have caused the Agreement to be executed by their duly authorized officers as of the Effective Date.

UCYCLYD PHARMA, INC.		HYPERION THERAPEUTICS, INC.

By:	/s/ Mark A. Prygocki, Sr.	By:	/s/ Chris Rivera

	Mark A. Prygocki, Sr.		Chris Rivera
	Vice President, Treasurer		President and Chief Executive Officer

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1
INDEX OF DEFINED TERMS

Defined Term	Section Reference
Action	Section 9.2.1(a) (Pre-Closing)
Additional Activities	Section 2.2.4(b) (Development Plan)
Additional Period	Section 2.2.4(b) (Development Plan)
Applicable Agents	Section 5.2(d) (Compliance Program)
Assumed Payments	Section 7.5 (Assumed Payment Obligations)
Brusilow Licensors	Section 2.2.5(b) (Research and Development Diligence)
Change in Control Request	Section 16.14(e)(i) (Assignment)
Chief Compliance Officer of Medicis	Section 2.1.3(c)(i) (Training)
CIA	Section 3.4.4 (Post-Closing Application of Corporate Integrity Agreement)
Claims	Section 14.1 (Third Party Claims)
Clinical Supply Agreement	Section 2.2.11(b) (Supply of Development Products During Development Term)
Closing Date	Section 3.3.2 (Closing)
Close-Out Activities	Section 2.2.6(a) (Transition of Development and Regulatory Program to Hyperion)
CMC	Section 1.23 (Definitions)
Compliance Requirements	Section 5.11(a) (Compliance Deficiencies)
Compliance Deficiencies	Section 5.11(a) (Compliance Deficiencies)
Confidential Information	Section 13.1 (Confidential Information)
Copyrightable Developed Technology	Section 8.1.1(e) (Pre-Closing)
Deficit Reduction Act Compliance Policy	Section 5.2(d) (Compliance Program)
Development Funding	Section 11.5(a) (Hyperion’s Financial Resources)
Schedule 1 to Ucyclyd / Hyperion Collaboration Agreement

Defined Term	Section Reference
Development Report	Section 2.2.5(b) (Research and Development Diligence)
Dispute Notice	Section 16.14(f) (Assignment)
DMF or DMFs	Section 1.61 (Manufacturing Know-How)
Firm Forecast	Section 2.1.4(b)(ii) (Forecasting)
Force Majeure	Section 16.2 (Force Majeure)
FPR	Section 14.4.1 (Ucyclyd’s Insurance Obligations)
FSC	Section 14.4.1 (Ucyclyd’s Insurance Obligations)
Helsinn	Section 2.2.11(a) (Supply of Development Products during Development Term)
Hyperion Compliance Officer	Section 5.1(d) (General Compliance)
Hyperion Compliance Program	Section 5.2(a) (Compliance Program)
Hyperion Indemnitees	Section 14.2.1 (Indemnification by Ucyclyd)
Hyperion’s Financial Resources	Section 11.5(a) (Hyperion’s Financial Resources)
Indemnified Party	Section 14.3.1 (General)
Indemnifying Party	Section 14.3.1 (General)
Initial Promotional Plan	Section 2.1.2(b) (Promotion Plan)
Initial Review Period	Section 16.14(e)(ii) (Assignment)
Initial Sales Forecast	Section 2.1.4(b)(i) (Forecasting)
Marketing Report	Section 4.1.3 (Commercialization Efforts Reporting)
Medicis	Section 1.10 (Definitions)
New Territories	Section 2.1.5(d) (Expansion of Promotion Territory)
OIG	Section 3.4.4 (Post-Closing Application of Corporate Integrity Agreement)
Pre-existing Rights	Section 2.2.3(a) (R&D Rights Outside of the United States)
Promotion Plan	Section 2.1.2(a) (Promotion Plan)
Schedule 1 to Ucyclyd / Hyperion Collaboration Agreement

Defined Term	Section Reference
Purchase Option #1	Section 3.1(b) (Purchase Rights)
Purchase Option #2	Section 3.1(c) (Purchase Rights)
Purchase Option #2 End Date	Section 3.1(c) (Purchase Rights)
Purchase Option Price #1	Section 3.2(b) (Purchase Price)
Purchase Option Price #2	Section 3.2(c) (Purchase Price)
Purchase Price	Section 3.2(a) (Purchase Price)
Purchase Transaction Documents	Section 3.3.2(b) (Closing)
R&D Agreements	Section 2.2.6(b) (Transition of Development and Regulatory Program to Hyperion)
R&D Sublicense Agreement	Section 8.2.3 (Brusilow Intellectual Property)
Regulatory Milestone Payment	Section 7.2 (Regulatory Milestone Payments)
Rules	Section 15.2 (Dispute Resolution Process)
SAEs	Section 2.2.10(a) (Termination Based on Failure to File NDA)
Term	Section 12.1 (Term)
Territory Business Manager or TBMs	Section 2.1.3(b)(i) (Sales Forces)
Transfer	Section 5.4.2(a) (Development and Regulatory Program)
Transfer Date	Section 5.4.2(b) (Development and Regulatory Program)
Transferred Regulatory Rights	Section 5.4.2(a) (Development and Regulatory Program)
Transition Date	Section 2.2.10(a) (Termination Based on Failure to File NDA)
Ucyclyd Indemnitees	Section 14.2.2 (Indemnification by Hyperion)
Ucyclyd Services	Section 7.7(b) (Promotional, Development, Regulatory and Other Costs and Expenses)
Schedule 1 to Ucyclyd / Hyperion Collaboration Agreement

SCHEDULE 1.30
DISTRIBUTION AGREEMENTS
1.	****
1.1	****

1.2	****

1.3	****

1.4	****

1.5	****
2.	****
2.1	****

2.2	****
3.	****
3.1	****

3.2	****

3.3	****
4.	****
4.1	****

4.2	****
5.	****
5.1	****

5.2	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.31
DOMAIN NAMES
(a) The Domain Names during the Development Term are as follows:

Domain Name	Expiration Date
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
(b) As of July 27, 2007, the Domain Names on and following the Closing and to be transferred on the expiration of the Term are as follows:

Domain Name	Expiration Date
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Domain Name	Expiration Date
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****
****	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.48
HYPERION MARKS
     None.
Schedule 1.48 to Ucyclyd / Hyperion Collaboration Agreement

SCHEDULE 1.57
LICENSED MARKS
(a) Subject to any rights with respect to the Licensed Marks granted by Ucyclyd to Third Parties outside the United States, the Licensed Marks during the Development Term are as follows:
****
****
****
(b) Subject to any rights with respect to the Licensed Marks granted by Ucyclyd to Third Parties outside the United States, as of July 10, 2007, the Licensed Marks on and following the Closing and the Licensed Marks to be transferred following the expiration of the Term are as follows:

		Reg. No./	Appl. No./
Trademark	Country	Reg. Date	Date Filed	Ownership	Status
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

		Reg. No./	Appl. No./
Trademark	Country	Reg. Date	Date Filed	Ownership	Status
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

		Reg. No./	Appl. No./
Trademark	Country	Reg. Date	Date Filed	Ownership	Status
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

		Reg. No./	Appl. No./
Trademark	Country	Reg. Date	Date Filed	Ownership	Status
****	****		****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

		Reg. No./	Appl. No./
Trademark	Country	Reg. Date	Date Filed	Ownership	Status
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****		****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****
****	****	****	****	Ucyclyd Pharma, Inc.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1.60
MANUFACTURING AGREEMENTS
1.	****

2.	****

3.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2.1.2(a)
REQUIREMENTS FOR PROMOTION PLANS
In accordance with the terms and conditions of the Agreement, each Promotion Plan shall include the following:
(a)	the **** activities to be undertaken ****;

(b)	training to be conducted in accordance with Section 2.1.3(c) (Training);

(c)	**** with respect to ****;

(d)	**** to be conducted;

(e)	**** to be conducted;

(f)	**** to be provided;

(g)	****; and

(h)	****.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2.2.4
DEVELOPMENT PLAN
[DOCUMENT CONSISTING OF FIFTY-ONE (51) PAGES
ATTACHED HERETO]
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2.2.6(a)
CLOSE OUT ACTIVITIES
Pursuant to Section 2.2.6 (Transition of Development and Regulatory Program to Hyperion), Ucyclyd agrees to complete the following activities with respect to the research and development of the Development Products:
1.	****

2.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2.2.6(b)
R&D AGREEMENTS
GT4P (UP#1204-003)
1.	****

2.	****
(a)	****
3.	****

4.	****
(a)	****
5.	****
(a)	****

(b)	****

(c)	****
6.	****

7.	****
(a)	****
8.	****
(a)	****
CONSULTANTS
1.	****

2.	****

3.	****

4.	****

5.	****

6.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2.2.6(c)
PENDING R&D AGREEMENTS
GT4P (UP#1204-003)
1.	****

2.	****
(a)	****
3.	****

4.	****

5.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 5.2(b)
AUDIT AND RECORD-KEEPING REQUIREMENTS
1.	Ucyclyd’s Audit Rights under Section 5.2(b).
(a) In connection with any and all audits conducted by Ucyclyd under Schedule 5.2(b) (Audit and Record-Keeping Requirements), the Parties shall follow the procedures set forth below in subsections (b) — (g).
(b) Ucyclyd, its Affiliates and their respective internal and external auditors, Governmental Authorities and Regulatory Agencies (all such additional parties and entities, the “Permitted Auditors”) shall have the right to conduct audits of Hyperion, Hyperion Affiliates and their respective subcontractors pursuant to Schedule 5.2(b) (Audit and Record-Keeping Requirements), provided that such Permitted Auditors have agreed in writing with Ucyclyd to be bound by confidentiality terms that are substantially similar to those set forth in the Agreement protecting Hyperion Confidential Information.
(c) Hyperion shall provide such cooperation and assistance as may be reasonably requested by Ucyclyd and its Permitted Auditors in conducting any audit, and shall make requested Hyperion personnel and records available. In performing audits, Ucyclyd shall give Hyperion **** advance notice of audits; provided, however, the **** advance notice requirement shall not apply in connection with audits by Governmental Authorities or Regulatory Agencies, or to the extent required by applicable Legal Requirements, Governmental Authorities or Regulatory Agencies. All audits shall be conducted during normal business hours, except as may reasonably be required on an emergency basis as agreed upon by the Parties.
(d) Hyperion acknowledges that Ucyclyd may engage in unannounced audits, inspections and visitations of Hyperion locations if required by applicable Legal Requirements, Governmental Authorities or Regulatory Agencies.
(e) Hyperion shall ensure that its agreements with its subcontractors contain audit provisions in material accordance with the provisions and requirements of Section 5.2(b) (Audit and Record-Keeping Requirements) of the Agreement.
(e) Hyperion and Ucyclyd shall meet promptly upon the completion of a Ucyclyd audit (but in no event more than **** after completion) conducted pursuant to Section 5.2(b) (Audit and Record-Keeping Requirements) (i.e., an exit interview). Hyperion and Ucyclyd shall develop and agree upon an action plan to address and resolve within ****, unless a shorter resolution time is mutually agreed to by the Parties in writing, any deficiencies, problems, concerns and recommendations identified in such exit interview, and Hyperion, at its own expense, shall undertake remedial action in accordance with such action plan and the dates specified therein to the extent necessary to cure the deficiencies and problems identified and otherwise to comply with Hyperion’s obligations under the Agreement.
(f) If an audit by any Governmental Authorities or Regulatory Agencies having jurisdiction over Ucyclyd or Hyperion results in a finding that Hyperion is not in compliance with any Legal Requirement, including any audit requirement relating to the performance of its obligations under the Agreement, Hyperion shall, at its own expense and within the time period specified by such auditor, address and resolve the deficiency(ies) identified by such Governmental Authority or Regulatory Agency.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.	Financial Audits.
(a) Each Party (the “Audited Party”) shall permit an independent accounting firm selected by the other Party (the “Verifying Party”) and reasonably acceptable to the Audited Party, which acceptance shall not be unreasonably withheld or delayed, to have access during normal business hours of the Audited Party to such records as may be reasonably necessary to verify the accuracy of the Audited Party’s payment obligations as set forth in the Agreement. All such verifications shall be conducted at the expense of the Verifying Party and not more than **** in each calendar year.
(b) In the event such audit concludes that adjustments should be made in the Verifying Party’s favor, then any appropriate payments (plus accrued interest at a rate announced by the Bank of America (or any successor) as its prime rate in effect on the date that such payment was first due plus **** percent (****%)) shall be paid by the Audited Party within **** of the date the Audited Party receives the Verifying Party’s accounting firm’s written report so concluding, unless the Audited Party shall have a good faith dispute as to the conclusions set forth in such written report, in which case the Audited Party shall provide written notice to the Verifying Party within such **** period of the nature of its disagreement with such written report. Any undisputed amounts shall be paid within the **** period set forth above.
(c) The Parties shall thereafter attempt in good faith to resolve such dispute with respect to disputed amounts by submitting the dispute to the Joint Steering Committee pursuant to Section 6.2.2 (Responsibilities of the Joint Steering Committee) of the Agreement and thereafter in accordance with Article 15 (Dispute Resolution) of the Agreement. The Audited Party shall be required to make the payment (plus interest) pursuant to subsection (b) above only if the dispute is resolved in favor of the Verifying Party.
(d) The fees charged by such accounting firm engaged in any audit shall be paid by the Verifying Party unless such audit discloses that adjustments in favor of the Verifying Party for the period are **** percent (****%) or more of the aggregate amount paid or payable by the Audited Party to the Verifying Party during the audited period, in which case the Audited Party shall pay the reasonable fees and expenses charged by such accounting firm, after receipt of the bill/invoice for such audit.
(e) The Parties agree that, except for information that belongs to the Verifying Party, all information disclosed by the Audited Party to the Verifying Party in the course of such audit is Confidential Information of the Audited Party, and that the Verifying Party shall cause its accounting firm to retain all such information subject to the confidentiality restrictions of Article 13 (Confidentiality and Nondisclosure) of the Agreement.
3.	Records.
(a) Each Party shall keep, and shall cause its Affiliates and Third Party subcontractors to keep, full and accurate records and books of account containing all particulars that may be necessary for the purpose of calculating payments to be received or borne by the Parties pursuant to the Agreement, including inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements and tax returns.
(b) Each Party will make available and disclose to the other Party all results of the work conducted pursuant to the Development and Regulatory Program. Each Party shall maintain

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

records of the results in sufficient detail and in good scientific manner as well as in a manner sufficient: (i) for obtaining, evaluating, prosecuting or maintaining intellectual property protection; (ii) as will properly reflect all work done and results achieved in the performance of the Development and Regulatory Program (including all data in the form required to be maintained under any applicable governmental regulations); and (iii) to comply with all Legal Requirements including all requirements for filings with the applicable Regulatory Agencies. Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Development and Regulatory Program. All such records shall be considered Developed Technology.
(c) During the Term and for **** thereafter (or longer if otherwise required by applicable Legal Requirements) (“Record Retention Period”), each Party shall maintain all documents and records relating to the records and books subject to the other Party’s audit rights under this Schedule 5.2(b) (Audit and Record-Keeping Requirements).
4.	Audit Cooperation. The Parties agree to cooperate with each other and their respective outside auditors in good faith to the extent required to meet any necessary compliance, disclosure or financial reporting obligations under Section 404 of the Sarbanes-Oxley Act of 2002, Statement of Auditing Standards 70 and any requirements of the Securities and Exchange Commission or the Financial Accounting Standards Board.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 6.2.1
JOINT STEERING COMMITTEE
Pursuant to Section 6.2.1 (Establishment of the Joint Steering Committee) of the Agreement:
(a)	the initial Joint Steering Committee shall include:
(i)	on behalf of Ucyclyd:
(A)	Joseph Cooper;

(B)	Seth Rodner; and

(C)	Ric Peterson.
(ii)	on behalf of Hyperion:
(A)	Chris Rivera;

(B)	Jim Kaser; and

(C)	Klara Dickinson.
(b)	the initial chairperson of the Joint Steering Committee shall be Joseph Cooper; and

(c)	the initial secretary of the Joint Steering Committee shall be Klara Dickinson.
Schedule 6.2.1 to Ucyclyd / Hyperion Collaboration Agreement

SCHEDULE 7
PAYMENT OBLIGATIONS
1. Definitions. Capitalized terms used in this Schedule 7 (Payment Obligations) shall have the meanings ascribed to them below or if not defined below, then as set forth in Article 1 (Definitions) of the Agreement.
1.1	“Annual Period” means each calendar year.

1.2	“Average Selling Price” or “ASP” means ****:
(a)	****;

(b)	****;

(c)	****;

(d)	****;

(e)	****; and

(f)	****.
For clarity, in calculating **** the Parties shall include ****.

1.3	“Bundled Product” means when a Product is sold or otherwise transferred or delivered with one or more other products or services in circumstances where the price of the Product is either not shown separately on the invoice or is shown as nil (free of charge).

1.4	“Bundled Product Adjustment” means the following:

(a) In the event of a Bundled Product, then Net Sales for such Bundled Product shall be calculated, on a country-by-country basis, by multiplying ****.

(b) If, on a country-by-country basis, the Products are sold separately in finished form in such country but the other products or services in the Bundled Product are not sold separately in finished form in such country, Net Sales shall be calculated by multiplying ****.

(c) If, on a country-by-country basis, the other products or services in the Bundled Product are sold separately in finished form in such country but the Products are not sold separately in finished form in such country, Net Sales shall be calculated by multiplying ****.

(d) If, on a country-by-country basis, neither the Products nor the other products or services of the Bundled Product are sold separately in finished form in such country, Net Sales of the Bundled Product shall be determined by the Parties in good faith based on ****.
1.5	“First Commercial Sale” of any applicable Product means, following Regulatory Approval for each such Product in the applicable country, the first sale to a Third Party for use or consumption by patients of such Product but excluding distribution to a Third Party of Products for research,

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

manufacturing or quality testing, clinical trials, compassionate or humanitarian purposes including expanded access programs (which provide access to therapies for no monetary consideration) or charitable donations.

1.6	“Major Non-U.S. Territory” means any of the following: (a) ****; (b) ****. Major Non-U.S. Territory does not include the United States of America or its territories and possessions.

1.7	“Net Sales” means, with respect to Products and subject to any Bundled Product Adjustment, the ****. For the avoidance of doubt, the transfer of any Product by Hyperion or one of its Affiliates to another Affiliate of Hyperion shall not be considered a sale; in such cases, Net Sales shall be determined based on ****. Net Sales shall not include distribution to a Third Party of Products for research, manufacturing or quality testing, clinical trials, compassionate or humanitarian purposes including expanded access programs (which provide access to therapies for no monetary consideration) or charitable donations. Net Sales includes amounts recovered in certain actions as set forth in Section 9.2.3 (Settlements) and Section 9.4(b) (Enforcement of Licensed Marks).

1.8	“Net Sales Adjustments” means the following items as applicable to each such Product to the extent such items are customary under industry practices:
(a)	****;

(b)	****;

(c)	****;

(d)	****;

(e)	****; and

(f)	****.
1.9	“Other Indication(s)” means: (a) with respect to GT4P, an indication for which labeling is approved by the FDA other than HE or UCD; and (b) with respect to Ammonul, an indication for which labeling is approved by the FDA other than UCD or HE.

1.10	“Reporting Period” means the applicable period for which payment is due by one Party to the other Party under this Schedule 7 (Payment Obligations).

1.11	“Valid Claim” means: (a) an unexpired claim of an issued patent that has not been expressly abandoned, cancelled, disclaimed, or revoked by written or public announcement of the applicable patent assignee, or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken; and (b) a claim of a pending patent application that has not been pending for longer than ****.
2. Milestone Payments by Hyperion. As further consideration for the rights and licenses granted to Hyperion under the Agreement, Hyperion shall make the following non-refundable payments to Ucyclyd within **** following the achievement of the applicable milestone by or on behalf of Hyperion corresponding to the payment amount set forth below. Hyperion shall notify Ucyclyd in writing within **** following the achievement of any such milestone.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.1	Regulatory Milestones. The payment obligations under this Section shall continue until there are no further payments due under this Section.

REGULATORY MILESTONES	PAYMENT
GT4P in UCD
****	$	****
****	$	****
****	$	****
****	$	****
GT4P in HE
****	$	****
****	$	****
****	$	****
****	$	****
Ammonul HE in HE
****	$	****
****	$	****
****	$	****
****	$	****
GT4P in Other Indications
****	$	****
****	$	****
****	$	****
****	$	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

REGULATORY MILESTONES	PAYMENT
Ammonul in Other Indications
****	$	****
****	$	****
****	$	****
****	$	****
In the event that a regulatory milestone for GT4P in **** is achieved prior to achieving the corresponding milestone for GT4P in ****, then the payment that would have been due for achieving the GT4P in **** milestone shall be due and paid to Ucyclyd; provided, however, in the event the same milestone is achieved later with respect to GT4P in ****, then Hyperion shall pay the amount corresponding to such milestone for GT4P in ****. For clarity, in no event shall Hyperion be required to pay more than once any milestone set forth above for GT4P for the **** indication.

Example:
June 1, 2010: **** - Hyperion pays $****
August 1, 2010: **** - Hyperion pays $****
June 1, 2011: ****- Hyperion pays $****
August 1, 2011: **** - Hyperion pays $****
2.2	Net Sales Milestones. The payment obligations under this Section shall continue until there are no further payments due under this Section, provided that each milestone payment shall be due only once and Hyperion’s total payment obligation under this Section 2.2 (Net Sales Milestones) shall not exceed $****.

NET SALES MILESTONES	PAYMENT
GT4P and Ammonul in all indications
****	$	****
****	$	****
****	$	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3. Other Ongoing Payment Obligations of Hyperion.
3.1	General. As further consideration for the rights and licenses granted to Hyperion under the Agreement, Hyperion shall make the following payments to Ucyclyd based on total annual global Net Sales for each applicable Product identified below during the applicable Annual Period during the Term:

% OF NET
ANNUAL NET SALES	SALES
Ammonul in all indications
Annual global Net Sales for Ammonul for all indications ****	****	%
Annual global Net Sales for Ammonul for all indications ****	****	%
GT4P in all indications
****	****	%
****:
• Annual global Net Sales of GT4P for all indications ****	****	%
• Annual global Net Sales of GT4P for all indications ****	****	%
• Annual global Net Sales of GT4P for all indications ****	****	%
3.2	Payment Terms. Hyperion shall pay the ongoing payments due to Ucyclyd within **** following the end of each calendar quarter.

3.3	Duration of Ongoing Payment Obligations.

(a) The payment obligations under Sections 2.2 (Net Sales Milestones) and 3.1 (General) with respect to Ammonul for use in any indication (except for UCD) shall become effective upon the First Commercial Sale of Ammonul anywhere in the world by Hyperion, its Affiliates or their respective sublicensees for use in any indication (other than UCD) and shall remain in effect until ****.
(b)	(i) The payment obligations under Sections 2.2 (Net Sales Milestones) and 3.1 (General) with respect to GT4P for use in any indication (including UCD and HE) shall become effective upon the First Commercial Sale of GT4P anywhere in the world by Hyperion, its Affiliates or their respective sublicensees for use in any indication and shall expire upon **** (“**** Period”); provided, however, to the extent that GT4P or, in whole or in part, any active, formulation or method of use, delivery or manufacture thereof, is covered by one or more Valid Claims included in the: (A) Product Patents or

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Developed Patents at the time of expiration of the **** Period or (B) the Manufacturing Patents issued or filed as of the Closing Date (provided that, prior to the Closing Date, Hyperion has disclosed to Ucyclyd all Manufacturing Technology in sufficient time so as to provide Ucyclyd the opportunity to pursue Manufacturing Patents), such payment obligations shall extend until **** (together with the **** Period, the “GT4P Payment Period”).
(ii) If GT4P is approved by the FDA for an Other Indication following expiration of the GT4P Payment Period, then no payments under Section 3.1 (General) shall be due to Ucyclyd with respect to GT4P for use in such Other Indication.
3.4	Minimum Payments.

(a) No later than **** prior to commercial launch of a Product for which Hyperion is obligated to make payments under Section 3.1 (General) and, thereafter, no later than **** prior to expiration of each Annual Period, Hyperion shall submit to Ucyclyd an annual sales forecast for the subsequent Annual Period for each product for which Hyperion is obligated to make payments under Section 3.1 (General) (“Minimum Sales Forecast”). If Ucyclyd disputes the Minimum Sales Forecast, Ucyclyd will notify Hyperion in writing within **** after receiving such Minimum Sales Forecast from Hyperion, and the Executive Sponsors shall meet and attempt to resolve such dispute promptly after Hyperion receives such written notification of dispute from Ucyclyd. If the Executive Sponsors cannot resolve such dispute within **** following Hyperion’s receipt of Ucyclyd’s written notification of such dispute, then such dispute shall be resolved as set forth in Article 15 (Dispute Resolution). The Parties acknowledge that factors outside Hyperion’s reasonable control (such as market conditions, competitive products or regulatory actions) may have an effect on the actual volume of sales in an Annual Period, and Hyperion shall have the right to amend the Minimum Sales Forecast for any Annual Period during which any such factors occur by providing Ucyclyd with written notice of such amendment. If Ucyclyd disputes such amendment, Ucyclyd shall notify Hyperion in writing and the Executive Sponsors shall meet and attempt to resolve such dispute. If the Executive Sponsors cannot resolve such dispute within **** following Ucyclyd’s notification of the dispute, then such dispute shall be resolved as set forth in Article 15 (Dispute Resolution).

(b) Hyperion agrees that, during each Annual Period during the Term, with respect to each product for which Hyperion is obligated to make payments under Section 3.1 (General), Ucyclyd will receive minimum payments under Section 3.1 (General) equal to **** percent (****%) of the Minimum Sales Forecast, as amended pursuant to subsection (a) above if applicable (“Minimum Payments”). If the amounts paid to Ucyclyd under Section 3.1 (General) during an Annual Period with respect to each applicable product are less than the Minimum Payment for such Annual Period with respect to each applicable product, Hyperion shall pay Ucyclyd the difference between the Minimum Payments and the amounts paid within **** following the end of the applicable Annual Period. Any payments under Section 3.1 (General) that are in excess of any Minimum Payments due in an Annual Period shall not be applied against any future Minimum Payments that are or become due. The obligation to pay Minimum Payments shall continue with respect to each applicable product until such time as no payments remain under Section 3.3 (Duration of Ongoing Payment Obligations) with respect to each such Development Product.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4. Promotion Commission.
4.1	Calculation. In consideration for Hyperion’s Promotion of the Marketed Products in the Promotion Territory, during the Development Term, Ucyclyd shall pay Hyperion a commission for each Marketed Product that is determined as set forth below (“Commission”), it being the intent of the Parties that Hyperion be compensated for the increase in unit sales for each of the Marketed Products due to the Promotion efforts of Hyperion during the Development Term.

(a) Subject to subsection (g) below, the Parties agree that the baseline units per calendar quarter for determining the Commission for each of the Marketed Products during an Annual Period during the Development Term is as follows:

Marketed	Q1 Commission	Q2 Commission	Q3 Commission	Q4 Commission
Product	Period	Period	Period	Period
Ammonul	****	****	****	****
Buphenyl Powder	****	****	****	****
Buphenyl Tablets	****	****	****	****
(b) For each unit of the applicable Marketed Product sold above the baseline for such Marketed Product during the applicable Commission Period (each an “Incremental Unit” and collectively “Incremental Units”), Hyperion shall receive a Commission in an amount equal to **** percent (****%) of the Promotion Net Sales. “Promotion Net Sales” means the Incremental Units for each Marketed Product multiplied by the Average Selling Price for such Marketed Product.

(c) The numbers set forth in subsection (a) above represent the number of units that must be sold by the end of each Commission Period during the applicable Annual Period before Hyperion may receive a Commission payment. For the avoidance of doubt, the numbers are cumulative and as described in the table above, Incremental Units sold in one calendar quarter shall be added to the baseline units for each subsequent calendar quarter during an Annual Period for purposes of establishing the applicable baseline for the calendar quarter. For example, by the end of Q2 during the applicable Annual Period, **** units of Ammonul **** must be sold before Hyperion may receive a Commission in Q2 based on Ammonul sales.

(d) Subject to Section 4.3 (Duration of Commission Obligation), the calculation of the Commission is based on each calendar quarter during an Annual Period (each a “Commission Period”) and the baseline resets on **** of each Annual Period. In addition, there shall be no loss carryover from one Annual Period to a subsequent Annual Period.

(e) If Hyperion is paid a Commission for a particular Commission Period but the baseline is not achieved for a subsequent Commission Period during the same Annual Period, Hyperion shall not be required to refund the Commission, or any part thereof, paid to Hyperion.

(f) If Hyperion first becomes eligible for a Commission pursuant to Section 4.3 (Duration of Commission Obligation) on a date other than ****, the baseline shall commence with the Q1 Commission Period and be prorated for the Q1 Commission Period and any remaining Commission Periods during the then-current Annual Period by multiplying the applicable baseline units by the fraction resulting from dividing the number of days remaining in such Annual Period by 365 (or 366 for any leap year).

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g) The Parties agree that (i) the baseline units set forth in subsection (a) above are calculated based on the **** as set forth in Attachment 1 to this Schedule 7 (Payment Obligations) and (ii) ****: (A) by Ucyclyd or its Affiliates directly; and (B) by Ucyclyd’s wholesale distributor, ****. The Parties shall attempt to validate the units sold for each of the Marketed Products during **** and **** by reviewing data that **** makes available to Ucyclyd with respect to actual units sold and returned for each of the Marketed Products. To the extent **** charges Ucyclyd for such data and such charge is not otherwise credited or reimbursed, Hyperion shall reimburse Ucyclyd for **** percent (****%) of the cost of such data with respect to **** and **** within **** following Hyperion’s receipt of an invoice from Ucyclyd. If the difference between (i) **** used to calculate the baseline for the applicable Marketed Products and (ii) the baseline units for the applicable Marketed Products as set forth in subsection (a) above is more than **** percent (****%), then following Hyperion’s request in writing to Ucyclyd, the Parties shall discuss, through the JSC, a reasonable adjustment to the baseline units set forth in subsection (a) for the applicable Marketed Product based on such data. If Hyperion does not request such a review by the JSC within **** following the date the data is made available to Hyperion, then this subsection (g) shall no longer apply and there shall be no adjustment of the baseline units.

(h) An example of the calculation of the Commission is attached hereto as Attachment 2 to this Schedule 7 (Payment Obligations).

4.2	Payment of Commission. Ucyclyd shall pay to Hyperion the Commission, if any, within **** following the end of each Commission Period with the exception of the Commission due for the last Commission Period of each Annual Period, in which case Ucyclyd shall pay to Hyperion the Commission within **** following the end of the applicable Annual Period. Ucyclyd shall deliver any Commission to Hyperion with a report that describes the accounting of any allowed deductions from gross sales to arrive at the figures for Promotion Net Sales and the total Commission paid for such Commission Period.

4.3	Duration of Commission Obligation.

(a) Subject to subsection (b) below, the calculation of the Commission and Ucyclyd’s obligation to pay the Commission shall commence on the first calendar day of the first calendar month following the month during which Hyperion commenced its Promotion activities under the Promotion Plan as permitted by Section 2.1 (Promotion of Marketed Products During the Development Term) of the Agreement, and shall remain in effect until the earlier of: (i) the end of the Term; and (ii) the Closing. For the avoidance of doubt, Hyperion shall have no right to any Commission or other amounts for units sold on and after the earlier of: (iii) the expiration of the Term; and (iv) the Closing.

(b) In the event that Hyperion exercises the rights under Section 2.2.9 (Approval of **** Prior to Closing) of the Agreement, Hyperion’s right to a Commission under this Section 4 (Promotion Commission) with respect to **** shall terminate as of the date of first sale of **** by Hyperion under Section 2.2.9 (Approval of **** Prior to Closing) of the Agreement.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5. Assumed Payments. Hyperion acknowledges and agrees that all of the payments due to Ucyclyd under the Agreement including Schedule 7 (Payment Obligations) are in addition to the following payments, all for which Hyperion agrees to be responsible and for which Hyperion assumes as follows:
(a) Hyperion shall be responsible for, and hereby assumes, all payments due after the Effective Date to the Brusilow Licensors in accordance with the terms and conditions of the Brusilow License Agreement; provided, however:
(i) with respect to the Extension Payments due to the Brusilow Licensors under Section 9.3 of the Brusilow Original Agreement and Section 3 of the Brusilow Amendment, Hyperion and Ucyclyd shall be responsible as follows:

Total
Payment Due
Extension	Brusilow	Hyperion
Payment Year	Licensors	Responsibility	Ucyclyd Responsibility
2008	****	****	****
2009	****	****	****
2010	****	****	****
2011	****	****	****
2012	****	****	****
Any Extension Payments due beyond calendar year 2012 shall be the sole responsibility of Hyperion.

(ii) with respect to payments due to the Brusilow Licensors pursuant to Sections 1(a) and (b) of the Brusilow Amendment, Hyperion shall be responsible for making all such payments to the Brusilow Licensors and shall be permitted to deduct from the corresponding ongoing payments due to Ucyclyd for GT4P under Section 3.1 (General) of this Schedule 7 (Payment Obligations), an amount equal to ****. By way of example, if the ongoing payment to the Brusilow Licensors is ****, Hyperion shall pay that entire amount to the Brusilow Licensors and shall be permitted to deduct **** from the corresponding payment due to Ucyclyd pursuant to Section 3.1 (General).

(iii) Ucyclyd shall be responsible solely for the $**** payment due to the Brusilow Licensors pursuant to Section 2 of the Brusilow Amendment.
(b) Hyperion shall be responsible for, and hereby assumes, all payments due on and after the Closing (and prior to the Closing in the event **** for the treatment of **** is approved prior to Closing) to Dr. Marshall Summar under the agreement between Dr. Summar and Ucyclyd (as the successor in interest to Medicis), dated April 1, 2002, a copy of which is attached to the Agreement as Exhibit 8 (Summar Agreement) (“Summar Agreement”).

(c) Prior to the Closing, all such payments as described in Sections 5(a) and (b) (Assumed Payments) above shall be in the form of reimbursements to Ucyclyd and shall be received by

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Ucyclyd from Hyperion no less than **** prior to the date such payments are due from Ucyclyd to such licensors. To the extent that Ucyclyd is invoiced by such licensors for services rendered by such licensors, Ucyclyd shall promptly forward such invoice to Hyperion and Hyperion shall have **** after receiving such invoice to submit such payment to Ucyclyd. Hyperion shall not be required to reimburse Ucyclyd for services rendered by the licensors that are in connection with a request by Ucyclyd.
(d) On and after the Closing, Hyperion shall make such payments directly to the licensors under the Brusilow License Agreement and Dr. Summar in accordance with the terms and conditions of the respective agreements with each referenced above.

(e) With respect to any payments due to the Brusilow Licensors, this Section 5 (Assumed Payments) shall continue for the Term and until all payments due to the Brusilow Licensors have been fully and finally satisfied.

(f) With respect to any payments due to Dr. Summar under the Summar Agreement, this Section 5 (Assumed Payments) shall continue for the term of the Summar Agreement and until all payments due to Dr. Summar thereunder have been fully and finally satisfied.
6.       Reports.
(a) Any payments due to a Party under this Schedule 7 (Payment Obligations) will be accompanied by a report by the payor for the term that such payments are due. Such report shall contain the following information with respect to the applicable Product:
(i) the gross sales of the applicable Products during the applicable Reporting Period in each country or region in which such sale occurred (separately stated for each approved sublicensee and each country or region);

(ii) the computation of the Net Sales of the applicable Products during the applicable Reporting Period based on the dollar value determined in (i) above, including an accounting of any allowed deductions from gross sales to arrive at Net Sales, and the exchange rates used for converting foreign currency to U.S. dollars in accordance with Section 7.8 (Currency Conversion) of the Agreement;

(iii) the computation of Promotion Net Sales during the applicable Reporting Period based on the dollar value determined in (i) above, including an accounting of any allowed deductions from gross sales to arrive at Promotion Net Sales, and the exchange rates used for converting foreign currency to U.S. dollars in accordance with Section 7.8 (Currency Conversion) of the Agreement; and

(iv) the computation of ongoing payments by Hyperion with respect to the Development Products during the applicable Reporting Period.
(b) If no payments are due for a particular Reporting Period, the payor will so report.

(c) On or before the date that is **** following the end of the last Reporting Period in which a Party has payment obligations under the Agreement, the payor will provide to the payee a final written report that complies in all respects with this Section 6 (Reports).

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d) A finance officer of Ucyclyd shall certify to best of his or her knowledge in writing to the correctness and completeness of each report prepared by Ucyclyd under this Section 6 (Reports). The Chief Financial Officer or Vice President of Finance of Hyperion shall certify to best of his or her knowledge in writing the correctness and completeness of each report prepared by Hyperion under this Section 6 (Reports).

(e) For the avoidance of doubt, prior to the Closing, Hyperion shall deliver to Ucyclyd a report that satisfies the requirements under the Brusilow License Agreement with respect to any payment due under Section 5 (Assumed Payments) above. On and after the Closing, Hyperion shall comply with all of the reporting requirements under the Brusilow License Agreement with respect to the payment obligations of Hyperion under Section 5 (Assumed Payments) above.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 1 TO SCHEDULE 7
[DOCUMENT CONSISTING OF ONE (1) PAGE ATTACHED HERETO]
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 2 TO SCHEDULE 7
EXAMPLES
Example 1

Marketed	Q1 Commission	Q2 Commission	Q3 Commission	Q4 Commission
Product	Period	Period	Period	Period
Baseline Units for Ammonul	****	****	****	****
Actual Units Sold for Ammonul	****	****	****	****
Hyperion Commission for applicable Commission Period	****	****	****	****
Example 2

Marketed	Q1 Commission	Q2 Commission	Q3 Commission	Q4 Commission
Product	Period	Period	Period	Period
Baseline Units for Ammonul	****	****	****	****
Actual Units Sold for Ammonul	****	****	****	****
Hyperion Commission for applicable Commission Period	****	****	****	****
Example 3

Marketed	Q1 Commission	Q2 Commission	Q3 Commission	Q4 Commission
Product	Period	Period	Period	Period
Baseline Units for Ammonul	****	****	****	****
Actual Units Sold for Ammonul	****	****	****	****
Hyperion Commission for applicable Commission Period	****	****	****	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Example 4
Calendar Year 2008

Marketed	Q1 Commission	Q2 Commission	Q3 Commission	Q4 Commission
Product	Period	Period	Period	Period
Baseline Units for Ammonul	****	****	****	****
Actual Units Sold for Ammonul	****	****	****	****
Hyperion Commission for applicable Commission Period	****	****	****	****
Calendar Year 2009

Marketed	Q1 Commission	Q2 Commission	Q3 Commission	Q4 Commission
Product	Period	Period	Period	Period
Baseline Units for Ammonul	****	****	****	****
Actual Units Sold for Ammonul	****	****	****	****
Hyperion Commission for applicable Commission Period	****	****	****	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 10.2
UCYCLYD DISCLOSURE SCHEDULE
Pursuant to Section 10.2 (Additional Representations and Warranties of Ucyclyd) of the Agreement, Ucyclyd makes the following disclosures:
****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 11.3
UCYCLYD EMPLOYEES
1.	****

2.	****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 11.5
HYPERION’S FINANCIAL RESOURCES
(i) Below is the list of each Hyperion investor and the amounts invested in Hyperion as of the Effective Date:
SERIES A

Aggregate
Name	Shares	Purchase Price
****	****	$****
****	****	$****
****	****	$****
****	****	$****
****	****	$****
****	****	$****
****	****	$****
Total:	****	$****

Aggregate
Name	Shares	Purchase Price
****	****	$****
Total:	****	$****

BRIDGE AND SERIES B

		Cash	Bridge	Conversion of
Name and Address	Shares	Purchase Price	Shares	Bridge Notes
****	****	$****	****	$****
****	****	$****	****	$****

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

		Cash	Bridge	Conversion of
Name and Address	Shares	Purchase Price	Shares	Bridge Notes
****	****	$****	****	$****
****	****	$****	****	$****
****	****	$****	****	$****
****	****	$****	****	$****
****	****	$****	****	$****
****	****	$****	****	$****
****	****	$****	****	****
****	****	$****	****	****
****	****	$****	****	****
****	****	$****	****	****
****	****	$****	****	****
****	****	$****	****	****
Total:	****	$****	****	$****

(ii) Reference is made to the term sheet by and between Hyperion and ****, dated **** for the proposed Series B Preferred Stock Financing for Hyperion (the “Series B Term Sheet”), which first tranche of investment is set forth in (ii) above under “Series B.
(iii) Reference is made to the Series B Term Sheet. Reference is made to the term sheet by and between Hyperion and **** for Hyperion.
(iv) Reference is made to the Series A Preferred Stock Purchase Agreement, by and among Hyperion and the Purchasers listed on Exhibit A thereto, dated **** (the “Series A SPA”), which Series A SPA was previously provided to Ucyclyd. Reference is made to the **** Agreement, by and among Hyperion and the Purchasers listed on the Schedule of Purchasers thereto, dated **** (the “****”), which **** was previously provided to Ucyclyd. Reference is made to the Series B Preferred Stock Purchase Agreement, by and among Hyperion and the

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Purchasers listed on Exhibit A thereto, dated **** (the “Series B SPA”), which Series B SPA was previously provided to Ucyclyd.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 2
CORPORATE INTEGRITY AGREEMENT
[DOCUMENT CONSISTING OF
FORTY-NINE (49) PAGES ATTACHED HERETO]

CORPORATE INTEGRITY AGREEMENT
BETWEEN THE
Office of Inspector General
of the
Department of Health and Human Services
and
Medicis Pharmaceutical Corporation
I.      Preamble
          Medicis Pharmaceutical Corporation (Medicis) hereby enters into this Corporate Integrity Agreement (CIA) with the Office of Inspector General (OIG) of the United States Department of Health and Human Services (HHS) to promote compliance with the statutes, regulations, and written directives of Medicare, Medicaid, and all other Federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)) (Federal health care program requirements) and the statutes, regulations, and written directives of the Food and Drug Administration (FDA) (FDA requirements). Contemporaneously with this CIA, Medicis is entering into a Settlement Agreement with the United States. Medicis will also enter into settlement agreements with various States, and this CIA is a condition precedent to those agreements.
          Prior to the Effective Date, Medicis established a comprehensive voluntary compliance program (Compliance Program), which includes a corporate Compliance Officer and Compliance Committee, a Code of Conduct for all employees, written policies and procedures, educational and training initiatives, review and disciplinary procedures, a confidential disclosure program, and internal review procedures designed, as represented by Medicis, to promote compliance with applicable laws and the promotion of high ethical standards.
          Medicis shall continue the operation of the Compliance Program in accordance with the terms set forth below for the term of this CIA. Medicis may modify its Compliance Program as appropriate, but, at a minimum, Medicis shall ensure that during the term of this CIA, it shall comply with the integrity obligations enumerated in this CIA.

II.      Term and Scope of the CIA
          A. The period of the compliance obligations assumed by Medicis under this CIA shall be five years from the effective date of this CIA, unless otherwise specified. The effective date shall be the date on which the final signatory of this CIA executes this CIA (Effective Date). Each one-year period, beginning with the one-year period following the Effective Date, shall be referred to as a “Reporting Period.”
          B. Sections VII, IX, X, and XI shall expire no later than 120 days after OIG’s receipt of: (1) Medicis’s final annual report; or (2) any additional materials submitted by Medicis pursuant to OIG’s request, whichever is later.
          C. The scope of this CIA shall be governed by the following definitions:
1. “Covered Persons” includes:
a. all owners who are natural persons (other than shareholders who: (1) have an ownership interest of less than 5%; and (2) acquired the ownership interest through public trading), officers, directors, and employees of Medicis; and
b. all contractors, subcontractors, agents, and other persons who perform sales, marketing, promotional, pricing, government contract, and research and development activities (except preclinical researchers and clinical investigators) on behalf of Medicis.
Notwithstanding the above, this term does not include part-time or per diem employees, contractors, subcontractors, agents, and other persons who are not reasonably expected to work more than 160 hours per year, except that any such individuals shall become “Covered Persons” at the point when they work more than 160 hours during the calendar year.
2. “Relevant Covered Persons” shall mean all Covered Persons of Medicis whose job responsibilities relate to the sales, marketing, or promotion of Medicis products; research and development (except preclinical researchers and clinical investigators); the distribution of

Medicis products; or the provision of information about or services relating to Medicis’s products (collectively, “Promotional and Product Services Related Functions”). This includes, but is not limited to, individuals who work in Sales and Marketing, Medical and Professional Relations, Research and Development, Field Sales, Product Marketing, Marketing and Creative Services, and departments related to finance, regulatory affairs, FDA compliance, legal, human resources, and strategic development.
3. “Third Party Personnel” shall mean personnel of the entities with whom Medicis has entered, or may in the future enter, joint venture agreements and/or agreements to co-market its products with other entities or distribute and purchase its products. Medicis agrees to use its best efforts to promote compliance by Third Party Personnel with Federal health care program and FDA requirements as set forth below in Sections III.B and V.
4. “Educational or Informational Activity” shall mean any continuing medical education (CME), disease awareness, or other scientific, educational, or professional program, meeting, event, including, but not limited to, sponsorships of booths or activities at medical conferences or symposia.
III.      Corporate Integrity Obligations
           Medicis shall maintain a Compliance Program throughout the term of the CIA that includes the following elements:
           A. Compliance Officer and Committee.
                    1. Compliance Officer. Prior to the Effective Date, Medicis established the office of Compliance Officer with responsibility for administering Medicis’s Compliance Program. Medicis shall maintain a Compliance Officer for the term of the CIA. The Compliance Officer shall be responsible for developing and implementing policies, procedures, and practices designed to ensure compliance with the requirements set forth in this CIA and with Federal health care program and FDA requirements. The Compliance Officer shall be a member of senior management of Medicis, shall make periodic (at least quarterly) reports regarding compliance matters directly to the Board of Directors of Medicis, and shall be authorized to report on such matters to the Board of Directors at any time. The Compliance Officer shall have the option of reporting any matter directly to the CEO. The Compliance Officer shall not be or be subordinate to the General Counsel or Chief Financial Officer. The Compliance Officer shall be responsible for monitoring the day-to-day compliance activities engaged in by Medicis as well as for any reporting obligations created under this CIA.
          Medicis shall report to OIG, in writing, any changes in the identity or position description of the Compliance Officer, or any actions or changes that would affect the Compliance Officer’s ability to perform the duties necessary to meet the obligations in this CIA, within 15 days after such a change.
                    2. Compliance Committee. Prior to the Effective Date, Medicis established a Compliance Committee. During the term of this CIA, Medicis shall maintain the Compliance Committee. The Compliance Committee shall, at a minimum, include the Compliance Officer and other members of senior management necessary to meet the requirements of this CIA (e.g., senior executives of relevant departments, such as Sales and Marketing, Research and Development, Medical and Professional Relations). The Compliance Officer shall chair the Compliance Committee. The Compliance Committee shall support the Compliance Officer in fulfilling his/her responsibilities (e.g., shall assist in the analysis of the organization’s risk areas and shall oversee monitoring of internal and external audits and investigations).
          Medicis shall report to OIG, in writing, any changes in the composition of the Compliance Committee, or any actions or changes that would affect the Compliance Committee’s ability to perform the duties necessary to meet the obligations in this CIA, within 15 days after such a change.
          B. Written Standards.
                    1. Code of Conduct. Within 90 days after the Effective Date, Medicis shall develop, implement, and distribute a written Code of Conduct to all Covered Persons. Medicis shall make the promotion of, and adherence to, the Code of Conduct an element in evaluating the performance of all employees. The Code of Conduct shall, at a minimum, set forth:
a. Medicis’s commitment to full compliance with all Federal health care program and FDA requirements, including its commitment to market, sell, promote, research, develop, and advertise its products in accordance with such requirements;
b. Medicis’s requirement that all of its Covered Persons shall be expected to comply with all Federal health care program and FDA requirements and with Medicis’s own Policies and Procedures as implemented pursuant to Section III.B (including the requirements of this CIA);
c. the requirement that all of Medicis’s Covered Persons shall be expected to report to the Compliance Officer, or other appropriate individual designated by Medicis, suspected violations of any Federal health care program or FDA requirements or of Medicis’s own Policies and Procedures;
d. the possible consequences to both Medicis and Covered Persons of failure to comply with Federal health care program or FDA requirements and with Medicis’s own Policies and Procedures and the failure to report such noncompliance; and
e. the right of all individuals to use the Disclosure Program described in Section III.E, and Medicis’s commitment to nonretaliation and to maintain, as appropriate, confidentiality and anonymity with respect to such disclosures.
          Within 90 days after the Effective Date, each Covered Person shall certify, in writing, that he or she has received, read, understood, and shall abide by Medicis’s Code of Conduct. New Covered Persons shall receive the Code of Conduct and shall complete the required certification within 30 days after becoming a Covered Person or within 90 days after the Effective Date, whichever is later.
          Within 90 days after the Effective Date, and annually thereafter by the anniversary of the Effective Date, Medicis shall send a letter to all entities which employ Third Party Personnel. The letter shall outline Medicis’s obligations under the CIA and its commitment to full compliance with all Federal health care program and FDA requirements. The letter shall include a description of Medicis’s Compliance Program. Medicis shall attach a copy of its Code of Conduct to the letter and ask that the other entity either: (a) make a copy of Medicis’s Code of Conduct and the description of Medicis’s Compliance Program available to all relevant personnel within its organization; or (b) represent to Medicis that it has and enforces a substantially comparable Code of Conduct and Compliance Program for relevant persons within its organization.
          Medicis shall periodically review the Code of Conduct to determine if revisions are appropriate and shall make any necessary revisions based on such review. Any revised Code of Conduct shall be distributed within 30 days after any revisions are finalized. Each Covered Person shall certify, in writing, that he or she has received, read, understood, and shall abide by the revised Code of Conduct within 30 days after the distribution of the revised Code of Conduct.
                    2. Policies and Procedures. Prior to the Effective Date, Medicis established written Policies and Procedures regarding the operation of Medicis’s compliance program and its compliance with Federal health care program and FDA requirements. At a minimum, the Policies and Procedures shall address:
a. the subjects relating to the Code of Conduct identified in Section III.B.1;
b. selling, marketing, and promoting of Medicis products in compliance with all Federal health care program requirements, including, but not limited to, the Federal anti-kickback statute, 42 U.S.C. § 1320a-7b(b);
c. selling, marketing, promoting, advertising, and disseminating information about off-label uses of Medicis’s products in compliance with all applicable FDA requirements, including procedures governing the response to requests for information about off-label uses;
d. compensation (including salaries and bonuses) for Covered Persons that are designed to ensure that financial incentives do not inappropriately motivate sales and marketing personnel to engage in the improper promotion, sales, and marketing of Medicis’s products;
e. disciplinary policies and procedures for violations of Medicis’s Policies and Procedures, including those policies related to Federal health care program and FDA requirements;

f. the manner in which Medicis receives and responds to information regarding the off-label uses for Medicis’s products; the form and content of information disseminated by Medicis in response to such requests; and the internal review process for the information disseminated.
The Policies and Procedures shall include a requirement that Medicis develop a database (the Medical Affairs Inquiries Database) that includes the following items for each unique inquiry (Inquiries) received for information about Medicis’s products: 1) the date of Inquiry; 2) the form of Inquiry; 3) the name of the requesting Health Care Professional (HCP); 4) nature and topic of the request (including the exact language of the Inquiry if made in writing); 5) an evaluation of whether the Inquiry relates to information about an off-label indication for the product; 6) nature/form of the response from Medicis; 7) the name of the Medicis representative who called on or interacted with the HCP; 8) the status and findings of any follow-up review conducted by Medicis in situations in which it appears that the Inquiry may have related to improper off-label promotion;
g. speaker programs, advisory boards, focus group programs, and other consultant arrangements. These policies shall be designed to ensure that the consultant arrangements and related events are used for legitimate and lawful purposes in accordance with applicable Federal health care program and FDA requirements. The policies shall include requirements about the uses, content, and circumstances of such arrangements and events;
h. funding of, or participation in, any Educational or Informational Activity as defined in Section II.C.4 above (e.g., third party educational grants or sponsorship for CME or other third-party educational programs or events). These Policies and Procedures shall be designed to ensure that Medicis’s funding and/or sponsorship of such programs satisfies all applicable Federal health care program and FDA requirements related to the sponsorship of any Educational or Informational Activity.
These Policies shall require: 1) the disclosure of Medicis’s financial support of the Educational or Informational Activity and any financial relationships with faculty, speakers, or organizers at such Educational or Informational Activity; 2) that the Educational or Informational Activity have an education focus; 3) that the Educational or Informational Activity be independent; 4) that the Educational or Informational Activity have be non-promotional in tone/nature; and 5) that the Educational or Informational Activity be fair, balanced, accurate, and not misleading.
I. funding of charitable organizations or sponsorships in a manner that is designed to ensure that Medicis’s funding complies with all applicable Federal health care program and FDA requirements; and
j. sponsorship or funding of research activities (including clinical trials, market research, or authorship of articles or other publications) by Medicis in a manner that is designed to ensure that Medicis’s funding or sponsorship of such activities complies with all applicable Federal health care program and FDA requirements. In addition, such Policies and Procedures shall ensure that sales and marketing activities are separate from clinical trial enrollment.
          Within 90 days after the Effective Date, the relevant portions of the Policies and Procedures shall be distributed to all individuals whose job functions relate to those Policies and Procedures. Appropriate and knowledgeable staff shall be available to explain the Policies and Procedures.
          At least annually (and more frequently, if appropriate), Medicis shall assess and update, as necessary, the Policies and Procedures. Within 30 days after the effective date of any revisions, the relevant portions of any such revised Policies and Procedures shall be distributed to all individuals whose job functions relate to those Policies and Procedures.

          C. Training and Education.
                    1. General Training. Within 90 days after the Effective Date, Medicis shall provide at least one hour of General Training to each Covered Person. This training, at a minimum, shall explain Medicis’s:
a. CIA requirements;
b. Medicis’s Compliance Program (including the Code of Conduct and the Policies and Procedures as they pertain to general compliance issues); and
c. in general, the proper methods of promoting, marketing, selling, and conducting product research (including clinical trials) in accordance with Federal health care program and FDA requirements.
          New Covered Persons shall receive the General Training described above within 30 days after becoming a Covered Person or within 90 days after the Effective Date, whichever is later. After receiving the initial General Training described above, each Covered Person shall receive at least one hour of General Training in each subsequent Reporting Period.
                    2. Specific Training. Within 90 days after the Effective Date, each Relevant Covered Person shall receive at least two hours of Specific Training in addition to the General Training required above. This Specific Training shall include a discussion of
a. all Federal health care program requirements relevant to the proper methods for selling, marketing, promoting, and providing information about Medicis’s products, including, but not limited to, the requirements of the Federal anti-kickback statute; the Civil Monetary Penalties Law; the civil False Claims Act; and the Medicaid Drug Rebate statute;
b. all applicable FDA requirements relevant to the promotion, marketing, research (including clinical trials), and dissemination of Medicis’s products, including but not limited to, the requirements of the Federal Food, Drug, and Cosmetic Act and FDA regulations;
c. the personal obligation of each Relevant Covered Person involved in Promotional and Product Services Related Functions to comply with all applicable legal requirements;
d. the legal sanctions for violations of the Federal health care program requirements or FDA requirements related to Promotional and Product Services Related Functions; and
e. examples of proper and improper practices related to Promotional and Product Services Related Functions.
          New Relevant Covered Persons shall receive this training within 30 days after the beginning of their employment or becoming Relevant Covered Persons, or within 90 days after the Effective Date, whichever is later. A Medicis employee who has completed the Specific Training shall review a new Relevant Covered Person’s work, to the extent that the work relates to Promotional and Product Services Related Functions, until such time as the new Relevant Covered Person completes his or her Specific Training.
          After receiving the initial Specific Training described in this Section, each Relevant Covered Person shall receive at least two hours of Specific Training in each subsequent Reporting Period.
                    3. Certification. Each individual who is required to receive training shall certify, in writing, or in electronic form, if applicable, that he or she has received the required training. The certification shall specify the type of training received and the date received. The Compliance Officer (or designee) shall retain the certifications, along with all course materials. These shall be made available to OIG, upon request.
                    4. Qualifications of Trainer. Persons providing the training shall be knowledgeable about the subject area, including the applicable Federal health care program and FDA requirements.
                    5. Update of Training. Medicis shall review the training annually, and, where appropriate, update the training to reflect changes in Federal health care program and FDA requirements, any issues discovered during internal audits or the IRO Claims Review, and any other relevant information.
                    6. Computer-based Training. Medicis may provide the training required under this CIA through appropriate computer-based training approaches. If Medicis chooses to provide computer-based training, it shall make available appropriately qualified and knowledgeable staff or trainers to answer questions or provide additional information to the individuals receiving such training.
          D. Review Procedures.
                    1. General Description.
a. Engagement of Independent Review Organization. Within 90 days after the Effective Date, Medicis shall engage an entity (or entities), such as an accounting, auditing, or consulting firm (hereinafter “Independent Review Organization” or “IRO”), to perform a Promotional and Product Services Engagement.
Each IRO engaged by Medicis shall have expertise in the requirements of the Federal health care program and FDA requirements applicable to the Promotional and Product Services Engagement. Each IRO shall assess, along with Medicis, whether it can perform the IRO review in a professionally independent and objective fashion, as appropriate to the nature of the engagement, taking into account any other business relationships or other engagements that may exist. The applicable requirements relating to the IRO are outlined in Appendix A to this CIA, which is incorporated by reference.
b. Description and Frequency of Promotions Review. The Promotional and Product Services Engagement shall consist of two components — a systems review (the Promotional and Product Services Systems Review) and a transactions review (Promotional and Product Services Transactions Review), as described more fully in Appendix B to this CIA, which is incorporated by reference.

The Promotional and Product Services Transactions Review shall be performed annually and shall cover each of the Reporting Periods. The IRO(s) shall perform all components of each of these annual Reviews.
If there are no material changes in Medicis’s systems, processes, policies, and practices relating to Product Services Related Functions, the IRO shall perform the Promotional and Product Services Systems Review for two Reporting Periods to be selected by the OIG. As set forth in Appendix B, if Medicis materially changes its systems, processes, policies, and practices relating to Product Services Related Functions, then the IRO shall perform a Promotional and Product Services Systems Review for the Reporting Period(s) in which such changes were made in addition to conducting the Review for the two Reporting Periods selected by the OIG.
The OIG will select the Reporting Periods in which the Systems Reviews shall be conducted based, in part, on information provided by Medicis about the size of Medicis, the nature of the functions undertaken by Medicis employees (e.g., sales and marketing activities, research activities, etc.), the number of products that Medicis is actively marketing, and other aspects of Medicis’s business. Medicis shall report such information to the OIG 90 days prior to the end of each Reporting Period. The OIG shall review the information submitted and shall notify Medicis at least 30 days prior to the end of each Reporting Period whether Medicis shall be required to retain an IRO to conduct a Systems Review in the next upcoming Reporting Period. The OIG will not require a Systems Review in the first Reporting Period.
c. Retention of Records. The IRO and Medicis shall retain and make available to OIG, upon request, all work papers, supporting documentation, correspondence, and draft reports (those exchanged between the IRO and Medicis) related to the reviews.

                    2. Review Reports. The IRO shall prepare a report based upon the Promotional and Product Services Systems Review and the Promotional and Product Services Transactions Review performed. Information to be included in each Report is described in Appendix B.
                    3. Validation Review. In the event that the OIG has reason to believe that: (a) any of Medicis’s IRO Reviews fail to conform to the requirements of this CIA; or (b) the IRO’s findings or Review results are inaccurate, OIG may, at its sole discretion, conduct its own review to determine whether the Review in question complied with the requirements of the CIA and/or the findings or Review results are inaccurate (Validation Review). Medicis shall pay for the reasonable cost of any such review performed by OIG or any of its designated agents. Any Validation Review of Reports submitted as part of Medicis’s final Annual Report must be initiated no later than one year after Medicis’s final submission (as described in Section II) is received by OIG.
          Prior to initiating a Validation Review, OIG shall notify Medicis of its intent to do so and provide a written explanation of why OIG believes such a review is necessary. To resolve any concerns raised by OIG, Medicis may request a meeting with OIG to: (a) discuss the results of any Review submissions or findings; (b) present any additional information to clarify the results of the Review in question or to correct the inaccuracy of the Review; and/or (c) propose alternatives to the proposed Validation Review. Medicis agrees to provide any additional information as may be requested by OIG under this Section in an expedited manner. OIG will attempt in good faith to resolve any IRO Review issues with Medicis prior to conducting a Validation Review. However, the final determination as to whether or not to proceed with a Validation Review shall be made at the sole discretion of OIG.
                    4. Independence/Objectivity Certification. The IRO shall include in its report(s) to Medicis a certification or sworn affidavit that it has evaluated its professional independence and objectivity, as appropriate to the nature of the engagement, with regard to the applicable Review and that it has concluded that it is, in fact, independent and objective.
          E. Disclosure Program.
          Prior to the Effective Date, Medicis established a Disclosure Program designed to facilitate communications related to compliance with Federal health care program requirements and FDA requirements and with Medicis’s policies (Disclosure Program). During the term of this CIA, Medicis shall maintain a

Disclosure Program that includes a mechanism (e.g., a toll-free compliance telephone line) to enable individuals to disclose, to the Compliance Officer or some other person who is not in the disclosing individual’s chain of command, any identified issues or questions associated with Medicis’s policies, conduct, practices, or procedures with respect to a Federal health care program or FDA requirement believed by the individual to be a potential violation of criminal, civil, or administrative law. Medicis shall appropriately publicize the existence of the disclosure mechanism (e.g., via periodic e-mails to employees or by posting the information in prominent common areas).
          The Disclosure Program shall continue to emphasize a nonretribution, nonretaliation policy, and shall include a reporting mechanism for anonymous communications for which appropriate confidentiality shall be maintained. Upon receipt of a disclosure, the Compliance Officer (or designee) shall gather all relevant information from the disclosing individual. The Compliance Officer (or designee) shall make a preliminary, good faith inquiry into the allegations set forth in every disclosure to ensure that he or she has obtained all of the information necessary to determine whether a further review should be conducted. For any disclosure that is sufficiently specific so that it reasonably: (1) permits a determination of the appropriateness of the alleged improper practice; and (2) provides an opportunity for taking corrective action, Medicis shall conduct an internal review of the allegations set forth in the disclosure and ensure that proper follow-up is conducted.
          The Compliance Officer (or designee) shall continue to maintain a disclosure log, which shall include a record and summary of each disclosure received (whether anonymous or not), the status of the respective internal reviews, and any corrective action taken in response to the internal reviews. The disclosure log shall be made available to OIG upon request.
          F. Ineligible Persons.
                    1. Definitions. For purposes of this CIA:
a. an “Ineligible Person” shall include an individual or entity who:
i. is currently excluded, debarred, suspended, or otherwise ineligible to participate in the Federal health care programs or in Federal procurement or nonprocurement programs; or

ii. has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible.
b. “Exclusion Lists” include:
i. the HHS/OIG List of Excluded Individuals/Entities (available through the Internet at http://www.oig.hhs.gov); and
ii. the General Services Administration’s List of Parties Excluded from Federal Programs (available through the Internet at http://www.epls.gov).
c. “Screened Persons” include prospective and current owners (other than shareholders who: (1) have an ownership interest of less than 5%; and (2) acquired the ownership interest through public trading), officers, directors, employees, contractors, and agents of Medicis.
                    2. Screening Requirements. Medicis shall ensure that all Screened Persons are not Ineligible Persons, by implementing the following screening requirements:
a. Medicis shall screen all Screened Persons against the Exclusion Lists prior to engaging their services and, as part of the hiring or contracting process, shall require such Screened Persons to disclose whether they are Ineligible Persons.
b. Medicis shall screen all Screened Persons against the Exclusion Lists within 90 days after the Effective Date and on an annual basis thereafter.
c. Medicis shall implement a policy requiring all Screened Persons to disclose immediately any debarment, exclusion, suspension, or other event that makes that person an Ineligible Person.

          Nothing in this Section affects the responsibility of (or liability for) Medicis to refrain from billing Federal health care programs for items or services furnished, ordered, or prescribed by an Ineligible Person. Medicis understands that items or services furnished by excluded persons are not payable by Federal health care programs and that Medicis may be liable for overpayments and/or criminal, civil, and administrative sanctions for employing or contracting with an excluded person regardless of whether Medicis meets the requirements of Section III.F.
                    3. Removal Requirement. If Medicis has actual notice that a Screened Person has become an Ineligible Person, Medicis shall remove such Screened Person from responsibility for, or involvement with, Medicis’s business operations related to the Federal health care programs and shall remove such Screened Person from any position for which the Screened Person’s compensation or the items or services furnished, ordered, or prescribed by the Screened Person are paid in whole or part, directly or indirectly, by Federal health care programs or otherwise with Federal funds at least until such time as the Screened Person is reinstated into participation in the Federal health care programs.
                    4. Pending Charges and Proposed Exclusions. If Medicis has actual notice that a Screened Person is charged with a criminal offense that falls within the ambit of 42 U.S.C. § 1320a-7(a), 1320a-7(b)(1)-(3), or is proposed for exclusion during the Screened Persons employment or contract term, Medicis shall take all appropriate actions to ensure that the responsibilities of that Screened Person have not and shall not adversely affect the quality of care rendered to any beneficiary, patient, or resident, or the accuracy of any claims submitted to any Federal health care program.
          G. Notification of Government Investigation or Legal Proceedings.
          Within 30 days after discovery, Medicis shall notify the OIG, in writing, of any ongoing investigation or legal proceeding known to Medicis conducted or brought by a governmental entity or its agents involving an allegation that Medicis has committed a crime or has engaged in fraudulent activities. This notification shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation or legal proceeding. Medicis shall also provide written notice to the OIG within 30 days after the resolution of the matter, and shall provide the OIG with a description of the findings and/or results of the investigation or proceedings, if any.

          H. Reporting.
                    1. Definition of Reportable Event. For purposes of this CIA, a “Reportable Event” means anything that involves a matter that a reasonable person would consider a probable violation of criminal, civil, or administrative laws applicable to any Federal health care program, and/or applicable to any FDA requirements relating to the promotion of prescription drugs for which penalties or exclusion may be authorized. A Reportable Event may be the result of an isolated event or a series of occurrences.
                    2. Reporting of Reportable Events. If Medicis determines (after a reasonable opportunity to conduct an appropriate review or investigation of the allegation) through any means that there is a Reportable Event, Medicis shall notify OIG, in writing, within 30 days after making the determination that the Reportable Event exists. The report to the OIG shall include the following information:
a. a complete description of the Reportable Event, including the relevant facts, persons involved, and legal and Federal health care program and/or FDA authorities implicated;
b. a description of Medicis’s actions taken to correct the Reportable Event; and
c. any further steps Medicis plans to take to address the Reportable Event and prevent it from recurring.
          I.      Notification of Communications with FDA.
          Within 30 days after the date of any written report, correspondence, or communication from Medicis to the FDA that materially discusses Medicis’s or a Covered Person’s unlawful or improper promotion of Medicis’s products (including any improper dissemination of information about off-label indications), Medicis shall provide a copy of the report, correspondence, or communication to the OIG. Medicis also shall provide written notice to the OIG within 30 days after the resolution of any such disclosed off-label matter, and shall provide the OIG with a description of the findings and/or results of the matter, if any.
          J.      Review of Records Reflecting the Content of Detailing Sessions.

          Each Reporting Period, Medicis shall obtain non-Medicis records (e.g., Verbatims or similar records) generated by an independent entity (Survey Entity) reflecting the purported content and subject matter of detailing interactions between sales representatives and HCPs for up to three Medicis products (Covered Product). In order to satisfy its obligations under this Section III.J, Medicis may propose that it obtain an alternative type of survey record (e.g., message recall studies) rather than the records of the detailing sessions. For each Covered Product, Medicis shall contract with the Survey Entity to conduct inquiries into the content and subject matter of the detailing interactions. The OIG shall select and notify the Survey Entity of a one week period within every other quarter of the Reporting Period for which the surveys are being conducted, beginning in the second full quarter after the Effective Date. For each Covered Product, Medicis shall obtain records reflecting the purported content and subject matter of detailing sessions during the identified week in all regions across the United States.
          Medicis shall review the records obtained and shall identify any instances in which the records appear to indicate that Covered Persons may have discussed and/or disseminated information about off-label uses of the Covered Products. Medicis shall make findings based on its review (Off-Label Findings) and shall take any responsive action it deems necessary. If necessary for purposes of its review, Medicis shall endeavor to gather additional factual information about the circumstances relating to any Off-Label Findings. As part of each Annual Report, Medicis shall provide the OIG with copies of the underlying records of the detailing interactions, a copy of Medicis’s Off-Label Findings, and a description of the action(s), if any, Medicis took in response to the Off-Label Findings.
IV.      New Business Units or Locations
          In the event that, after the Effective Date, Medicis changes locations or sells, closes, purchases, or establishes a new business unit or location related to the furnishing of items or services that may be reimbursed by Federal health care programs, Medicis shall notify OIG of this fact as soon as possible, but no later than within 30 days after the date of change of location, sale, closure, purchase, or establishment. This notification shall include the address of the new business unit or location, phone number, fax number, any Federal health care program provider identification number and/or supplier number, and the corresponding contractor’s name and address that has issued each Federal health care program provider number. Each new business unit or location shall be subject to all the requirements of this CIA.

V.      Implementation and Annual Reports
          A. Implementation Report. Within 120 days after the Effective Date, Medicis shall submit a written report to OIG summarizing the status of its implementation of the requirements of this CIA (Implementation Report). The Implementation Report shall, at a minimum, include:
                    1. (I) a copy of the letter (including all attachments) required by Section III.B sent to each entity which employs Third Party Personnel; (ii) a list of all existing distribution, purchase, joint venture and/or co-marketing agreements; and (iii) a description of the entities’ response to Medicis’s letter;
                    2. the name, address, phone number, and position description of the Compliance Officer required by Section III.A, and a summary of other noncompliance job responsibilities the Compliance Officer may have;
                    3. the names and positions of the members of the Compliance Committee required by Section III.A;
                    4. a copy of Medicis’s Code of Conduct required by Section III.B.1;
                    5. a copy of all Policies and Procedures required by Section III.B.2;
                    6. the number of individuals required to complete the Code of Conduct certification required by Section III.B.1, the percentage of individuals who have completed such certification, and an explanation of any exceptions (the documentation supporting this information shall be available to OIG, upon request);
                    7. the following information regarding each type of training required by Section III.C:
a. a description of such training, including a summary of the topics covered, the length of sessions and a schedule of training sessions;
b. the number of individuals required to be trained, percentage of individuals actually trained, and an explanation of any exceptions.

          A copy of all training materials and the documentation supporting this information shall be available to OIG, upon request.
                    8. a description of the Disclosure Program required by Section III.E;
                    9. the following information regarding the IRO(s): (a) identity, address, and phone number; (b) a copy of the engagement letter;© a summary and description of any and all current and prior engagements and agreements between Medicis and the IRO; and (d) the proposed start and completion dates of each Review;
                    10. a certification from the IRO regarding its professional independence and objectivity with respect to Medicis;
                    11. a description of the process by which Medicis fulfills the requirements of Section III.F regarding Ineligible Persons;
                    12. the name, title, and responsibilities of any person who is determined to be an Ineligible Person under Section III.F; and the actions taken in response to the screening and removal obligations set forth in Section III.F;
                    13. a list of all of Medicis’s locations (including locations and mailing addresses); the corresponding name under which each location is doing business; the corresponding phone numbers and fax numbers; each location’s Federal health care program provider and/ supplier number(s), if applicable; and the name and address of each Federal health care program contractor to which Medicis currently submits claims (if applicable);
                    14. a description of Medicis’s corporate structure, including identification of any parent and sister companies, subsidiaries, and their respective lines of business; and
                    15. the certifications required by Section V.C.

          B. Annual Reports. Medicis shall submit to OIG annually a report with respect to the status of, and findings regarding, Medicis’s compliance activities for each of the five Reporting Periods (Annual Report).
Each Annual Report shall include, at a minimum:
                    1. (i) a copy of the letter (including all attachments) required by Section III.B sent to each entity which employs Third Party Personnel; (ii) a list of all existing distribution, purchase, joint venture and/or co-marketing agreements; and (iii) a description of the entities’ response to Medicis’s letter to the OIG;
                    2. any change in the identity, position description, or other noncompliance job responsibilities of the Compliance Officer and any change in the membership of the Compliance Committee described in Section III.A;
                    3. a summary of any significant changes or amendments to the Policies and Procedures required by Section III.B and the reasons for such changes (e.g., change in contractor policy) and copies of any compliance-related Policies and Procedures;
                    4. the number of individuals required to complete the Code of Conduct certification required by Section III.B.1, the percentage of individuals who have completed such certification, and an explanation of any exceptions (the documentation supporting this information shall be available to OIG, upon request);
                    5. the following information regarding each type of training required by Section III.C:
a. a description of such training, including a summary of the topics covered, the length of sessions and a schedule of training sessions; and
b. the number of individuals required to be trained, percentage of individuals actually trained, and an explanation of any exceptions.
                    A copy of all training materials and the documentation supporting this information shall be available to the OIG, upon request.

                    6. a complete copy of all reports prepared pursuant to Section III.D, along with a copy of the IRO’s engagement letter (if applicable);
                    7. Medicis’s response and corrective action plan(s) related to any issues raised by the reports prepared pursuant to Section III.D
                    8. a summary and description of any and all current and prior engagements and agreements between Medicis and the IRO, if different from what was submitted as part of the Implementation Report;
                    9. a certification from the IRO regarding its professional independence and objectivity with respect to Medicis;
                    10. a summary of all internal reviews, audits, or analyses related to Product Services Related Functions (including, at a minimum, the objective of the review, audit, or analysis; the protocol or methodology for the review, audit, or analysis; and the results of the review, audit, or analysis) and any corrective action plans developed in response to such reviews, audits, or analyses;
                    11. a summary of Reportable Events (as defined in Section III.H) identified during the Reporting Period and the status of any corrective and preventative action relating to all such Reportable Events;
                    12. a summary of the disclosures in the disclosure log required by Section III.E that relate to Federal health care program or FDA requirements;
                    13. any changes to the process by which Medicis fulfills the requirements of Section III.F regarding Ineligible Persons;
                    14. the name, title, and responsibilities of any person who is determined to be an Ineligible Person under Section III.F; and the actions taken by Medicis in response to the screening and removal obligations set forth in Section III.F;
                    15. a summary describing any ongoing investigation or legal proceeding required to have been reported pursuant to Section III.G. The summary shall include a description of the allegation, the identity of the investigating or prosecuting agency, and the status of such investigation or legal proceeding;

                    16. a summary describing any ongoing communication with the FDA required to have been reported pursuant to Section III.I. The summary shall include a description of the matter, and the status of such matter;
                    17. a copy of all information required by Section III.J;
                    18. a list and description of all actively promoted Medicis products; and information about the estimated relative usage (e.g., the percentage) of those products for off-label purposes;
                    19. a description of all changes to the most recently provided list of Medicis’s locations (including addresses) as required by Section V.A.13; the corresponding name under which each location is doing business; the corresponding phone numbers and fax numbers; each location’s Medicare Medicis number(s), Medicis identification number(s), and/or supplier number(s); and the name and address of each Medicare contractor to which Medicis currently submits claims; and
                    20. the certifications required by Section V.C.
          The first Annual Report shall be received by OIG no later than 60 days after the end of the first Reporting Period. Subsequent Annual Reports shall be received by OIG no later than the anniversary date of the due date of the first Annual Report.
          C. Certifications. The Implementation Report and Annual Reports shall include a certification by the Compliance Officer that:
                    1. to the best of his or her knowledge, except as otherwise described in the applicable report, Medicis is in compliance with all of the requirements of this CIA;
                    2. he or she has reviewed the Report and has made reasonable inquiry regarding its content and believes that the information in the Report is accurate and truthful; and
                    3. if applicable, Medicis has complied with its obligations under the Settlement Agreement: (a) not to resubmit to any Federal health care program payors any previously denied claims related to the Covered Conduct addressed in the Settlement Agreement, and not to appeal any such denials of claims; (b) not to charge to or otherwise seek payment from federal or state payors for unallowable costs (as defined in the Settlement Agreement); and (c) to identify and adjust any past charges or claims for unallowable costs; and
                    4. Medicis’s’: 1) Policies and Procedures as referenced in Section III.B.2 above; 2) templates for standardized contracts and other similar documents; and 3) training materials used for purposes of Section III.C, above; and 4) promotional or educational materials containing claims or information about Medicis’s products have been reviewed by competent legal counsel and have been found to be in compliance with the requirements of the Federal anti-kickback statute, the Prescription Drug Marketing Act, and other applicable laws. If the applicable legal requirements have not changed, after the initial review of the documents listed above, only material changes to the documents must be reviewed by competent legal counsel. The certification shall include a description of the document(s) reviewed and approximately when the review was completed. The documentation supporting this certification shall be available to the OIG, upon request.
          D. Designation of Information. Medicis shall clearly identify any portions of its submissions that it believes are trade secrets, or information that is commercial or financial and privileged or confidential, and therefore potentially exempt from disclosure under the Freedom of Information Act (FOIA), 5 U.S.C. § 552. Medicis shall refrain from identifying any information as exempt from disclosure if that information does not meet the criteria for exemption from disclosure under FOIA.
VI.      Notifications and Submission of Reports
          Unless otherwise stated in writing after the Effective Date, all notifications and reports required under this CIA shall be submitted to the following entities:
OIG:
Administrative and Civil Remedies Branch
Office of Counsel to the Inspector General
Office of Inspector General
U.S. Department of Health and Human Services
Cohen Building, Room 5527
330 Independence Avenue, S.W.
Washington, DC 20201

Telephone: 202.619.2078
Facsimile: 202.205.0604
Medicis:
Seth Rodner, Esq.
Medicis
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
Telephone: (602) 808-8800
Facsimile: (602) 808-0822
Unless otherwise specified, all notifications and reports required by this CIA may be made by certified mail, overnight mail, hand delivery, or other means, provided that there is proof that such notification was received. For purposes of this requirement, internal facsimile confirmation sheets do not constitute proof of receipt.
VII.      Oig Inspection, Audit, and Review Rights
          In addition to any other rights OIG may have by statute, regulation, or contract, OIG or its duly authorized representative(s) may examine or request copies of Medicis’s books, records, and other documents and supporting materials and/or conduct on-site reviews of any of Medicis’s locations for the purpose of verifying and evaluating:(a) Medicis’s compliance with the terms of this CIA; and (b) Medicis’s compliance with the requirements of the Federal health care programs in which it participates and with applicable FDA requirements. The documentation described above shall be made available by Medicis to OIG or its duly authorized representative(s) at all reasonable times for inspection, audit, or reproduction. Furthermore, for purposes of this provision, OIG or its duly authorized representative(s) may interview any of Medicis’s employees, contractors, or agents who consent to be interviewed at the individual’s place of business during normal business hours or at such other place and time as may be mutually agreed upon between the individual and OIG. Medicis shall assist OIG or its duly authorized representative(s) in contacting and arranging interviews with such individuals upon OIG’s request. Medicis’s employees may elect to be interviewed with or without a representative of Medicis present.

VIII. Document and Record Retention
     Medicis shall maintain for inspection all documents and records relating to reimbursement from the Federal health care programs, or to compliance with this CIA, for 6 years (or longer if otherwise required by law) from the Effective Date.
IX. Disclosures
     Consistent with HHS’s FOIA procedures, set forth in 45 C.F.R. Part 5, OIG shall make a reasonable effort to notify Medicis prior to any release by OIG of information submitted by Medicis pursuant to its obligations under this CIA and identified upon submission by Medicis as trade secrets, or information that is commercial or financial and privileged or confidential, under the FOIA rules. With respect to such releases, Medicis shall have the rights set forth at 45 C.F.R. § 5.65(d).
X Breach and Default Provisions
Medicis is expected to fully and timely comply with all of its CIA obligations.
     A. Stipulated Penalties for Failure to Comply with Certain Obligations. As a contractual remedy, Medicis and OIG hereby agree that failure to comply with certain obligations as set forth in this CIA may lead to the imposition of the following monetary penalties (hereinafter referred to as “Stipulated Penalties”) in accordance with the following provisions.
1. A Stipulated Penalty of $2,500 (which shall begin to accrue on the day after the date the obligation became due) for each day Medicis fails to establish and implement any of the following obligations as described in Section III:
a.	a Compliance Officer;

b.	a Compliance Committee;

c.	a written Code of Conduct;

d.	written Policies and Procedures;

e.	the training of Covered Persons;

f.	a Disclosure Program;

g.	Ineligible Persons screening and removal requirements;

h.	Notification of Government investigations or legal proceedings;

i.	notification of communications regarding off-label related matters; and

j.	a review of records reflecting the content of detailing sessions.
          2. A Stipulated Penalty of $2,500 (which shall begin to accrue on the day after the date the obligation became due) for each day Medicis fails to engage an IRO, as required in Section III.D and Appendices A and B.
          3. A Stipulated Penalty of $2,500 (which shall begin to accrue on the day after the date the obligation became due) for each day Medicis fails to submit the Implementation Report or the Annual Reports to OIG in accordance with the requirements of Section V by the deadlines for submission.
          4. A Stipulated Penalty of $2,500 (which shall begin to accrue on the day after the date the obligation became due) for each day Medicis fails to submit the annual Report associated with any of the Reviews in accordance with the requirements of Section III.D and Appendix B.
          5. A Stipulated Penalty of $1,500 for each day Medicis fails to grant access to the information or documentation as required in Section VII. (This Stipulated Penalty shall begin to accrue on the date Medicis fails to grant access.)
          6. A Stipulated Penalty of $5,000 for each false certification submitted by or on behalf of Medicis as part of its Implementation Report, Annual Report, additional documentation to a report (as requested by the OIG), or otherwise required by this CIA.
          7. A Stipulated Penalty of $1,000 for each day Medicis fails to comply fully and adequately with any obligation of this CIA. OIG shall provide notice to Medicis, stating the specific grounds for its determination that Medicis has failed to comply fully and adequately with the CIA obligation(s) at issue and steps Medicis shall take to comply with the CIA. (This Stipulated Penalty shall begin to accrue 10 days after Medicis receives this notice from OIG of the failure to comply.) A Stipulated Penalty as described in this Subsection shall not be demanded for any violation for which OIG has sought a Stipulated Penalty under Subsections 1-6 of this Section.
     B. Timely Written Requests for Extensions. Medicis may, in advance of the due date, submit a timely written request for an extension of time to perform any act or file any notification or report required by this CIA. Notwithstanding any other provision in this Section, if OIG grants the timely written request with respect to an act, notification, or report, Stipulated Penalties for failure to perform the act or file the notification or report shall not begin to accrue until one day after Medicis fails to meet the revised deadline set by OIG. Notwithstanding any other provision in this Section, if OIG denies such a timely written request, Stipulated Penalties for failure to perform the act or file the notification or report shall not begin to accrue until three business days after Medicis receives OIG’s written denial of such request or the original due date, whichever is later. A “timely written request” is defined as a request in writing received by OIG at least five business days prior to the date by which any act is due to be performed or any notification or report is due to be filed.
     C. Payment of Stipulated Penalties.
          1. Demand Letter. Upon a finding that Medicis has failed to comply with any of the obligations described in Section X.A and after determining that Stipulated Penalties are appropriate, OIG shall notify Medicis of: (a) Medicis’s failure to comply; and (b) OIG’s exercise of its contractual right to demand payment of the Stipulated Penalties (this notification is referred to as the “Demand Letter”).
          2. Response to Demand Letter. Within 10 days after the receipt of the Demand Letter, Medicis shall either: (a) cure the breach to OIG’s satisfaction and pay the applicable Stipulated Penalties; or (b) request a hearing before an HHS administrative law judge (ALJ) to dispute OIG’s determination of noncompliance, pursuant to the agreed upon provisions set forth below in Section X.E. In the event Medicis elects to request an ALJ hearing, the Stipulated Penalties shall continue to accrue until Medicis cures, to OIG’s satisfaction, the alleged breach in dispute. Failure to respond to the Demand Letter in one of these two manners within the allowed time period shall be considered a material breach of this CIA and shall be grounds for exclusion under Section X.D.
          3. Form of Payment. Payment of the Stipulated Penalties shall be made by certified or cashier’s check, payable to: “Secretary of the Department of Health and Human Services,” and submitted to OIG at the address set forth in Section VI.
          4. Independence from Material Breach Determination. Except as set forth in Section X.D.1.c, these provisions for payment of Stipulated Penalties shall not affect or otherwise set a standard for OIG’s decision that Medicis has materially breached this CIA, which decision shall be made at OIG’s discretion and shall be governed by the provisions in Section X.D, below.
D. Exclusion for Material Breach of this CIA.
1. Definition of Material Breach. A material breach of this CIA means:
a. a failure by Medicis to report a Reportable Event, take corrective action, and make the appropriate refunds, as required in Section III.H;
b. a repeated or flagrant violation of the obligations under this CIA, including, but not limited to, the obligations addressed in Section X.A;
c. a failure to respond to a Demand Letter concerning the payment of Stipulated Penalties in accordance with Section X.C; or
d. a failure to engage and use an IRO in accordance with Section III.D.
          2. Notice of Material Breach and Intent to Exclude. The parties agree that a material breach of this CIA by Medicis constitutes an independent basis for Medicis’s exclusion from participation in the Federal health care programs. Upon a determination by OIG that Medicis has materially breached this CIA and that exclusion is the appropriate remedy, OIG shall notify Medicis of: (a) Medicis’s material breach; and (b) OIG’s intent to exercise its contractual right to impose exclusion (this notification is hereinafter referred to as the “Notice of Material Breach and Intent to Exclude”).
          3. Opportunity to Cure. Medicis shall have 30 days from the date of receipt of the Notice of Material Breach and Intent to Exclude to demonstrate to OIG’s satisfaction that:
a. Medicis is in compliance with the obligations of the CIA cited by OIG as being the basis for the material breach;
b. the alleged material breach has been cured; or
c. the alleged material breach cannot be cured within the 30- day period, but that: (I) Medicis has begun to take action to cure the material breach; (ii) Medicis is pursuing such action with due diligence; and (iii) Medicis has provided to OIG a reasonable timetable for curing the material breach.
          4. Exclusion Letter. If, at the conclusion of the 30-day period, Medicis fails to satisfy the requirements of Section X.D.3, OIG may exclude Medicis from participation in the Federal health care programs. OIG shall notify Medicis in writing of its determination to exclude Medicis (this letter shall be referred to hereinafter as the “Exclusion Letter”). Subject to the Dispute Resolution provisions in Section X.E, below, the exclusion shall go into effect 30 days after the date of Medicis’s receipt of the Exclusion Letter. The exclusion shall have national effect and shall also apply to all other Federal procurement and nonprocurement programs. Reinstatement to program participation is not automatic. After the end of the period of exclusion, Medicis may apply for reinstatement by submitting a written request for reinstatement in accordance with the provisions at 42 C.F.R. §§ 1001.3001-.3004.
E. Dispute Resolution
          1. Review Rights. Upon OIG’s delivery to Medicis of its Demand Letter or of its Exclusion Letter, and as an agreed-upon contractual remedy for the resolution of disputes arising under this CIA, Medicis shall be afforded certain review rights comparable to the ones that are provided in 42 U.S.C. § 1320a-7(f) and 42 C.F.R. Part 1005 as if they applied to the Stipulated Penalties or exclusion sought pursuant to this CIA. Specifically, OIG’s determination to demand payment of Stipulated Penalties or to seek exclusion shall be subject to review by an HHS ALJ and, in the event of an appeal, the HHS Departmental Appeals Board

(DAB), in a manner consistent with the provisions in 42 C.F.R. § 1005.2-1005.21. Notwithstanding the language in 42 C.F.R. § 1005.2(c), the request for a hearing involving Stipulated Penalties shall be made within 10 days after receipt of the Demand Letter and the request for a hearing involving exclusion shall be made within 25 days after receipt of the Exclusion Letter.
          2. Stipulated Penalties Review. Notwithstanding any provision of Title 42 of the United States Code or Title 42 of the Code of Federal Regulations, the only issues in a proceeding for Stipulated Penalties under this CIA shall be: (a) whether Medicis was in full and timely compliance with the obligations of this CIA for which OIG demands payment; and (b) the period of noncompliance. Medicis shall have the burden of proving its full and timely compliance and the steps taken to cure the noncompliance, if any. OIG shall not have the right to appeal to the DAB an adverse ALJ decision related to Stipulated Penalties. If the ALJ agrees with OIG with regard to a finding of a breach of this CIA and orders Medicis to pay Stipulated Penalties, such Stipulated Penalties shall become due and payable 20 days after the ALJ issues such a decision unless Medicis requests review of the ALJ decision by the DAB. If the ALJ decision is properly appealed to the DAB and the DAB upholds the determination of OIG, the Stipulated Penalties shall become due and payable 20 days after the DAB issues its decision.
          3. Exclusion Review. Notwithstanding any provision of Title 42 of the United States Code or Title 42 of the Code of Federal Regulations, the only issues in a proceeding for exclusion based on a material breach of this CIA shall be:
a. whether Medicis was in material breach of this CIA;
b. whether such breach was continuing on the date of the Exclusion Letter; and
c. whether the alleged material breach could not have been cured within the 30-day period, but that: (I) Medicis had begun to take action to cure the material breach within that period; (ii) Medicis has pursued and is pursuing such action with due diligence; and (iii) Medicis provided to OIG within that period a reasonable timetable for curing the material breach and Medicis has followed the timetable.
     For purposes of the exclusion herein, exclusion shall take effect only after an ALJ decision favorable to OIG, or, if the ALJ rules for Medicis, only after a

DAB decision in favor of OIG. Medicis’s election of its contractual right to appeal to the DAB shall not abrogate OIG’s authority to exclude Medicis upon the issuance of an ALJ’s decision in favor of OIG. If the ALJ sustains the determination of OIG and determines that exclusion is authorized, such exclusion shall take effect 20 days after the ALJ issues such a decision, notwithstanding that Medicis may request review of the ALJ decision by the DAB. If the DAB finds in favor of OIG after an ALJ decision adverse to OIG, the exclusion shall take effect 20 days after the DAB decision. Medicis shall waive its right to any notice of such an exclusion if a decision upholding the exclusion is rendered by the ALJ or DAB. If the DAB finds in favor of Medicis, Medicis shall be reinstated effective on the date of the original exclusion.
          4. Finality of Decision. The review by an ALJ or DAB provided for above shall not be considered to be an appeal right arising under any statutes or regulations. Consequently, the parties to this CIA agree that the DAB’s decision (or the ALJ’s decision if not appealed) shall be considered final for all purposes under this CIA.
XI. Effective and Binding Agreement
     Consistent with the provisions in the Settlement Agreement pursuant to which this CIA is entered, Medicis and OIG agree as follows:
     A. This CIA shall be binding on the successors, assigns, and transferees of Medicis;
     B. This CIA shall become final and binding on the date the final signature is obtained on the CIA;
     C. Any modifications to this CIA shall be made with the prior written consent of the parties to this CIA;
     D. The undersigned Medicis signatories represent and warrant that they are authorized to execute this CIA. The undersigned OIG signatory represents that he is signing this CIA in his official capacity and that he is authorized to execute this CIA.

On Behalf of Medicis Pharmaceutical Corporation

/s/ Jason Hanson	April 18, 2007
JASON HANSON, ESQ.	DATE
Executive Vice President and General Counsel Medicis Pharmaceutical Corporation

/s/ Ethan M. Posner	April 18, 2007
ETHAN M. POSNER	DATE
Counsel for Medicis Pharmaceutical Corporation

/s/ Benjamin Vernia	April 18, 2007
BENJAMIN VERNIA	DATE
Counsel for Medicis Pharmaceutical Corporation
Medicis Pharmaceutical Corp. CIA
April 18, 2007

On Behalf of the Office of Inspector General
of the Department of Health and Human Services

/s/ Gregory E. Demske	April 25, 2007
GREGORY E. DEMSKE	DATE
Assistant Inspector General for Legal Affairs
Office of Counsel to the Inspector General Office of Inspector General
U. S. Department of Health and Human Services

Appendix A
INDEPENDENT REVIEW ORGANIZATION
This Appendix contains the requirements relating to the Independent Review Organization (IRO) required by Section III.D of the CIA.
A. IRO Engagement
     Medicis shall engage an IRO that possesses the qualifications set forth in Paragraph B, below, to perform the responsibilities in Paragraph C, below. The IRO shall conduct the review in a professionally independent and objective fashion, as set forth in Paragraph D. Within 30 days after OIG receives written notice of the identity of the selected IRO, OIG will notify Medicis if the IRO is unacceptable. Absent notification from OIG that the IRO is unacceptable, Medicis may continue to engage the IRO.
     If Medicis engages a new IRO during the term of the CIA, this IRO shall also meet the requirements of this Appendix. If a new IRO is engaged, Medicis shall submit the information identified in Section V.A.9 to OIG within 30 days of engagement of the IRO. Within 30 days after OIG received written notice of the identity of the selected IRO, OIG will notify Medicis if the IRO is unacceptable. Absent notification from OIG that the IRO is unacceptable, Medicis may continue to engage the IRO.
B. IRO Qualifications
     The IRO shall:
1.	assign individuals to conduct the Promotional and Product Services Engagement who have expertise in the Federal health care program and FDA requirements applicable to sales, marketing, research, and promotion of pharmaceutical products. The assigned individuals also shall be knowledgeable about the general requirements of the Federal health care program(s) under which Medicis products are reimbursed;

2.	assign individuals to design and select the Promotional and Product Services Engagement samples who are knowledgeable about the appropriate statistical sampling techniques; and

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3.	have sufficient staff and resources to conduct the reviews required by the CIA on a timely basis.
C. IRO Responsibilities
     The IRO shall:
1.	perform each Promotional and Product Services Engagement in accordance with the specific requirements of the CIA, including Appendix B to the CIA;

2.	follow all applicable Federal health care program and FDA requirements in making assessment in Promotional and Product Services Engagements;

3.	respond to all OIG inquiries in a prompt, objective, and factual manner; and

4.	prepare timely, clear, well-written reports that include all the information required by Appendices A and B.
D. IRO Independence/Objectivity.
     The IRO must perform the Promotional and Product Services Engagement in a professionally independent and objective fashion, as appropriate to the nature of the engagement, taking into account any other business relationships or engagements that may exist between the IRO and Medicis.
E. IRO Removal/Termination.
1.	Provider. If Medicis terminates its IRO during the course of the engagement, Medicis must submit a notice explaining its reasons to OIG no later than 30 days after termination. Medicis must engage a new IRO in accordance with Paragraph A of this Appendix.

2.	OIG Removal of IRO. In the event OIG has reason to believe that the IRO does not possess the qualifications described in Paragraph B, is not independent and objective as set forth in Paragraph D, or has failed to carry out its responsibilities as described in Paragraph C, OIG may, at its sole

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discretion, require Medicis to engage a new IRO in accordance with Paragraph A of this Appendix.
Prior to requiring Medicis to engage a new IRO, OIG shall notify Medicis of its intent to do so and provide a written explanation of why OIG believes such a step is necessary. To resolve any concerns raised by OIG, Medicis may request a meeting with OIG to discuss any aspect of the IRO’s qualifications, independence or performance of its responsibilities and to present additional information regarding these matters. Medicis shall provide any additional information as may be requested by OIG under this Paragraph in an expedited manner. OIG will attempt in good faith to resolve any differences regarding the IRO with Medicis prior to requiring Medicis terminate the IRO. However, the final determination as to whether or not to require Medicis to engage a new IRO shall be made at the sole discretion of OIG.

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Appendix B
Promotional and Product Services Engagement
I. IRO Engagement, General Description
     As specified more fully below, Medicis shall retain an Independent Review Organization (IRO) to perform engagements to assist Medicis in assessing and evaluating its systems, processes, policies, and procedures related to sales, marketing, promotion, and product services activities related to Medicis products that are reimbursable by Federal health care programs (Promotional and Product Services Engagement). The Promotional and Product Services Engagement shall consist of two components — a systems review (the Promotional and Product Services Systems Review) and a transactions review (Promotional and Product Services Transactions Review), as described more fully below. Medicis may engage, at its discretion, a single entity to perform both components of the Promotional and Product Services Engagement, provided that the entity has the necessary expertise and capabilities to perform both.
     As set forth below and in the CIA, Medicis shall engage an IRO to conduct the Promotional and Product Services Transactions Review for each year of the CIA. If there are no material changes in Medicis’s systems, processes, policies, and practices relating to Product Services Related Functions, the IRO shall perform the Promotional and Product Services Systems Review for two Reporting Periods to be selected by the OIG. The OIG will not require a Systems Review in the first Reporting Period.
     If Medicis materially changes in Medicis’s systems, processes, policies, and practices relating to Product Services Related Functions, then the IRO shall perform a Promotional and Product Services Systems Review for the Reporting Period(s) in which such changes were made in addition to conducting the Review for the two Reporting Periods selected by the OIG. The additional Systems Review(s) shall consist of: 1) an identification of the material changes; 2) an assessment of whether other systems, processes, policies, and practices previously reported did not materially change; and 3) a review of the systems, processes, policies, and practices that materially changed.
II. Promotional and Product Services Systems Review
     A. Description of Reviewed Policies and Procedures
     The Promotional and Product Services Systems Review shall be a review of Medicis’s systems, processes, policies, and procedures related to Medicis products that

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are reimbursable by Federal health care programs (including the controls on those systems, processes, policies, and procedures) relating to Product Services Related Functions. For at least two Reporting Periods, Medicis shall review its systems, processes, policies, and procedures related to Medicis products that are reimbursable by Federal health care programs associated with the following (hereinafter, “Reviewed Policies and Procedures”):
1	Medicis’s systems, policies, processes, and procedures applicable to the manner in which Medicis representatives (including sales personnel and Medical and Professional Relations personnel) handle requests or inquiries relating to information about off-label uses of Medicis products, and the manner in which Medicis disseminates materials relating to off-label uses of products. This review includes:
(I) the instructions to field personnel and/or headquarters personnel who receive and respond to requests for information about off-label uses;
(ii) the procedures for reviewing the form and content of information disseminated by headquarters personnel;
(iii) Medicis’s internal review process for the information disseminated by headquarters personnel;
(iv) Medicis’s systems, processes, and procedures (including its Medical Affairs Inquiries Database) (see ¶ III.A.1.a) to track requests for information about off-label uses of products and responses to those requests;
(v) the manner in which Medicis collects and supports information reported in its Medical Affairs Inquiries Database; (see ¶ III.A.1.a)
(vi) the processes and procedures by which the Compliance Officer (and other appropriate individuals within Medicis) identify situations in which it appears that improper off-label promotion may have occurred; and
(vii) Medicis’s processes and procedures for investigating,

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documenting, resolving, and taking appropriate disciplinary action for potential situations involving off-label promotion;
2.	Medicis’s policies and procedures applicable to the manner and circumstances under which Medical and Professional Relations personnel (including the Chief Scientific Officer) participate in meetings or events with physicians, pharmacists, or other health care professionals (HCPs) (either alone or with members of the sales force) and the role of the Medical and Professional Relations personnel at such meeting or events;

3.	Medicis’s systems, policies, processes, and procedures relating to the retention of HCPs as consultants (e.g., including as members of advisory boards, focus groups, or clinical research project teams) or speakers. This shall include a review of:
(I) the criteria used to determine whether, how many, and under what circumstances (including venue for the performance of any services) Medicis will enter contracts for such consulting or speaking arrangements;
(ii) the processes and criteria used to identify and select HCPs with whom Medicis enters consultant, speaker, or other contractual arrangements, including the role played by sales representatives in the process. This includes a review of Medicis’s internal review and approval process for such contracts, and the circumstances under which there may be exception to the process;
(iii) Medicis’s tracking or monitoring of services provided or the work performed by the consultants or speakers (including the receipt of the consultant’s work product, if any);
(iv) Medicis’s policies and procedures related to circumstances, if any, under which the recipient or the recipient’s agent is required to disclose the existence of the consulting or speaking arrangement in place between Medicis and the HCP;
(v) the uses made of work product received from consultants

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or speakers, if any;
(vi) Medicis’s processes for establishing the amounts reimbursed or the type of entertainment or recreation provided;
(vii) the criteria used to determine under what circumstances entertainment, recreation, travel, lodging, meals and/or other items or reimbursements are provided to consultants or speakers, and Medicis’s processes for establishing the amounts reimbursed or the type of entertainment or recreation provided;
(viii) whether and in what manner Medicis tracks or monitors the prescribing habits or product use of individuals or entities with whom it enters consulting, speakers, or other contractual arrangements, if any; and
(ix) the budget funding source within Medicis (e.g., department or division) for the consulting or contractual arrangement;
4. Medicis’s systems, policies, processes, and procedures relating to funding or sponsorship of any Educational or Informational Activity. This review shall include a review of the following items:
(I) the processes and procedures used to approve the funding or sponsorship of an Educational or Informational Activity;
(ii) the criteria used to determine whether and under what circumstances the funding or sponsorship will be provided;
(iii) the processes and criteria used to select recipients of the funding or sponsorships, including the role played by sales representatives in the processes (if any), and the circumstances under which there may be exceptions to the processes;
(iv) Medicis’s policies and procedures related to circumstances, if any, under which the recipient or the

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recipient’s agent is required to disclose Medicis’s funding or sponsorship and any financial relationship Medicis may have with the recipients;
(v) Medicis’s policies or procedures for determining and memorializing the amounts paid to recipients of the funding or sponsorship and the purpose or justifications for the amounts paid;
(vi) Medicis’s policies and procedures relating to the independence of any programs funded through the funding or the sponsorship;
(vii) Medicis’s policies and procedures relating to the content and promotional nature of any programs sponsored through the funding or sponsorship;
(viii) whether and in what manner Medicis tracks or monitors the prescribing habits or product use of individuals or entities receiving the funding or sponsorship, if any; and
(ix) the budget funding source within Medicis (e.g., department or division) from which the funding or sponsorships are provided;
5. Medicis’s systems, policies, processes, and procedures relating to funding or sponsorship of research agreements, grants, and/or research collaborations (including clinical trials and independent research) (collectively, “Research Activities”). This review shall include a review of the following items:
(I) the processes and procedures used to approve the funding or sponsorship of Research Activities;
(ii) the criteria used to determine whether and under what circumstances, Medicis will fund or otherwise participate in Research Activities;
(iii) the processes and criteria used to select recipients of the funding for Research Activities, including the role played by

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Medicis field personnel (if any), and the circumstances under which there may be exceptions to the processes;
(iv) Medicis’s policies and procedures for requiring the recipient to disclose Medicis’s participation in or funding of Research Activities and financial relationship Medicis may have with the recipient;
(v) Medicis’s policies or procedures for determining and memorializing the amounts paid to participants in Research Activities and the purpose or justifications for the amounts paid;
(vi) Medicis’s policies and procedures relating to the independence of the Research Activities funded by Medicis;
(vii) Medicis’s policies and procedures relating to the content and promotional nature of any programs sponsored through the funding or sponsorship;
(viii) whether and in what manner Medicis tracks or monitors the prescribing habits or product use of individuals or entities receiving the funding or sponsorship, if any; and
(ix) the budget funding source within Medicis (e.g., department or division) from which the funding or sponsorships are provided;
6. Medicis’s systems, policies, processes, and procedures relating to any gifts, meals, receptions, travel, entertainment or other items of value (collectively, “Expenses”) to HCPs. This review shall include a review of the following items:
(I) the criteria used to determine whether and under what circumstances (including the venue for the performance of any services), Medicis will reimburse for Expenses of HCPs;
(ii) the processes and criteria used to select and identify HCPs to whom Medicis provides reimbursement of Expenses. This includes a review of Medicis’s internal review and

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approval process for such Expenses, the circumstances under which there may be exceptions to the processes, and the role played by sales representatives in the process;
(iii) Medicis’s tracking or monitoring of services provided, or the work performed by the HCPs in exchange for the Expenses, if any;
(iv) the uses made of work product received from HCPs receiving Expenses from Medicis, if any;
(v) Medicis’s processes for establishing the amount paid to HCPs and the reasons or justifications for any differentials in the amounts paid to different HCPs;
(vi) whether and in what manner Medicis tracks or monitors the prescribing habits or product uses of HCPs who received Expenses from Medicis, if any; and
(vii) the budget funding source within Medicis (e.g., department or division) for Expenses;
7. Medicis’s systems, policies, processes, and procedures relating to charitable contributions by Medicis. This review shall include a review of the following items:
(I) the processes and procedures used to approve the funding or sponsorship of charitable contributions;
(ii) the criteria used to determine whether and under what circumstances the charitable contributions will be provided;
(iii) the processes used to select and approve recipients of the charitable contributions, including the role played by field personnel in the processes (if any), and the circumstances under which there may be exceptions to the processes;
(iv) Medicis’s policies and procedures related to circumstances, if any, under which the recipient or the recipient’s agent is required to disclose Medicis’s charitable

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contribution and any financial relationship Medicis may have with the recipients;
(v) Medicis’s policies or procedures for determining and memorializing the amounts paid to recipients of the charitable contributions and the purpose or justifications for the amounts paid;
(vi) Medicis’s policies and procedures relating to the independence of any programs funded through the charitable contribution;
(vii) Medicis’s policies and procedures relating to the content and promotional nature of any programs sponsored through the charitable contribution;
(viii) whether and in what manner Medicis tracks or monitors the prescribing habits or product use of individuals or entities receiving the charitable contribution, if any; and
(ix) the budget funding source within Medicis (e.g., department or division) from which the charitable contributions are provided;
8. Medicis’s systems, policies, processes, and procedures relating to internal reviews conducted by Medicis.
9. Medicis’s systems, policies, processes, and procedures for tracking expenditures (individual and aggregate) associated with the Reviewed Policies and Practices;
10. Medicis’s systems, policies, processes, and procedures relating to the disciplinary actions that Medicis may impose in the event a Covered Person violates a Medicis policy or procedure;
11. Medicis’s systems, policies, processes, and procedures for compensating (including with salaries and bonuses) non-Overtime Eligible employees, with regard to whether the systems, policies, processes, and procedures are designed to ensure that financial incentives do no inappropriately motivate sales and marketing

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personnel to engage in the improper promotion, sales, and marketing of Medicis’s products. This shall include a review of the bases upon which compensation is determined and the extent to which compensation is based on product performance; and
12. Medicis’s systems, policies, processes, and procedures relating to the development of call plans for Medicis’s sales staff. This shall include a review of the basis upon which specialties are included or excluded from the call plan based upon their potential on-label and off-label utilization of Medicis products promoted by the sales staff.
     B. Promotional and Product Services Systems Review Report
     Medicis shall prepare a report which, for each of the Reviewed Policies and Practices identified in Section II.A above, shall include the following items:
1) a description of the documentation (including policies) reviewed and any personnel interviewed;
2) a detailed description of Medicis’s systems, policies, processes, and practices with regard to the items identified in Sections II.A.1-12 above, including a general description of Medicis’s control and accountability systems (e.g., documentation and approval requirements, tracking mechanisms) and written policies regarding the Reviewed Policies and Practice;
3) a description of the manner in which the control and accountability systems and the written policies relating to the items identified in Sections II.A.1-12 above are made known or disseminated within Medicis;
4) a detailed description of any system used to track and respond to requests for information about Medicis’s products;
5) a description of Medicis’s systems, policies, processes, and procedures for tracking expenditures associated with the Reviewed Policies and Practices or other promotional activities;
6) a general description of the disciplinary measures Medicis has established for failure to comply with its systems, policies, processes, and procedures relating to the Reviewed Policies and Practices;

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7) a detailed description of Medicis’s compensation system (including salaries and bonuses) for non-Overtime Eligible employees, included a description of the bases upon which compensation is determined and the extent to which compensation is based on product performance. To the extent that Medicis may establish compensation differently for individual products, the IRO shall report separately on each such type of compensation arrangements;
8) findings and supporting rationale regarding any weaknesses in Medicis’s systems, policies, processes, and practices relating to Reviewed Policies and Practices, if any; and
9) recommendations to improve any of the systems, policies, processes, or practices relating to the Reviewed Policies and Practices, if any.
     The IRO shall review Medicis’ report and, after an opportunity to request additional information from Medicis and to investigate the underlying basis for any statement in Medicis’s report, the IRO shall submit a report to the OIG summarizing its review of Medicis’s report. Prior to the IRO’s submission of the report to the OIG, Medicis shall be provided with a copy of the report and an opportunity to respond to each comment made by the IRO. Provided it does not delay the timely filing of the Annual Reports, any responses by Medicis may be included in the IRO report submitted to the OIG. Otherwise, any responses by Medicis to the IRO’s findings may be submitted separately to the OIG following the Annual Report submission.
III. Promotional and Product Services Transactions Review
     Medicis shall prepare a report based upon The Promotional and Product Services Transactions Review which shall be a review of a sample of inquiries reflected in the Medical Affairs Inquiries Database (see ¶ III.A.1.a).
A. Promotional and Product Services Transactions Review
          1. Review of Inquiries Made to Medical Affairs Group
     Medicis shall implement a policy addressing the appropriate handling of unsolicited requests and dissemination of information about non-FDA approved uses of products (off-label information). This policy provides, among other things, that Covered Persons may not directly or indirectly solicit, encourage, or promote unapproved uses of

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a product to HCPs. Medicis also has established a Medical Affairs unit to respond to requests for information about off-label uses of Medicis products.
          a) Information to be Included in Medical Affairs Inquiries Database
     Medicis shall document and record all inquiries that it receives from HCPs regarding its products that are reimbursable by Federal health care programs in a database (Medical Affairs Inquiries Database). Medicis shall record in the Medical Affairs Inquiries Database the following information about each unique inquiry (Inquiry) received for information about Medicis’s products: 1) the date of Inquiry; 2) the form of Inquiry; 3) the name of the requesting HCP; 4) nature and topic of the request (including the exact language of the Inquiry if made in writing); 5) an evaluation of whether the Inquiry relates to information about an off-label indication for the product; 6) nature/form of the response from Medicis (including a record of the materials provided to the HCP in response to the request); 7) the name of the Medicis representative who called on or interacted with the HCP; and 8) the status and findings of any follow-up review conducted by Medicis in situations in which improper off-label marketing is suspected.
          b) Internal Review of Medical Affairs Inquiries Database
     On a semi-annual bases, the Compliance Officer or other appropriate personnel shall review the Medical Affairs Inquiries Database and related information, as appropriate, and shall generate a report summarizing the items of information outlined in Section III.A.1.a above for each Inquiry handled by Medicis during the preceding two quarters (the Medical Affairs Inquiry Report). One a semi-annual basis, the Compliance Officer shall review the Medical Affairs Inquiry Reports to assess whether the information contained in the report suggest that improper off-label promotion may have occurred in connection with any Inquiry(ies). If the Compliance Officer, in consultation with other appropriate Medicis personnel, suspects that improper off-label promotion may have occurred in connection with one or more Inquiries, the Compliance Officer shall undertake a follow-up review of the Inquiry (Off-Label Review), make findings based on his/her Off-Label Review, and take any responsive action (including disciplinary action) deemed necessary and appropriate.
     B. Promotional and Product Services Transactions Review Report
     Medicis shall prepare a report which shall include the following:

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          1. Elements to be Included:
a. Promotional and Product Services Transactions Review Objectives: A clear statement of the objective intended to be achieved by the Review;
b. Engagement Protocol: A detailed narrative description of the procedures performed; and
c. Sources of Data: A full description of documentation (and/or other information) relied upon by the IRO when performing the Promotional and Product Services Transactions Review.
          2. Results to Be Included:
          The following results shall be included in each Promotional and Product Services Transactions Review Report:
a. a description of the steps taken by the IRO to verify the integrity of Medicis’ Internal Review;
b. the findings and supporting rationale regarding any weaknesses in Medicis’s systems, processes, policies, and practices relating to the Inquiries, if any; and
e. recommendations for improvement in Medicis’s systems, processes, policies, and practices relating to the Inquires, if any.
     The IRO shall review Medicis’ report and, after an opportunity to request additional information from Medicis and to investigate the underlying basis for any statement in Medicis’s report, the IRO shall submit a report to the OIG summarizing its review of Medicis’s report. Prior to the IRO’s submission of the report to the OIG, Medicis shall be provided with a copy of the report and an opportunity to respond to each comment made by the IRO. Provided it does not delay the timely filing of the Annual Reports, any responses by Medicis may be included in the IRO report submitted to the OIG. Otherwise, any responses by Medicis to the IRO’s findings may be submitted separately to the OIG following the Annual Report submission.

12

EXHIBIT 3
R&D SUBLICENSE AGREEMENT
[DOCUMENT CONSISTING OF SEVEN (7) PAGES ATTACHED HERETO]

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

RESEARCH AND DEVELOPMENT SUBLICENSE AGREEMENT
     This RESEARCH AND DEVELOPMENT SUBLICENSE AGREEMENT (the “R&D Sublicense Agreement”) is entered into this 23rd day of August, 2007, (“Effective Date”) between UCYCLYD PHARMA, INC., a Maryland corporation with its principal place of business at 8125 North Hayden Road, Scottsdale, AZ 85258-2463 (hereinafter referred to as “Ucyclyd”) and Hyperion Therapeutics, Inc, a Delaware corporation with its principal place of business at 847 Sansome Street, 3rd Floor, San Francisco, CA 94111 (hereinafter referred to as “Hyperion”). Ucyclyd and Hyperion are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, Ucyclyd is a party to: (a) that certain License Agreement, dated April 16, 1999, with Dr. Saul Brusilow (“Brusilow”) and Brusilow Enterprises Inc. (“BEI”) (collectively the “Licensors”), a copy of which is attached hereto and incorporated herein as Attachment A (“Brusilow Original Agreement”); and (b) that certain Settlement Agreement and First Amendment dated August 21, 2007, a copy of which is attached hereto as Attachment B (“Brusilow Amendment”, together with the Brusilow Original Agreement, the “Brusilow License Agreement”);
     WHEREAS, Ucyclyd desires to sublicense to Hyperion all rights under the Brusilow License Agreement for Hyperion to conduct research and development with respect to the Licensed Products (as defined below); and
     WHEREAS, Hyperion desires to accept such sublicense from Ucyclyd subject to the terms and conditions of this R&D Sublicense Agreement.
     NOW, THEREFORE, in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and among the Parties as follows:
ARTICLE 1
DEFINITIONS
Capitalized terms used herein shall have the meaning ascribed to each of them below or within the body of this R&D Sublicense Agreement, or if not defined herein or therein, shall have the meaning ascribed to them in the Brusilow License Agreement. In the event of a conflict between the Brusilow License Agreement and this R&D Sublicense Agreement, the Brusilow License Agreement shall control; provided, however, that the foregoing shall not be construed so as to expand the rights granted to Hyperion under this R&D Sublicense Agreement.
     1.1 “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of: (a) any government of any country; or (b) a federal, state, province, county, city or other political subdivision thereof.
     1.2 “GT4P” means any products containing glyceryl tri-(4phenylbutyrate) (including any analogs, metabolites, prodrugs, salts, isomers, enantiomers and other physical forms and derivatives thereof).
     1.3 “HE” means hepatic encephalopathy or hepatic encephalopathies.
     1.4 “Initial Licensed Product” means GT4P for the treatment of UCD.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     1.5 “Licensed Product(s)” means any Initial Licensed Product or Subsequent Licensed Product.
     1.6 “Person” means any natural person, corporation, partnership, trust, joint venture, Governmental Authority or other entity or organization.
     1.7 “Subsequent Licensed Product” means GT4P for the treatment of HE and other forms of Hyperammonemia except for UCD.
     1.8 “Territory” means the United States of America and all of its territories and possessions.
     1.9 “UCD” means urea cycle disorder.
ARTICLE 2
GRANT OF RIGHTS
     Subject to the terms and conditions of this R&D Sublicense Agreement and the Brusilow License Agreement, during the term of this R&D Sublicense Agreement, Ucyclyd hereby grants to Hyperion an exclusive (except as to Ucyclyd), non-transferable, non-sublicenseable license, under the Patent Rights and Licensed Know-How, to research, develop, make, have made, or use the Licensed Products solely to obtain regulatory approval in the Territory or as otherwise agreed by the Parties in writing. The license to make or have made only applies to making or having made (a) clinical supplies and (b) commercial supply in anticipation of first commercial sale; provided, however, the foregoing license specifically does not include any right or license to market, distribute, sell or have sold any Licensed Products anywhere in the world. In exercising Hyperion’s rights under this Article 2 (Grant of Rights), Hyperion shall use efforts that are no less than the level of commercially reasonable efforts described in Section 9.1 (General) of the Brusilow Original Agreement. All other rights not granted herein are reserved to Ucyclyd.
ARTICLE 3
TERM AND TERMINATION
     3.1 Term. The term of this R&D Sublicense Agreement shall commence on the Effective Date and shall continue in full force and effect until terminated in accordance with the terms and conditions herein or as otherwise agreed by the Parties in writing.
     3.2 Termination for Breach of the R&D Sublicense Agreement. In the event of a material breach of this R&D Sublicense Agreement (including the breach of a representation or warranty), which breach is not cured within **** after written notice is given by the non-breaching Party to the breaching Party specifying the breach, the non-breaching Party, in addition to any other remedy which it may have, shall be entitled to terminate this R&D Sublicense Agreement forthwith. To the extent that the notice of breach is initiated by any of the Licensors, the cure period under this R&D Sublicense Agreement shall be shortened to coincide with the cure period set forth in the Brusilow License Agreement as it would apply to Ucyclyd thereunder.
     3.3 Rights on Termination.
     (a) Termination of this R&D Sublicense Agreement for any reason shall not release either Party hereto from any liability which at the time of such termination has already accrued to the other Party.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     (b) On the termination or expiration and non-renewal of this R&D Sublicense Agreement, subject to subsection (c) below, all rights granted herein to Hyperion shall forthwith revert to Ucyclyd.
     (c) In the event the Brusilow License Agreement is terminated by Licensors due to a breach of the terms and conditions of this R&D Sublicense Agreement solely by Ucyclyd and not Hyperion, Hyperion shall become the “Licensee” under the Brusilow License Agreement; provided, however: (i) the scope of rights that may be exercised thereunder by Hyperion shall be limited to the scope of the license granted to Hyperion under this R&D Sublicense Agreement; and (ii) in the event Ucyclyd disputes the termination of the Brusilow License Agreement, the Brusilow License Agreement and this R&D Sublicense Agreement shall remain in effect until final resolution of the dispute upon written agreement of the Licensors and Ucyclyd or pursuant to a final, non-appealable order of a court of competent jurisdiction. If the dispute is resolved finally such that Ucyclyd is found to have breached the Brusilow License Agreement, then the sublicensee shall become the “Licensee” under the Brusilow License Agreement; provided, however: (i) the scope of rights that may be exercised thereunder by Hyperion shall be limited to the scope of the license granted to Hyperion under this R&D Sublicense Agreement. If the dispute is resolved finally such that Ucyclyd is found not to have breached the Brusilow License Agreement, then the Brusilow License Agreement and this R&D Sublicense Agreement shall remain in effect.
     (d) In the event that this R&D Sublicense Agreement is terminated due to a breach by Hyperion, in addition to any other rights that Ucyclyd may have under this R&D Sublicense Agreement or otherwise (i) all licenses granted hereunder shall terminate immediately, and (ii) any Licensed Know-How provided to Hyperion in written form shall be promptly returned to Ucyclyd or destroyed, at Ucyclyd’s option.
     (e) Article 5 (Miscellaneous) shall survive the expiration and non-renewal or any termination of this R&D Sublicense Agreement. Except as otherwise provided in this Section 3.3 (Rights on Termination), all rights and obligations of the Parties under this R&D Sublicense Agreement shall terminate upon the expiration or termination of this R&D Sublicense Agreement.
     3.4 Further Hyperion Agreement Upon Termination. In the event that Hyperion’s rights and licenses under this R&D Sublicense Agreement are terminated, then all rights and licenses granted by Hyperion under any sublicenses immediately and automatically terminate.
ARTICLE 4
INTELLECTUAL PROPERTY
     4.1 Pursuit and Maintenance of Patent Rights. Except as otherwise agreed in writing by the Parties, as between Hyperion and Ucyclyd, Ucyclyd shall have the right to file, prosecute and maintain Patent Rights anywhere in the world, and Hyperion shall reimburse Ucyclyd with respect to any costs and expenses incurred in connection with any and all of the foregoing. Ucyclyd shall consult with and keep Hyperion reasonably informed of its activities hereunder.
     4.2 Notice of Infringement. As between Ucyclyd and Hyperion, each Party shall promptly notify the other of any conflicting use of or any act of infringement or appropriation of any Patent Right by unauthorized Persons which comes to its attention; provided that Hyperion will not notify any Person other than Ucyclyd of the infringement of any Patent Rights without first obtaining the written consent of Ucyclyd.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     4.3 Enforcement and Defense.
     (a) Subject to the limitations described in this Section 4.3 (Enforcement and Defense), as between Ucyclyd and Hyperion, Ucyclyd shall have the sole right (but not the obligation) to engage in proceedings involving infringement or appropriation of any Patent Right and to name Hyperion as a Party in such proceedings. If Ucyclyd exercises its right under this subsection (a), then Ucyclyd shall, after consultation with Hyperion, have the right to take such steps as it deems necessary in order to terminate such infringement or appropriation, and may settle any dispute with any Person at any time regarding such infringements and appropriations.
     (b) If Ucyclyd does not take or continue any action to terminate such infringement or appropriation, then Hyperion shall have the right (but not the obligation) to engage in or continue any such proceedings; provided that Hyperion shall not have the right to settle, compromise or take any action in such litigation which diminishes, limits or inhibits the scope, validity or enforceability of the Patent Rights without the express written consent of Ucyclyd and Licensors.
     (c) If neither Ucyclyd nor Hyperion engage in or continue any such proceedings, then the Licensors shall have the rights set forth in Section 6.3(b) (Enforcement and Defense) of the Brusilow License Agreement.
     (d) Each Party agrees to cooperate with the other and the Licensors to the fullest extent possible with respect to any negotiations or proceedings under this Section 4.3 (Enforcement and Defense).
     (e) As between Ucyclyd and Hyperion, any recovery actually received by Ucyclyd shall belong solely to Ucyclyd. Any recovery actually received by Hyperion as a result of an action brought by Hyperion under this Section 4.3 (Enforcement and Defense), after deductions for actual costs and expenses incurred by Hyperion, shall be treated as Net Sales for purposes of any payments due under the Brusilow License Agreement or otherwise.
ARTICLE 5
MISCELLANEOUS
     5.1 Right to Audit. Ucyclyd shall have the right to audit the records of Hyperion **** after commercial sales of Licensed Product by Hyperion commence, and shall provide a copy of the auditor’s report to Licensors. Such audit shall be at the expense of Ucyclyd.
     5.2 Record Keeping. Hyperion shall keep complete, true and accurate books of account and records for the purpose of determining the amounts payable to Ucyclyd under this R&D Sublicense Agreement. Such books and records shall be kept at Hyperion’s principal place of business for at least **** following the end of the calendar quarter to which they pertain, and will be open for inspection by an independent public accountant not providing accounting services to Licensors, Ucyclyd, any of their respective Affiliates, or Hyperion, chosen by Licensors, and at the expense of Licensors, for the purpose of verifying for Licensors Hyperion’s written reports. Such inspection may be made no more than once each calendar year, during normal business hours and upon **** prior notice to Ucyclyd, and shall be promptly arranged by Ucyclyd with Hyperion upon receipt of such notice.
     5.3 Payment Obligations. Unless otherwise agreed by the Parties in writing, Hyperion agrees to pay Ucyclyd the amounts due under Section 3.2 (Milestone Fees) of the Brusilow Original

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement and Section 1(f) of the Brusilow Amendment, in each case no less than **** prior to the date such payments are due from Ucyclyd to the Licensors.
     5.4 Reporting. Hyperion agrees to provide Ucyclyd promptly the information required for Ucyclyd to fulfill its obligations under Section 14 of the Brusilow Amendment.
     5.5 Confidential Information. Hyperion agrees to comply with all of the terms and conditions of a Receiving Party under Article 7 (Confidentiality) of the Brusilow License Agreement as it relates to any Confidential Information (as defined in the Brusilow License Agreement) disclosed or provided to Hyperion.
     5.6 Adverse Experience Reporting. Hyperion shall provide Ucyclyd the information that Ucyclyd is required to provide under Section 11.10 (Adverse Experience Reporting) of the Brusilow License Agreement, and Ucyclyd shall promptly provide such information to the Licensors.
     5.7 Governing Law; Dispute Resolution. All matters affecting the interpretation, validity and performance of this R&D Sublicense Agreement as it relates to the Brusilow License Agreement or the relevant provisions under the Brusilow License Agreement, shall be governed by the internal laws of the State of Delaware, without regard for its conflict of law principles. To the extent that any dispute under the Brusilow License Agreement relates to the acts or omissions of Hyperion, Hyperion agrees to be joined to any proceedings pursuant to Section 11.14 (Dispute Resolution) of the Brusilow License Agreement. Hyperion also agrees to provide reasonable cooperation to Ucyclyd in connection with any dispute under the Brusilow License Agreement.
     5.8 Entire Agreement. The terms and conditions in this R&D Sublicense Agreement constitute the entire agreement between the Parties with respect to the grant of Patent Rights and Licensed Know-How for use in research and development of GT4P and shall supersede all previous communications between the Parties with respect to the subject matter hereof.
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     IN WITNESS WHEREOF, the Parties hereto have executed this R&D Sublicense Agreement to be executed by their duly authorized officers as of the Effective Date.

UCYCLYD PHARMA, INC.		HYPERION THERAPEUTICS, INC.

By:	/s/ Mark A. Prygocki, Sr.	By:	/s/ Chris Rivera

	Mark A. Prygocki, Sr.		Chris Rivera
	Vice President, Treasurer		President and Chief Executive Officer

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 4
BILL OF SALE
[DOCUMENT CONSISTING OF TWO (2) PAGES ATTACHED HERETO]

BILL OF SALE
     This Bill of Sale is made as of the Closing Date, by Hyperion Therapeutics, Inc., a Delaware corporation (“Hyperion”) and Ucyclyd Pharma, Inc., a Maryland corporation (“Ucyclyd”). Capitalized terms used but not defined in this Bill of Sale shall have the meanings given to them in the Collaboration Agreement (as defined below).
RECITALS
     WHEREAS, Hyperion and Ucyclyd have entered into that certain Collaboration Agreement, dated as of August [___], 2007 (the “Collaboration Agreement”), which provides for the sale of certain assets of Ucyclyd to Hyperion, for consideration in the amount and on the terms and conditions set forth in the Collaboration Agreement.
     WHEREAS, by this instrument Ucyclyd is vesting in Hyperion all right, title and interest in, to and under the Assets.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ucyclyd hereby sells, assigns, transfers, conveys and delivers to Hyperion all right, title and interest in, to and under the Assets.
     Nothing contained in this Bill of Sale is intended to provide any rights to Hyperion or Ucyclyd beyond those rights expressly provided to Hyperion and Ucyclyd in the Collaboration Agreement. Nothing contained in this Bill of Sale is intended to impose any obligations or liabilities on Hyperion or Ucyclyd beyond those obligations and liabilities expressly imposed on Hyperion or Ucyclyd in the Collaboration Agreement. Nothing contained in this Bill of Sale is intended to limit any of the rights or remedies available to Hyperion or Ucyclyd under the Collaboration Agreement.
     Nothing contained in this Bill of Sale shall be deemed to alter or amend the terms and provisions of the Collaboration Agreement, and in the event of any conflict between the terms and provisions of this Bill of Sale and the Collaboration Agreement, the terms and provisions of the Collaboration Agreement shall be deemed to govern and be controlling.
     Nothing contained in this Bill of Sale is intended to provide any right or remedy to any person or entity, other than Hyperion.
     This Bill of Sale shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Arizona (without giving effect to principles of conflicts of laws).
[Signature page follows]

     IN WITNESS WHEREOF, Ucyclyd has caused this Bill of Sale to be executed and delivered as of the date first written above.

Hyperion Therapeutics, Inc.

By

Name

Title

Ucyclyd Pharma, Inc.

By

Name

Title

EXHIBIT 5
TECHNOLOGY ASSIGNMENT AGREEMENT
[DOCUMENT CONSISTING OF FOUR (4) PAGES ATTACHED HERETO]

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNOLOGY ASSIGNMENT AGREEMENT
     THIS TECHNOLOGY ASSIGNMENT AGREEMENT (“Assignment”) is entered into as of the Closing Date by and between UCYCLYD PHARMA, INC., a Maryland corporation with its principal place of business at 8125 North Hayden Road, Scottsdale, AZ 85258-2463 (hereinafter referred to as “Ucyclyd”), and HYPERION THERAPEUTICS, INC., a Delaware corporation, with its principal place of business at 847 Sansome Street, 3rd Floor, San Francisco, CA 94111 (hereinafter referred to as “Hyperion”). Ucyclyd and Hyperion are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, Ucyclyd and Hyperion are party to that certain Collaboration Agreement, dated                     , 2007 (“Agreement”); and
     WHEREAS, Ucyclyd desires to transfer and assign to Hyperion the Product Technology and Developed Technology (as defined in the Agreement).
     NOW, THEREFORE, in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and among the Parties as follows:
1. Interpretation. Capitalized terms used herein shall have the meaning ascribed to each of them below or within the body of this Assignment, or if not defined herein or therein, shall have the meaning ascribed to them in the Agreement.
2. Assignment. For the good and valuable consideration of **** Dollars ($****), to it in hand paid by Hyperion, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Ucyclyd, Ucyclyd does hereby sell, assign, transfer and convey to Hyperion all of Ucyclyd’s right, title and interest in, to and under the Product Technology and Developed Technology including the Product Patents and Developed Patents set forth on Attachment 1, together with all past, present, or future claims arising out of any infringement thereof, and all rights to claim priority on the basis of the Product Technology and Developed Technology which may hereafter be filed for these or the inventions covered thereby in any foreign country and all letters patent which may be granted on these or the inventions covered thereby in any foreign country, and all divisionals, continuations-in-part (if any), continuations thereof (if any), extensions, refiles, renewals, substitutions, reexaminations and reissues thereof, all such rights to be held and enjoyed by Hyperion, for its own use and benefit and for the use and benefit of its successors, assigns or other legal representatives as fully and entirely as the same would have been held and enjoyed by Ucyclyd if this Assignment had not been made.
3. No Other Assignments. Hyperion does hereby assume all obligations with respect to the Product Technology and Developed Technology including Product Patents and Developed Patents on and following the Closing Date. Except for the foregoing, the rights specifically assigned herein and those obligations assumed under the Agreement, Hyperion does not assume hereunder any other liabilities or obligations of Ucyclyd. Nothing contained herein shall be construed to limit, modify, expand or amend the rights and obligations of Ucyclyd or Hyperion under the Agreement.
4. Representation. Each of the Parties hereto hereby represents and warrants that it has full power and authority to enter into this Assignment.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5. Governing Law. This Assignment shall be governed by and construed and enforced in accordance with the substantive laws of the State of Arizona without giving effect to principles of conflict of law thereof.
6. Waivers and Amendments. This Assignment may be amended, modified or supplemented, and any terms hereof may be waived, only by a written instrument executed by the Parties hereto.
7. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement. Execution hereof may also be made by facsimile transmission.
8. Headings. The headings of the sections and the subsections of this Assignment are inserted for convenience of reference only and shall not constitute a part hereof.
9. Miscellaneous. The Parties agree, on behalf of themselves and their successors and assigns, both before and after the Closing, to duly execute and deliver, or to cause to be executed and delivered, all such further documents, acts, transfers, assignments, novations, and conveyances, powers of attorney, and assurances, as the other party may reasonably request to prepare, execute and deliver such further instruments of conveyance, sale, assignment or transfer, and to take or cause to be taken such further action, as reasonably required in order to consummate the transactions contemplated herein.
10. Entire Agreement. Each Party acknowledges that this Assignment constitutes the entire agreement of the parties with respect to the subject matter of this Assignment.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     IN TESTIMONY WHEREOF, each party has executed this Assignment by its proper officers thereunto duly authorized.

UCYCLYD PHARMA, INC.

Name:

Title:

Date:

State of	)

	)	ss.
County of	)

On this                                          day of                                          , 200___before me personally appeared the foregoing individual, who executed the foregoing instrument and who acknowledged to me that he/she executed the same of his/her own free will for the purposes therein set forth.

Notary Public,

(seal)	County, State of

My Commission Expires:

HYPERION THERAPEUTICS, INC.

Name:

Title:

Date:

State of	)

	)	ss.
County of	)

On this                      day of                     , 200___before me personally appeared the foregoing individual, who executed the foregoing instrument and who acknowledged to me that he/she executed the same of his/her own free will for the purposes therein set forth.

Notary Public,

(seal)	County, State of

My Commission Expires:

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 1
PRODUCT PATENTS AND DEVELOPED PATENTS
[TO BE DEVELOPED AT CLOSING]

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 6
ASSIGNMENT AND ASSUMPTION AGREEMENT
[DOCUMENT CONSISTING OF FOUR (4) PAGES ATTACHED HERETO]

ASSIGNMENT AND ASSUMPTION AGREEMENT
     This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made and entered into as of the Closing Date by and between UCYCLYD PHARMA, INC., a Maryland corporation with its principal place of business at 8125 North Hayden Road, Scottsdale, AZ 85258-2463 (hereinafter referred to as “Assignor”) and HYPERION THERAPEUTICS, INC., a Delaware corporation, with its principal place of business at 847 Sansome Street, 3rd Floor, San Francisco, CA 94111 (hereinafter referred to as “Assignee”).
RECITALS
     WHEREAS, Assignor and Assignee are parties to that certain Collaboration Agreement, dated                     , 2007 (“Agreement”); and
     WHEREAS, pursuant to and as defined in the Agreement, upon the Closing Date, Assignor desires to assign, transfer, convey and deliver to Assignee, and Assignee desires to assume from Assignor, the agreements set forth as Attachment 1 to this Assignment (“Assigned Agreements”).
     NOW, THEREFORE, in consideration of the foregoing premises, the covenants and agreements contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Interpretation. Capitalized terms used herein shall have the meaning ascribed to each of them below or within the body of this Assignment, or if not defined herein or therein, shall have the meaning ascribed to them in the Agreement.
2. Assignment of Assumed Contracts. Assignor hereby assigns, transfers and sets over to Assignee all of its rights, title, interest and benefits in, to and under the Assigned Agreements from and after the date hereof.
3. Assumption of Assigned Contracts. Assignee hereby assumes and agrees with Assignor to discharge when due all obligations and liabilities of Assignor to be paid or performed solely after the date hereof which accrue under the Assigned Agreements from and after the date hereof.
4. No Other Liabilities or Obligations Assumed. Except for the liabilities and obligations specifically assumed herein or in the Agreement, Assignee does not assume hereunder any other liabilities or obligations of Assignor. Nothing contained herein shall be construed to limit, modify, expand or amend the rights and obligations of Assignor or Assignee under the Agreement.
5. Representation. Each of the parties hereto hereby represents and warrants that it has full power and authority to enter into this Assignment.
6. Governing Law. This Assignment shall be governed by and construed and enforced in accordance with the substantive laws of the State of Arizona without giving effect to principles of conflict of law thereof.
7. Waivers and Amendments. This Assignment may be amended, modified or supplemented, and any terms hereof may be waived, only by a written instrument executed by the parties hereto.

8. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement. Execution hereof may also be made by facsimile transmission.
9. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.
10. Headings. The headings of the sections and the subsections of this Assignment are inserted for convenience of reference only and shall not constitute a part hereof.
11. Consents. To the extent that the assignment of any right or agreement to Assignee hereunder requires the consent of any other party and such consent is not obtained, this Assignment shall not constitute or be deemed an assignment thereof if an attempted assignment thereof without such consent would constitute a breach thereof or create in any party a right to cancel, terminate or accelerate any provisions of such agreement. In such case, Assignor will cooperate with Assignee in any reasonable arrangement requested by Assignee to enable performance of such right or agreement and to provide to Assignee the benefit of Assignor’s rights under such rights or agreement and Assignee will undertake to satisfy or perform any corresponding liabilities for the enjoyment of such benefits to the extent Assignee would have been responsible therefor hereunder if such consent or approval had been obtained.
12. Recitals. The recitals set forth above are incorporated into and made part of this Assignment.
13. Miscellaneous. The parties agree, on behalf of themselves and their successors and assigns, both before and after the Closing, to duly execute and deliver, or to cause to be executed and delivered, all such further documents, acts, transfers, assignments, novations, and conveyances, powers of attorney, and assurances, as the other party may reasonably request to prepare, execute and deliver such further instruments of conveyance, sale, assignment or transfer, and to take or cause to be taken such further action, as reasonably required in order to consummate the transactions contemplated herein.
14. Entire Agreement. Each party acknowledges that this Assignment constitutes the entire agreement of the parties with respect to the subject matter of this Assignment.

     IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR:

UCYCLD PHARMA, INC.,
a Maryland corporation,

By:

Name:
Title:

ASSIGNEE:

HYPERION THERAPEUTICS, INC.,
a Delaware corporation

By:

Name:
Title:

ATTACHMENT 1
ASSIGNED AGREEMENTS
[TO BE PREPARED PRIOR TO CLOSING
IN ACCORDANCE WITH SECTION 3.3.2 (CLOSING)]

EXHIBIT 7
LICENSED MARKS ASSIGNMENT
[DOCUMENT CONSISTING OF FOUR (4) PAGES ATTACHED HERETO]

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSED MARKS ASSIGNMENT
     This LICENSED MARKS ASSIGNMENT (“Assignment”) is made and entered into as of the Closing Date by and between UCYCLYD PHARMA, INC., a Maryland corporation with its principal place of business at 8125 North Hayden Road, Scottsdale, AZ 85258-2463 (hereinafter referred to as “Assignor”) and HYPERION THERAPEUTICS, INC., a Delaware corporation, with its principal place of business at 847 Sansome Street, 3rd Floor, San Francisco, CA 94111 (hereinafter referred to as “Assignee”).
     WHEREAS, Assignor and Assignee are parties to that certain Collaboration Agreement, dated                     , 2007 (“Agreement”);
     WHEREAS, Assignor is the owner of the trademark(s) and trademark applications identified on Attachment 1 (collectively, the “Licensed Marks”); and
     WHEREAS, upon the Closing Date, pursuant to and defined in the Agreement, the Assignee desires to obtain such Licensed Marks, and Assignor desires to assign and transfer all rights, title and interest in, to and under together with the associated goodwill to Assignee.
     NOW, THEREFORE, the parties hereby agree as follows:
1. Interpretation. Capitalized terms used herein shall have the meaning ascribed to each of them below or within the body of this Assignment, or if not defined herein or therein, shall have the meaning ascribed to them in the Agreement.
2. Assignment. For the sum of **** U.S. ($****) to be paid to Assignor by Assignee, and other good, valuable and legally sufficient consideration as set forth in this Assignment and the Agreement, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby sell, assign, transfer and convey to the Assignee all of Assignor’s right, title and interest in, to and under the Licensed Marks and all related registrations, together with the goodwill of the business symbolized by the Licensed Marks, together with all rights and privileges granted and secured by the Licensed Marks, including, without limitation, the right to sue and recover for any past, present or future infringement, such rights to be held and enjoyed by the Assignee, for its own use and benefit and for the use and benefit of its successors, assigns or other legal representatives as fully and entirely as the same would have been held and enjoyed by said Assignor if this Assignment had not been made.
3. No Other Assignments. Except for the rights specifically assigned herein or in the Agreement, Assignee does not assume hereunder any other liabilities or obligations of Assignor. Nothing contained herein shall be construed to limit, modify, expand or amend the rights and obligations of Assignor or Assignee under the Agreement.
4. Representation. Each of the parties hereto hereby represents and warrants that it has full power and authority to enter into this Assignment.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5. Governing Law. This Assignment shall be governed by and construed and enforced in accordance with the substantive laws of the State of Arizona without giving effect to principles of conflict of law thereof.
6. Waivers and Amendments. This Assignment may be amended, modified or supplemented, and any terms hereof may be waived, only by a written instrument executed by the parties hereto.
7. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement. Execution hereof may also be made by facsimile transmission.
8. Headings. The headings of the sections and the subsections of this Assignment are inserted for convenience of reference only and shall not constitute a part hereof.
9. Miscellaneous. The parties agree, on behalf of themselves and their successors and assigns, both before and after the Closing, to duly execute and deliver, or to cause to be executed and delivered, all such further documents, acts, transfers, assignments, novations, and conveyances, powers of attorney, and assurances, as the other party may reasonably request to prepare, execute and deliver such further instruments of conveyance, sale, assignment or transfer, and to take or cause to be taken such further action, as reasonably required in order to consummate the transactions contemplated herein.
10. Entire Agreement. Each party acknowledges that this Assignment constitutes the entire agreement of the parties with respect to the subject matter of this Assignment.

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     IN TESTIMONY WHEREOF, each party has executed this Assignment by its proper officers thereunto duly authorized.

ASSIGNOR:

UCYCLD PHARMA, INC.,
a Maryland corporation

By:

Name:

Title:

Date:

State of	)

	)	ss.
County of	)

On this                      day of                     , 200___before me personally appeared the foregoing individual, who executed the foregoing instrument and who acknowledged to me that he/she executed the same of his/her own free will for the purposes therein set forth.

Notary Public,

(seal)	County, State of

My Commission Expires:

ASSIGNEE:

HYPERION THERAPEUTICS, INC.,
a Delaware corporation

By:

Name:

Title:

State of	)

	)	ss.
County of	)

On this ___day of ___, 200___before me personally appeared the foregoing individual, who executed the foregoing instrument and who acknowledged to me that he/she executed the same of his/her own free will for the purposes therein set forth.

Notary Public,

(seal)	County, State of

My Commission Expires:

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 1
LICENSED MARKS
[TO BE PREPARED PRIOR TO EXPIRATION OF TERM
IN ACCORDANCE WITH SECTION 8.3.2 (ON AND FOLLOWING THE TERM)]

****	Certain confidential information contained in this document, marked with four asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.